Exhibit 2.1

FIRST AMENDMENT AND RESTATEMENT OF
CONTRIBUTION AND UNIT PURCHASE AGREEMENT

by and among

the parties named herein,

Dated as of September 23, 2005

i

v

LIST OF SCHEDULES AND EXHIBITS

Sellers Disclose Schedules

Oaktree Disclosure Schedules

Schedule 6.12 – Closing Conditions – Third Party Consents

Exhibits

Exhibit A	-	Form of Loan Agreement
Exhibit B	-	Form of Mendenhall Purchase Agreement
Exhibit C	-	NP Land Assets and Liabilities
Exhibit D	-	Form of Schiff Redemption Agreement
Exhibit E	-	Form of Company Amended Operating Agreement
Exhibit F	-	Term Sheet for NP Land Amended Operating Agreement
Exhibit G	-	Acquired Assets and Assumed Liabilities
Exhibit H	-	Schedule of Preferred Units at the Second Closing but after the Preferred Unit Exchange
Exhibit I	-	Schedule of NP Land Units at the Second Closing but after the Oaktree Land Exchange
Exhibit J	-	Form of Omnibus Management Agreement
Exhibit K	-	Mexican Gaming Opportunities Term Sheet

FIRST AMENDMENT AND RESTATEMENT OF
CONTRIBUTION AND UNIT PURCHASE AGREEMENT

This FIRST AMENDMENT AND RESTATEMENT OF CONTRIBUTION AND UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of September 23, 2005 (the “Execution Date”), is entered into by and among William J. Paulos (“Paulos”), William C. Wortman (“Wortman”), Millennium Gaming, Inc., a Nevada corporation (“Millennium”), Cannery Casino Resorts, LLC, a Nevada limited liability company (the “Company”), MGIM, LLC, a Nevada limited liability company (“MGIM”), WCW Landco, LLC, a Nevada limited liability company (“WCW”), NP Land, LLC, a Nevada limited liability company (“NP Land”), OCM InvestCo, LLC, a Nevada limited liability company (“Oaktree”), OCM AcquisitionCo, LLC, a Nevada limited liability company (“AcquisitionCo”), and OCM LandCo, LLC, a Delaware limited liability company (“LandCo”), and amends and restates in its entirety that certain Contribution and Unit Purchase Agreement, dated as of May 10, 2005, by and among the aforementioned parties (other than LandCo). Capitalized terms used herein and not otherwise defined have the meanings set forth in Article XII.

R E C I T A L S

Initial Structure

A.                                   Millennium owns 66 2/3% of the total number of membership units of the Company issued and outstanding and Mendenhall, LLC, a Nevada limited liability company (“Mendenhall”), owns 33 1/3% of the total number of membership units of the Company issued and outstanding.

B.                                     Millennium owns 98% of the total number of membership units of MGIM issued and outstanding and each of Paulos and Wortman own 1% of the total number of membership units of MGIM issued and outstanding.

1A Closing Transactions

C.                                     At the 1A Closing, pursuant to the NP Land Contribution Agreement, Nevada Palace, Inc., a Nevada corporation (“Nevada Palace”), desires to contribute to NP Land those assets of Nevada Palace listed on Exhibit C attached hereto, in exchange for NP Land (1) assuming those liabilities of Nevada Palace listed on Exhibit C attached hereto and (2) issuing to Nevada Palace 100% of the total number of membership units of NP Land issued and outstanding (the “NP Land Contribution”), and in connection therewith, Nevada Palace and NP Land will enter into the Nevada Palace Fixed Rent Lease.

D.                                    Wortman owns 100% of the total number of membership units of WCW issued and outstanding and, subject to the terms and conditions hereof, LandCo desires to loan to WCW, at the 1A Closing, the principal amount of $4,282,454 (the “Wortman Loan”) evidenced by a promissory note in a form reasonably satisfactory to WCW and the Oaktree Parties (the “Wortman Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to WCW and the Oaktree Parties) and including a cross-default with all of the other NP Loan Agreements (the “Wortman Loan Agreement”). The Wortman Loan will be used by WCW at the 1A Closing solely to fund the acquisition by WCW from Nevada Palace of 33 1/3% of the total number of membership units in NP Land issued and outstanding (such purchase, the “NP Land Purchase” and such units, the “Wortman NP Land Units”).

E.                                      Subject to the terms and conditions hereof, Oaktree desires to loan to Esquire Ltd., Inc., a Nevada corporation (“Esquire”), at the 1A Closing, the principal amount of $7,607,245 (the “Esquire Loan”) evidenced by a promissory note in a form reasonably satisfactory to Esquire and the Oaktree Parties (the “Esquire Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to Esquire and the Oaktree Parties) and including a cross-default with all of the other NP Loan Agreements (the “Esquire Loan Agreement”). The Esquire Loan will be used by Esquire at the 1A Closing solely for the following purposes:

1.                                       An amount equal to $2,341,964 less the amount of any Back Rent Payment will be lent to Nevada Palace by Esquire at the 1A Closing (the “Nevada Palace Intercompany Loan”), pursuant to a loan agreement (the “Nevada Palace Intercompany Loan Agreement”) and evidenced by a promissory note (the “Nevada Palace Intercompany Note”), in each case in a form reasonably satisfactory to the Nevada Palace Acquired Companies and the Oaktree Parties, which Nevada Palace Intercompany Loan will be used by Nevada Palace solely for the purposes set forth in Recital F.

2.                                       An amount equal to $5,265,281 will be used by Esquire at the 1A Closing solely (a) to fund the redemption by Esquire of all of Schiff’s 60% ownership interest in Esquire (in consideration for, and in full satisfaction of, the items set forth on Schedule 2.2 of the Schiff Redemption Agreement) and (b) to pay in full all amounts outstanding under loans made by Schiff to Esquire, at which time such loans will be canceled ((a) and (b) collectively, the “Schiff Esquire Redemption and Payoff”), which redemption and payoff will be pursuant to a redemption agreement in the form attached hereto as Exhibit D, with such changes in material terms (including price, term, material representations and warranties, material covenants and conditions) as the Oaktree Parties may agree (the “Schiff Redemption Agreement”); provided, however, that for the avoidance of doubt, should any additional amount be owed to Schiff in connection with the Schiff Esquire Redemption and Payoff, such amount, if in excess of $5,265,281, will not be required to be funded by any Oaktree Party.

F.                                      Subject to the terms and conditions hereof, Oaktree desires to loan to Nevada Palace, at the 1A Closing, the principal amount of $3 million (the “Nevada Palace Oaktree Loan”) evidenced by a promissory note in a form reasonably satisfactory to Nevada Palace and the Oaktree Parties (the “Nevada Palace Oaktree Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to Nevada Palace and the Oaktree Parties) and including a cross-default with all of the other NP Loan Agreements (the “Nevada Palace Oaktree Loan Agreement”). The Nevada Palace Oaktree Loan will be combined by Nevada Palace with the $4,282,454 paid to Nevada Palace by WCW in the NP Land Purchase and the sum paid to Nevada Palace by Esquire in connection with the Back Rent Payment and lent to Nevada Palace by Esquire pursuant to the Nevada Palace Intercompany Loan (the aggregate amount of such Back Rent Payment and Nevada Palace Intercompany Loan equal to $2,341,964) and will be used by Nevada Palace at the 1A Closing solely (1) to redeem all of Schiff’s 60% ownership interest in Nevada Palace (in consideration for, and in full satisfaction of, the items set forth on Schedule 2.2 of the Schiff Redemption Agreement) and (2) to pay in full all amounts outstanding under loans made by Schiff to Nevada Palace, at which time such loans will be canceled ((1) and (2) collectively, the “Schiff NP Redemption and Payoff”), which redemption and payoff will be pursuant to the Schiff Redemption Agreement; provided, however, that for the avoidance of doubt, should any additional amount be owed to Schiff in connection with the Schiff NP Redemption and Payoff, such amount, if in excess of $9,624,418, will not be required to be funded by any Oaktree Party.

1B Closing Transactions

G.                                     Subject to the terms and conditions hereof, AcquisitionCo desires to loan to MGIM, at the 1B Closing, the principal amount of $64 million (the “Mendenhall A Loan”) evidenced by a promissory note in a form reasonably satisfactory to MGIM and the Oaktree Parties (the “Mendenhall I Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to MGIM and the Oaktree Parties) and including a cross-default with the Mendenhall B Loan Agreement (the “Mendenhall A Loan Agreement”), and Oaktree desires to loan to MGIM, at the 1B Closing, the principal amount of up to $6 million (the “Mendenhall B Loan”) evidenced by a promissory note in a form reasonably satisfactory to MGIM and the Oaktree Parties (the “Mendenhall II Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to MGIM and the Oaktree Parties) and including a cross-default with the Mendenhall A Loan Agreement (the “Mendenhall B Loan Agreement”). The Mendenhall A Loan and the Mendenhall B Loan (together, the “Mendenhall Loans”) will be used by MGIM at the 1B Closing solely to fund the purchase by MGIM of all of Mendenhall’s membership units in the Company (such purchase, the “Mendenhall Purchase” and such units, the “Mendenhall Units”), pursuant to a purchase agreement in the form attached hereto as Exhibit B, with such changes in material terms (including price, term, material representations and warranties, material covenants and conditions) as the Oaktree Parties may agree (the “Mendenhall Purchase Agreement”).

Second Closing Transactions

H.                                    At the Second Closing, subject to the terms and conditions hereof, Nevada Palace, which will be owned 100% by Wortman, desires to assign the Nevada Palace Oaktree Loan Agreement and the Nevada Palace Oaktree Note downstream to NP Land, which will be owned 100% by Wortman through his 100% ownership of each of Nevada Palace and WCW, and NP Land will assume all of the obligations of Nevada Palace under the Nevada Palace Oaktree Loan Agreement and the Nevada Palace Oaktree Note, including the obligation to pay all amounts outstanding thereunder (the “Nevada Palace Oaktree Loan Assignment and Assumption”), pursuant to an assignment and assumption agreement in a form reasonably satisfactory to Nevada Palace, NP Land and the Oaktree Parties (the “Nevada Palace Oaktree Loan Assignment and Assumption Agreement”).

I.                                         At the Second Closing, as payment in full for the Mendenhall A Loan, MGIM desires to exchange the Mendenhall I Note for all of the Mendenhall Units by transferring such Mendenhall Units to AcquisitionCo (the “Mendenhall Exchange”), at which time the Mendenhall I Note will be canceled, the Mendenhall A Loan Agreement will terminate and MGIM will cease to have any interest in the Company.

J.                                        At the Second Closing but immediately after the Mendenhall Exchange, Millennium and AcquisitionCo desire to exchange all of their respective membership units in the Company for Preferred Units (the “Preferred Unit Exchange”) and to enter into an amended and restated operating agreement of the Company, in the form attached hereto as Exhibit E, with such changes as Millennium and AcquisitionCo may mutually agree in writing (the “Company Amended Operating Agreement”).

K.                                    At the Second Closing but immediately after the Preferred Unit Exchange, Millennium and AcquisitionCo will own 66 2/3% and 33 1/3% of the total number of Preferred Units issued and outstanding, respectively.

L.                                      At the Second Closing, as payment in full for the Wortman Loan, WCW desires to exchange the Wortman Note for all of the Wortman NP Land Units by transferring such Wortman NP Land Units to LandCo (the “Oaktree Land Exchange”), at which time the Wortman Note will be canceled, the Wortman Loan Agreement will terminate and WCW will cease to have any interest in NP Land.

M.                                 At the Second Closing but immediately after the Oaktree Land Exchange, Nevada Palace and LandCo own 66 2/3% and 33 1/3% of the total number of membership units in NP Land issued and outstanding, respectively, and will enter into an amended and restated operating agreement of NP Land, containing the terms set forth in the term sheet attached hereto as Exhibit F and such other terms as Nevada Palace and LandCo may mutually agree in writing (the “NP Land Amended Operating Agreement”).

N.                                    At the Second Closing, subject to the terms and conditions hereof, Nevada Palace, which will be owned 100% by Wortman, desires to transfer to Esquire, which will also be owned 100% by Wortman, all of its right, title and interest in, to and under the Schiff Lease-Option Agreement (the “Schiff Lease Option Assignment”), pursuant to an assignment agreement in a form reasonably satisfactory to Nevada Palace, Esquire and the Oaktree Parties (the “Schiff Lease Option Assignment Agreement”), it being understood that it is the intent of the parties hereto that (1) the Schiff Lease Option be exercised prior to its expiration, (2) the exercise price for the Schiff Lease Option be financed with funds borrowed from the Company, and (3) the Schiff Property, if purchased by Nevada Palace, and any obligation for borrowed money due to the Company arising from the Company’s financing of the exercise of the Schiff Lease Option, be transferred to Esquire at the Second Closing.

O.                                    At the Second Closing but after the Schiff Lease Option Assignment, subject to the terms and conditions hereof, Millennium desires to purchase from Esquire those assets of Esquire listed on Exhibit G attached hereto (and, if applicable, the Schiff Property), subject to substitution or replacement of such assets in the Ordinary Course of Business as set forth to the reasonable satisfaction of the Selling Parties and the Oaktree Parties in the Esquire Purchase Agreement (the “Acquired Assets”), in exchange for Millennium assuming (1) those liabilities of Esquire listed on Exhibit G attached hereto (and, if applicable, any obligation for borrowed money due to the Company arising from the Company’s financing of the exercise of the Schiff Lease Option) and any other liabilities of Esquire incurred in the Ordinary Course of Business in connection with any repair, replacement or substitution of the Acquired Assets in the Ordinary Course of Business, to the extent permitted by Section 6.1, as set forth to the reasonable satisfaction of the Selling Parties and the Oaktree Parties in the Esquire Purchase Agreement (the “Assumed Liabilities”), and (2) the Esquire Note, subject to the Esquire Loan Agreement (such transaction, the “Esquire Purchase”). The Esquire Purchase will be subject to a purchase agreement (the “Esquire Purchase Agreement”) and an assignment and assumption agreement (the “Esquire Assignment and Assumption Agreement”), each in a form reasonably satisfactory to Millennium, Esquire and the Oaktree Parties.

P.                                      At the Second Closing but immediately after the Esquire Purchase, the Company desires to purchase all of the Acquired Assets, in exchange for the Company (1) assuming all of the Assumed Liabilities, and (2) paying to Millennium, subject to the refinancing of the Company on or prior to the Second Closing or lender consent, cash in an amount equal to $7,607,245 (the “Company Esquire Purchase Price”) plus the amount of accrued interest on the Esquire Note (the “Company Esquire Interest Payment” and together with the Company Esquire Purchase Price, the “Aggregate Company Esquire Cash Payment”) (such transaction, the “Company Esquire Purchase”). The Company Esquire Purchase will be subject to a purchase agreement (the “Company Esquire Purchase Agreement”) and an assignment and assumption agreement (the “Company Esquire Assignment and Assumption Agreement”), each in a form reasonably satisfactory to Millennium, the Company and the Oaktree Parties. If the refinancing of the Company does not occur on or prior to the Second Closing or lender consent is not obtained, then the Company will make the Company Esquire Interest Payment on the Second Closing Date but will substitute the cash payment for the Company Esquire Purchase Price with a promissory note in the principal amount of the Company Esquire Purchase Price, in a form reasonably satisfactory to Millennium, the Company and the Oaktree Parties and containing the same maturity date, interest rate and interest payment dates as set forth in the Esquire Note (the “Company Esquire Purchase Note”), which

Company Esquire Purchase Note the Company will deliver to Millennium on the Second Closing Date.

Q.                                    At the Second Closing but immediately after the Company Esquire Purchase, pursuant to the Nevada LLC Operating Agreement, the Company desires to contribute to Nevada, LLC, a Nevada limited liability company to be formed prior to the Second Closing solely to effectuate the Contemplated Transactions (“Nevada LLC”), all of the Acquired Assets, in exchange for Nevada LLC (1) assuming all of the Assumed Liabilities and (2) issuing to the Company 100% of the total number of membership units in Nevada LLC issued and outstanding (the “Nevada LLC Contribution”).

R.                                     At the Second Closing but immediately after the Oaktree Land Exchange and the Nevada LLC Contribution, NP Land and Nevada LLC will enter the Nevada Palace Lease.

S.                                      Subject to the refinancing of the Company on or prior to the Second Closing or lender consent, at the Second Closing, in connection with the execution and delivery of the Nevada Palace Lease, the Company will pay the security deposit under the Nevada Palace Lease on behalf of Nevada LLC in the amount of the NP Land Security Deposit Amount (the “NP Land Security Deposit”).

T.                                     If the NP Land Security Deposit is not paid by the Company at the Second Closing in accordance with Recital S, then subject to the terms and conditions hereof, at the Second Closing, Oaktree will loan to the Company the principal amount of $3 million (the “Company Oaktree Loan”) evidenced by a promissory note in a form reasonably acceptable to the Company and the Oaktree Parties (the “Company Oaktree Note”), subject to a loan agreement substantially in the form attached hereto as Exhibit A with such changes as are necessary to take into account the circumstances of the borrower thereunder (which changes will be reasonably satisfactory to the Company and the Oaktree Parties) (the “Company Oaktree Loan Agreement”). The Company will combine the proceeds of the Company Oaktree Loan with an amount of cash equal to the NP Land Margin Payment solely to pay the NP Land Security Deposit to NP Land at the Second Closing.

U.                                    At the Second Closing but after the making of the NP Land Security Deposit, NP Land will pay to Oaktree cash in the amount of the NP Land Security Deposit Amount as payment in full for the Nevada Palace Oaktree Loan (the “Nevada Palace Oaktree Loan Payoff”), at which time the Nevada Palace Oaktree Note will be canceled and the Nevada Palace Oaktree Loan Agreement will terminate.

V.                                     To the extent the Company pays the Aggregate Company Esquire Cash Payment to Millennium at the Second Closing, then at the Second Closing but after the Company Esquire Purchase, Millennium will pay to Oaktree cash in the amount of the Aggregate Company Esquire Cash Payment as payment in full of all amounts outstanding under the Esquire Loan (the “Esquire Second Closing Payoff”), at which time the Esquire Note will be canceled and the Esquire Loan Agreement will terminate. To the extent the Company pays only the Company Esquire Interest Payment to Millennium at the Second

Closing, then Millennium will pay to Oaktree cash in the amount of the Company Esquire Interest Payment as payment of all accrued interest on the Esquire Loan as of the Second Closing Date.

Second Closing to Post-Second Closing Transactions

W.                                At the Second Closing, or at any time thereafter prior to the Eighteen Month Anniversary, subject to the refinancing of the Company or lender consent, the Company will make a cash distribution to Millennium in the amount of the Distribution Base (the “Millennium Distribution”).

X.                                    Immediately following the making of the Millennium Distribution, Millennium will contribute to MGIM cash in the amount of the Millennium Distribution (the “Millennium Contribution”), which MGIM will immediately thereafter pay to Oaktree as payment in full of all amounts outstanding under the Mendenhall B Loan (the “Mendenhall II Payment”), at which time the Mendenhall II Note will be canceled and the Mendenhall B Loan Agreement will terminate.

Y.                                     If the Esquire Second Closing Payoff does not occur at the Second Closing, then at any time after the Second Closing but prior to the Eighteen Month Anniversary, subject to the refinancing of the Company or lender consent, the Company will make a cash payment to Millennium in the amount of the principal and all accrued but unpaid interest on the Company Esquire Purchase Note and pay in full all amounts outstanding under the Company Esquire Purchase Note (the “Company Esquire Purchase Note Payoff”), at which time the Company Esquire Purchase Note will be canceled. Immediately thereafter, Millennium will pay to Oaktree cash in the amount of the Company Esquire Purchase Note Payoff as payment in full for all amounts outstanding under the Esquire Loan (the “Esquire Post-Closing Payoff”), at which time the Esquire Note will be canceled and the Esquire Loan Agreement will terminate.

Z.                                     If the Company Oaktree Loan is made at the Second Closing, then at any time after the Second Closing but prior to the Eighteen Month Anniversary, subject to refinancing of the Company or lender consent, the Company will pay to Oaktree cash in the amount of the principal and all accrued but unpaid interest on the Company Oaktree Note and pay in full all obligations under the Company Oaktree Loan Agreement (the “Company Oaktree Post-Closing Payoff”), at which time the Company Oaktree Note will be canceled and the Company Loan Agreement will terminate.

Eighteen Month Anniversary Transactions

AA.                         If the Mendenhall II Payment, the Esquire Post-Closing Payoff or the Company Oaktree Post-Closing Payoff are not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, subject to the terms and conditions hereof, Oaktree may designate AcquisitionCo as a third-party beneficiary under the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, or may contribute the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, downstream to AcqusitionCo, and assign to AcquisitionCo all of its right, title and interest in, to and under the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, and in each case, AcquisitionCo will become a party to the applicable Loan Agreements and Security Documents related thereto (if any), with all rights of Oaktree thereunder (including the right to declare an event of default and foreclose on security) (the “Post-Second Closing Oaktree Designation and Assignment”). Such designation or assignment and accession will be subject to an agreement in a form reasonably satisfactory to the Selling Parties and the Oaktree Parties (the “Oaktree Accession Agreement”).

BB.                             If the Esquire Post-Closing Payoff is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, as payment in full for all amounts outstanding under the Company Esquire Purchase Note, the Company desires to exchange the Company Esquire Purchase Note for such number of Preferred Units in the Company equal to the Millennium Margin Number by transferring such Preferred Units to Millennium (the “Company Unit Exchange”), at which time the Esquire Note will be canceled. Immediately thereafter, Millennium will transfer such Preferred Units to AcquisitionCo as payment in full for all amounts outstanding under the Esquire Loan (the “Millennium Unit Exchange”), at which time the Esquire Note will be canceled and the Esquire Loan Agreement will terminate.

CC.                             If the Company Oaktree Post-Closing Payoff is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, as payment in full for all amounts outstanding under the Company Oaktree Loan, the Company desires to exchange the Company Oaktree Note for such number of Preferred Units in the Company equal to the Company Oaktree Margin Number by transferring such Preferred Units to AcquisitionCo (the “Company Oaktree Unit Exchange”), at which time the Company Oaktree Note will be canceled and the Company Oaktree Loan Agreement will terminate.

DD.                           If the Mendenhall II Payment is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, the Mendenhall B Loan will be immediately due and payable and, if not paid, AcquisitionCo will have the right to foreclose on Preferred Units of the Company pursuant to a guarantee and pledge from the Company.

Other

EE.                               In the event the redevelopment and construction of an expanded casino operation for Nevada Palace is scheduled to occur prior to the Second Closing, then the parties hereto agree to act in good faith to take into account such redevelopment and construction in their existing agreements (including this Agreement).

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
1A CLOSING AND 1B CLOSING TRANSACTIONS

Upon the terms and subject to the conditions set forth in this Agreement (including the conditions set forth in Section 5.1(a) and Section 5.2(a)):

Section 1.1                                      NP Land Contribution, Nevada Palace Fixed Rent Lease, Wortman Loan and NP Land Purchase.

(a)                                  In order to effectuate the Contemplated Transactions, Nevada Palace shall contribute to NP Land at the 1A Closing, pursuant to the terms and conditions of the NP Land Contribution Agreement, those assets of Nevada Palace listed on Exhibit C attached hereto, in exchange for NP Land (i) assuming those liabilities of Nevada Palace listed on Exhibit C attached hereto and (ii) issuing to Nevada Palace 100% of the total number of membership units in NP Land issued and outstanding. The execution and amendment of the NP Land Contribution Agreement shall be subject to the prior written approval of Oaktree, not to be unreasonably withheld. In connection with the NP Land Contribution, Nevada Palace and NP Land shall enter into the Nevada Palace Fixed Rent Lease, which shall provide for the lease by NP Land, as landlord, to Nevada Palace, as tenant, of all of the Real Property owned by NP Land.

(b)                                 In order to effectuate the Contemplated Transactions, LandCo shall make the Wortman Loan to WCW at the 1A Closing in the principal amount of $4,282,454 evidenced by the Wortman Note. The Wortman Loan shall be subject to the Wortman Loan Agreement, which shall be executed and delivered concurrently with the Wortman Note and shall be used by WCW at the 1A Closing to fund the NP Land Purchase (which purchase shall be on such terms and conditions, and pursuant to a purchase agreement, reasonably satisfactory to WCW, NP Land and the Oaktree Parties); provided, that, (i) the Wortman Loan shall be drawn upon concurrently with the 1A Closing Transactions, (ii) the proceeds of the Wortman Loan shall be used solely to fund the NP Land Purchase and (iii) the Wortman Loan shall be secured by (A) a pledge/guarantee of all of the membership units in NP Land held by WCW (including, for the avoidance of doubt, the Wortman NP Land Units), (B) a guarantee from Nevada Palace (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Nevada Palace, including the membership units in NP Land held by Nevada Palace), (C) a guarantee from NP Land (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by NP Land) and (D) a guarantee from Esquire (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Esquire), in each case of (A) through (D), in a form reasonably satisfactory to the Oaktree Parties; provided, further, that if the Second Closing occurs, then the security set forth in (iii) shall be released. The Wortman Loan, including the principal and any and all interest accrued thereon, shall be immediately due and payable on the earliest of (1) the Second Closing Date, at which time WCW shall exchange the Wortman Note for all of the Wortman NP Land Units by transferring such Wortman NP Land Units to LandCo as payment in full for the principal under the Wortman Loan, and any and all interest accrued thereon shall be waived, (2) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Wortman Loan Agreement or (3) an event of default under the Wortman Loan Agreement.

Section 1.2                                      Esquire Loan, Nevada Palace Intercompany Loan and Schiff Esquire Redemption and Payoff.

(a)                                  In order to effectuate the Contemplated Transactions, Oaktree shall make the Esquire Loan to Esquire at the 1A Closing in the principal amount of $7,607,245 evidenced by the Esquire Note. The Esquire Loan shall be subject to the Esquire Loan Agreement, which shall be executed and delivered concurrently with the Esquire Note and shall be used by Esquire at the 1A Closing to fund the Back Rent Payment, the Nevada Palace Intercompany Loan and the Schiff Esquire Redemption and Payoff; provided, that, (i) the Esquire Loan shall be drawn upon concurrently with the 1A Closing Transactions, (ii) the proceeds of the Esquire Loan shall be used solely to fund the Nevada Palace Intercompany Loan and the Schiff Esquire Redemption and Payoff and (iii) the Esquire Loan shall be secured by (A) a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Esquire, (B) a guarantee from WCW (which guarantee shall be secured by a pledge of all of the membership units in NP Land held by WCW, including the Wortman NP Land Units), (C) a guarantee from Nevada Palace (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Nevada Palace, including the membership units in NP Land held by Nevada Palace) and (D) a guarantee from NP Land (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by NP Land), in each case of (A) through (D), in a form reasonably satisfactory to the Oaktree Parties; provided, further, that if the Second Closing occurs, then the security set forth in (iii) shall be released. The Esquire Loan, including the principal and any and all interest accrued thereon shall be immediately due and payable on the earliest of (1) the Second Closing Date, to the extent the Aggregate Company Esquire Cash Payment is made on the Second Closing Date, and if the Aggregate Company Esquire Cash Payment is not made on the Second Closing Date, on the date that the Company Esquire Purchase Note Payoff is made; provided, however, that the Company Esquire Purchase Note Payoff is made prior to the Eighteen Month Anniversary, (2) the Eighteen Month Anniversary, at which time Millennium shall exchange the Esquire Note for such number of Preferred Units in the Company equal to the Millennium Margin Number by transferring such Preferred Units to AcquisitionCo as payment in full for the Esquire Loan, (3) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Esquire Loan Agreement or (4) an event of default under the Esquire Loan Agreement.

(b)                                 In order to effectuate the Contemplated Transactions, at the 1A Closing but immediately after the making of the Esquire Loan, Esquire shall make the Schiff Esquire Redemption and Payoff, the Nevada Palace Intercompany Loan and/or the Back Rent Payment, with the aggregate amount paid to Nevada Palace in connection with the Nevada Palace Intercompany Loan and/or the Back Rent Payment to equal the sum of

$2,341,964, with funds advanced under the Nevada Palace Intercompany Loan to be evidenced by the Nevada Palace Intercompany Note. The Nevada Palace Intercompany Loan shall be subject to the Nevada Palace Intercompany Loan Agreement, which shall be executed and delivered concurrently with the Nevada Palace Intercompany Note. The proceeds of the Nevada Palace Intercompany Loan shall be used by Nevada Palace at the 1A Closing for the purposes set forth in Section 1.3(b).

(c)                                  In order to effectuate the Contemplated Transactions, at the 1A Closing but immediately after the making of the Esquire Loan, Esquire shall use a portion of the cash proceeds of the Esquire Loan in an amount equal to $5,265,281 (i) to redeem all of Schiff’s 60% ownership interest in Esquire (in consideration for, and in full satisfaction of, the items set forth on Schedule 2.2 of the Schiff Redemption Agreement) and, immediately thereafter, to retire such 60% ownership interest and (ii) to pay in full all amounts outstanding under loans made by Schiff to Esquire, in each case of (i) and (ii) pursuant to the Schiff Redemption Agreement; provided, however, that for the avoidance of doubt, should any additional amount be owed to Schiff in connection with the Schiff Esquire Redemption and Payoff, such amount, if in excess of $5,265,281, will not be required to be funded by any Oaktree Party.

Section 1.3                                      Nevada Palace Oaktree Loan and Schiff NP Redemption and Payoff.

(a)                                  In order to effectuate the Contemplated Transactions, Oaktree shall loan to Nevada Palace at the 1A Closing the principal amount of $3 million evidenced by the Nevada Palace Oaktree Note. The Nevada Palace Oaktree Loan shall be subject to the Nevada Palace Oaktree Loan Agreement, which shall be executed and delivered concurrently with the Nevada Palace Oaktree Note and shall be used by Nevada Palace at the 1A Closing to fund the Schiff NP Redemption and Payoff; provided, that, (i) the Nevada Palace Oaktree Loan shall be drawn upon concurrently with the 1A Closing Transactions, (ii) the proceeds of the Nevada Palace Oaktree Loan shall be used solely to fund the Schiff NP Redemption and Payoff and (iii) the Nevada Palace Oaktree Loan shall be secured by (A) a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Nevada Palace, including the membership units in NP Land held by Nevada Palace, (B) a guarantee from Esquire (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Esquire), (C) a guarantee from WCW (which guarantee shall be secured by a pledge of all of the membership units in NP Land held by WCW, including the Wortman NP Land Units), and (D) a guarantee from NP Land (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by NP Land), in each case of (A) through (D), in a form reasonably satisfactory to the Oaktree Parties provided, further, that if the Second Closing occurs, then the security set forth in (iii) shall be released. The Nevada Palace Oaktree Loan, including the principal and any and all interest accrued thereon, shall be immediately due and payable on the earliest of (1) the Second Closing Date, (2) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Nevada Palace Oaktree

Loan Agreement or (3) an event of default under the Nevada Palace Oaktree Loan Agreement.

(b)                                 In order to effectuate the Contemplated Transactions, at the 1A Closing but immediately after the making of the Back Rent Payment, the Nevada Palace Intercompany Loan and the Nevada Palace Oaktree Loan, Nevada Palace shall combine the proceeds of the Back Rent Payment, the Nevada Palace Intercompany Loan and the Nevada Palace Oaktree Loan with the cash paid to Nevada Palace by WCW for the NP Land Purchase (i) to redeem all of Schiff’s 60% ownership interest in Nevada Palace (in consideration for, and in full satisfaction of, the items set forth on Schedule 2.2 of the Schiff Redemption Agreement) and, immediately thereafter, to retire such 60% ownership interest and (ii) to pay in full all amounts outstanding under loans made by Schiff to Nevada Palace, in each case of (i) and (ii) pursuant to the Schiff Redemption Agreement; provided, however, that for the avoidance of doubt, should any additional amount be owed to Schiff in connection with the Schiff NP Redemption and Payoff, such amount, if in excess of $9,624,418, will not be required to be funded by any Oaktree Party.

Section 1.4                                      Nevada Palace and Esquire as Selling Parties. At the 1A Closing, promptly following the Schiff Esquire Redemption and Payoff and the Schiff NP Redemption and Payoff, Wortman shall cause each of Nevada Palace and Esquire to, and each of Nevada Palace and Esquire shall, (a) execute this Agreement and become a party hereto subject to the terms and conditions hereof and (b) execute each Other Document to which either Nevada Palace or Esquire is contemplated to be a party but has not become a party pending the Schiff Esquire Redemption and Payoff and the Schiff NP Redemption and Payoff, and to become a party thereto subject to the terms and conditions thereof. Prior to such time Wortman shall use his commercially reasonable efforts to cause each of Nevada Palace and Esquire to, and after such time each of Nevada Palace and Esquire shall, consummate the Contemplated Transactions to be performed by each of Nevada Palace and Esquire in accordance with the terms of this Agreement and the Other Documents.

Section 1.5                                      Mendenhall Loans and Mendenhall Purchase. In order to effectuate the Contemplated Transactions, at the 1B Closing, AcquisitionCo shall make the Mendenhall A Loan to MGIM in the principal amount of $64 million evidenced by the Mendenhall I Note, which shall be subject to the Mendenhall A Loan Agreement (which itself shall be executed and delivered concurrently with the Mendenhall I Note), and Oaktree shall make the Mendenhall B Loan to MGIM in the principal amount of up to $6 million (which shall be an amount equal to $6 million less the amount of any extension payments made by the Company to Mendenhall under the Mendenhall Purchase Agreement in order to extend the outside closing date thereof) evidenced by the Mendenhall II Note, which shall be subject to the Mendenhall B Loan Agreement (which itself shall be executed and delivered concurrently with the Mendenhall II Note). The Mendenhall Loans shall be used by MGIM at the 1B Closing to fund the Mendenhall Purchase (which purchase shall be pursuant to the Mendenhall Purchase Agreement); provided, that, (a) the Mendenhall Loans shall be drawn upon concurrently with the 1B Closing Transactions, (b) the proceeds of the Mendenhall Loans shall be used solely to fund the Mendenhall Purchase and (c) each of the Mendenhall Loans shall be secured by (i) a pledge of all of the membership units in the Company held by MGIM (including, for the avoidance of doubt, the Mendenhall Units) and (ii) a guarantee from Millennium (which guarantee shall be secured by a pledge of all of the assets, tangible or intangible, whether now owned or hereafter acquired, owned by Millennium, including all of the membership units in the Company held by Millennium), in each case of (i) and (ii), in a form reasonably satisfactory to the Oaktree Parties; provided, further, that if the Second Closing occurs, then the security set forth in (c) shall be released and, to the extent the Millennium Distribution and the Millennium Contribution are not made on the Second Closing, shall be replaced at the Second Closing by a guarantee from the Company (which guarantee shall be secured by a pledge of Preferred Units to be issued by the Company in an aggregate value not to exceed $9 million) in a form reasonably satisfactory to the Oaktree Parties. The Mendenhall A Loan, including the principal and any and all interest accrued thereon, shall be immediately due and payable on the earliest of (A) the Second Closing Date, at which time MGIM shall exchange the Mendenhall I Note for all of the Mendenhall Units by transferring such Mendenhall Units to AcquisitionCo as payment in full for the principal under the Mendenhall A Loan, and any and all interest accrued thereon shall be waived, (B) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Mendenhall A Loan Agreement or (C) an event of default under the Mendenhall A Loan Agreement. The Mendenhall B Loan, including the principal and any and all interest accrued thereon shall be immediately due and payable on the earliest of (1) the Second Closing Date, to the extent the Millennium Distribution and the Millennium Contribution are made on the Second Closing Date, and if not made on the Second Closing Date, on the date that the Millennium Distribution and the Millennium Contribution are made; provided, that, the Millennium Distribution and the Millennium Contribution are made prior to the Eighteen Month Anniversary, (2) the Eighteen Month Anniversary, (3) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Mendenhall B Loan Agreement or (4) an event of default under the Mendenhall B Loan Agreement.

ARTICLE II.
SECOND CLOSING AND POST-SECOND CLOSING TRANSACTIONS

Upon the terms and subject to the conditions set forth in this Agreement (including the conditions set forth in Section 5.1(b) and Section 5.2(b)):

Section 2.1                                      Nevada Palace Oaktree Loan Assignment and Assumption. In order to effectuate the Contemplated Transactions, at the Second Closing, Nevada Palace shall effect the Nevada Palace Oaktree Loan Assignment and Assumption by assigning the Nevada Palace Oaktree Loan Agreement and the Nevada Palace Oaktree Note to NP Land, and NP Land shall assume all of the obligations of Nevada Palace under the Nevada Palace Oaktree Loan Agreement and the Nevada Palace Oaktree Note, including the obligation to pay all amounts outstanding thereunder, pursuant to the Nevada Palace Oaktree Loan Assignment and Assumption Agreement.

Section 2.2                                      Mendenhall Exchange. At the Second Closing, as payment in full for the Mendenhall A Loan, MGIM shall effect the Mendenhall Exchange by exchanging the Mendenhall I Note for all of the Mendenhall Units by transferring such Mendenhall Units to AcquisitionCo, free and clear of all Liens (other than Liens in favor of the Oaktree Parties created in accordance with this Agreement and the Other Documents), at which time the Mendenhall I Note shall be canceled, the Mendenhall A Loan Agreement shall terminate and MGIM shall cease to have any interest in the Company.

Section 2.3                                      Preferred Unit Exchange. At the Second Closing but immediately after the Mendenhall Exchange, each of Millennium and AcquisitionCo shall effect the Preferred Unit Exchange by exchanging all of their membership units in the Company for the number of Preferred Units set forth opposite each of their names on Exhibit H attached hereto, which Preferred Units shall constitute all of the issued and outstanding membership interests of the Company as of such time. In connection therewith, each of Millennium and AcquisitionCo shall enter into the Company Amended Operating Agreement. Immediately following the Preferred Unit Exchange, each of Millennium and AcquisitionCo shall own 66 2/3% and 33 1/3% of the total number of Preferred Units issued and outstanding, respectively.

Section 2.4                                      Oaktree Land Exchange.

(a)                                  At the Second Closing, as payment in full for the Wortman Loan, WCW shall effect the Oaktree Land Exchange by exchanging the Wortman Note for all of the Wortman NP Land Units by transferring such Wortman NP Land Units to LandCo, free and clear of all Liens (other than Liens in favor of the Oaktree Parties created in accordance with this Agreement and the Other Documents), at which time the Wortman Note shall be canceled, the Wortman Loan Agreement shall terminate and WCW shall cease to have any interest in NP Land.

(b)                                 In connection with the Oaktree Land Exchange, each of Nevada Palace and LandCo shall enter into the NP Land Amended Operating Agreement. At the Second Closing but immediately after the Oaktree Land Exchange, each of Nevada Palace and LandCo shall own such number of NP Land Units as set forth opposite each of their names on Exhibit I hereto, which NP Land Units shall constitute all of the issued and outstanding membership interests of NP Land as of such time. Immediately following the Oaktree Land Exchange, each of Nevada Palace and LandCo will own 66 2/3% and 33 1/3% of the total number of NP Land Units issued and outstanding, respectively.

Section 2.5                                      Schiff Lease Option Assignment. In order to effectuate the Contemplated Transactions, at the Second Closing, Nevada Palace shall effect the Schiff Lease Option Assignment by transferring to Esquire all of its right, title and interest in, to and under the Schiff Lease-Option Agreement pursuant to the Schiff Lease Option Assignment Agreement, it being understood that it is the intent of the parties hereto that (1) the Schiff Lease Option be exercised prior to its expiration, (2) the exercise price for the Schiff Lease Option be financed with funds borrowed from the Company, and (3) the Schiff Property, if purchased by Nevada Palace, and any obligation for borrowed money due to the Company arising from the Company’s financing of the exercise of the Schiff Lease Option, be transferred to Esquire at the Second Closing.

Section 2.6                                      Esquire Purchase. In order to effectuate the Contemplated Transactions, at the Second Closing but after the Schiff Lease Option Assignment, Millennium shall effect the Esquire Purchase by purchasing from Esquire the Acquired Assets, in exchange for Millennium assuming (a) the Assumed Liabilities and (b) the Esquire Note, subject to the Esquire Loan Agreement. The Esquire Purchase shall be subject to the Esquire Purchase Agreement and the Esquire Assignment and Assumption Agreement.

Section 2.7                                      Company Esquire Purchase.

(a)                                  In order to effectuate the Contemplated Transactions, at the Second Closing but immediately after the Esquire Purchase, the Company shall effect the Company Esquire Purchase by purchasing all of the Acquired Assets, in exchange for the Company (1) assuming all of the Assumed Liabilities and (2) paying to Millennium, subject to the refinancing of the Company on or prior to the Second Closing or lender consent, cash in an amount equal to the Company Esquire Purchase Price plus the amount of accrued interest on the Esquire Note in an amount equal to the Company Esquire Interest Payment. The Company Esquire Purchase will be subject to the Company Esquire Purchase Agreement and the Company Esquire Assignment and Assumption Agreement.

(b)                                 If the refinancing of the Company does not occur on or prior to the Second Closing or lender consent is not obtained, then the Company shall make the Company Esquire Interest Payment on the Second Closing Date but, with respect to the Company Esquire Purchase Price, shall substitute the cash payment set forth in Section 2.8(a) with a promissory note in the principal amount of the Company Esquire Purchase Price, as evidenced by the Company Esquire Purchase Note, which the Company shall deliver to Millennium on the Second Closing Date.

Section 2.8                                      Nevada LLC Contribution. At the Second Closing but immediately after the Company Esquire Purchase, the Company shall effect the Nevada LLC Contribution by contributing to Nevada LLC, pursuant to the terms and conditions of the Nevada LLC Operating Agreement, all of the Acquired Assets, in exchange for Nevada LLC (a) assuming all of the Assumed Liabilities and (b) issuing to the Company 100% of the total number of membership units in Nevada LLC issued and outstanding. The execution and amendment of the Nevada LLC Operating Agreement shall be subject to the prior written approval of the Oaktree Parties, not to be unreasonably withheld.

Section 2.9                                      Nevada Palace Lease and NP Land Security Deposit.

(a)                                  At the Second Closing but immediately after the Oaktree Land Exchange and the Nevada LLC Contribution, NP Land shall, and the Company shall cause Nevada LLC, to enter into the Nevada Palace Lease, which shall provide for the lease by NP Land, as landlord, to Nevada LLC, as tenant, of all of the Real Property owned by NP Land.

(b)                                 Subject to the refinancing of the Company on or prior to the Second Closing or lender consent, at the Second Closing, in connection with the execution and delivery of the Nevada Palace Lease, the Company shall effect the NP Land Security Deposit by making a cash payment to NP Land in the amount of the NP Land Security Deposit Amount.

(c)                                  If the NP Land Security Deposit is not paid by the Company at the Second Closing in accordance with Section 2.9(b), then in order to effectuate the Contemplated Transactions, Oaktree shall make the Company Oaktree Loan to the Company at the Second Closing in the principal amount of $3 million evidenced by the Company Oaktree Note. The Company Oaktree Loan shall be subject to the Company Oaktree Loan Agreement, which shall be executed and delivered concurrently with the Company Oaktree Note and shall be combined by the Company with cash in an amount equal to the NP Land Margin Payment solely to pay the NP Land Security Deposit to NP Land at the Second Closing; provided, that, (i) the Company Oaktree Loan shall be drawn upon concurrently with the Second Closing Transactions to the extent the NP Land Security Deposit is not paid by the Company at the Second Closing in accordance with Section 2.9(b) and (ii) the proceeds of the Company Oaktree Loan shall be used solely by the Company to pay the NP Land Security Deposit to NP Land at the Second Closing. The Company Oaktree Loan, including the principal and any and all interest accrued thereon, shall be immediately due and payable on the earliest of (A) the date that the Company Oaktree Post-Closing Payoff is made; provided, however, that the Company Oaktree Post-Closing Payoff is made prior to the Eighteen Month Anniversary, (B) the Eighteen Month Anniversary, at which time the Company shall exchange the Company Oaktree Note for such number of Preferred Units in the Company equal to the Company Oaktree Margin Number by transferring such Preferred Units to AcquisitionCo as payment in full for the Company Oaktree Loan, (C) such date that is either six, 12 or 18 months following termination of this Agreement upon the circumstances, terms and conditions set forth in the Company Oaktree Loan Agreement or (D) an event of default under the Company Oaktree Loan Agreement.

(d)                                 At the Second Closing but after the making of the NP Land Security Deposit, NP Land shall effect the Nevada Palace Oaktree Loan Payoff by paying to Oaktree cash in the amount of the NP Land Security Deposit as payment in full for the Nevada Palace Oaktree Loan, at which time the Nevada Palace Oaktree Note shall be canceled and the Nevada Palace Oaktree Loan Agreement shall terminate

Section 2.10                                Esquire Second Closing Payoff. To the extent the Company pays the Aggregate Company Esquire Cash Payment to Millennium at the Second Closing, then at the Second Closing but after the Company Esquire Purchase, Millennium shall effect the Esquire Second Closing Payoff by paying to Oaktree cash in the amount of the Aggregate Company Esquire Cash Payment as payment in full of all amounts outstanding under the Esquire Loan, at which time the Esquire Note shall be canceled and the Esquire Loan Agreement shall terminate. To the extent the Company pays only the Company

Esquire Interest Payment to Millennium at the Second Closing, then Millennium shall pay to Oaktree on the Second Closing Date cash in the amount of the Company Esquire Interest Payment as payment of all accrued interest on the Esquire Loan.

Section 2.11                                Mendenhall II Payment.

(a)                                  At the Second Closing, or at any time thereafter prior to the Eighteen Month Anniversary, subject to the refinancing of the Company or lender consent, the Company shall make a cash distribution to Millennium in the amount of the Distribution Base.

(b)                                 Immediately after the making of the Millennium Distribution, Millennium shall contribute to MGIM cash in the amount of the Distribution Base, which MGIM shall immediately thereafter pay to Oaktree as payment in full of all amounts outstanding under the Mendenhall B Loan, at which time the Mendenhall II Note shall be canceled and the Mendenhall B Loan Agreement shall terminate.

Section 2.12                                Company Esquire Purchase Note Payoff and Esquire Post-Closing Payoff.

(a)                                  If the Esquire Second Closing Payoff does not occur at the Second Closing, then at any time thereafter prior to the Eighteen Month Anniversary, subject to the refinancing of the Company or lender consent, the Company shall make a cash payment to Millennium in the amount of the Company Esquire Purchase Note Payoff, at which time the Company Esquire Purchase Note shall be canceled.

(b)                                 Immediately after the making of the Company Esquire Purchase Note Payoff, Millennium shall effect the Esquire Post-Closing Payoff by paying to Oaktree cash in the amount of the Company Esquire Purchase Note Payoff as payment in full of all amounts outstanding under the Esquire Loan, at which time the Esquire Note shall be canceled and the Esquire Loan Agreement shall terminate.

Section 2.13                                Company Oaktree Post-Closing Payoff. If the Company Oaktree Loan is made at the Second Closing, then at any time thereafter but prior to the Eighteen Month Anniversary, subject to refinancing of the Company or lender consent, the Company shall effect the Company Oaktree Post-Closing Payoff by paying to Oaktree cash in the amount of the principal and all accrued but unpaid interest on the Company Oaktree Note and all obligations under the Company Oaktree Loan Agreement, at which time the Company Oaktree Note shall be canceled and the Company Oaktree Loan Agreement shall terminate.

Section 2.14                                Post-Second Closing Oaktree Designation and Assignment. If the Mendenhall II Payment, the Esquire Post-Closing Payoff and the Company Oaktree Post-Closing Payoff are not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, in order to effectuate the Contemplated Transactions, Oaktree may designate AcquisitionCo as a third-party beneficiary under the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, or may contribute the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, downstream to AcqusitionCo, and assign to AcquisitionCo all of its right, title and interest in, to and under the Mendenhall II Note, the Esquire Note or the Company Oaktree Note, as applicable, and in each case, AcquisitionCo shall become a party to the applicable Loan Agreements and Security Documents related thereto (if any), with all rights of Oaktree thereunder (including the right to declare an event of default and foreclose on security). Such assignment and accession shall be subject to the Oaktree Accession Agreement.

Section 2.15                                Eighteen Month Anniversary Transactions.

(a)                                  If the Esquire Post-Closing Payoff is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, as payment in full for all amounts outstanding under the Company Esquire Purchase Note, the Company shall effect the Company Unit Exchange by exchanging the Company Esquire Purchase Note for such number of Preferred Units in the Company equal to the Millennium Margin Number by transferring such Preferred Units to Millennium. Immediately after such transfer, Millennium shall effect the Millennium Unit Exchange by transferring to AcquisitionCo such Preferred Units transferred to Millennium in the Company Unit Exchange as payment in full for all amounts outstanding under the Esquire Loan, at which time the Esquire Note shall be canceled and the Esquire Loan Agreement shall terminate.

(b)                                 If the Company Oaktree Post-Closing Payoff is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, as payment in full for all amounts outstanding under the Company Oaktree Loan, the Company shall effect the Company Oaktree Unit Exchange by exchanging the Company Oaktree Note for such number of Preferred Units in the Company equal to the Company Oaktree Margin Number by transferring such Preferred Units to AcquisitionCo, at which time the Company Oaktree Note shall be canceled and the Company Oaktree Loan Agreement shall terminate.

(c)                                  If the Mendenhall II Payment is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, the Mendenhall B Loan  shall be immediately due and payable and, if not paid, AcquisitionCo shall have the right to foreclose on Preferred Units of the Company pursuant to a guarantee and pledge from the Company.

Section 2.16                                Release of Security Documents. For the avoidance of doubt, at the Second Closing, all of the security provided at the 1A Closing or the 1B Closing under or pursuant to the Mendenhall A Loan Agreement, the Mendenhall B Loan Agreement, the Wortman Loan Agreement, the Esquire Agreement and the Nevada Palace Oaktree Loan Agreement, including under the Pledge Agreements, the Guarantee Agreements and the Deeds of Trust executed in connection therewith, shall be released; provided, however, that at the Second Closing, to the extent the Mendenhall II Payment is not made at the Second Closing, the Company shall provide a guarantee for the Mendenhall B Loan (which guarantee shall be secured by a pledge of Preferred Units to be issued by the

Company in an aggregate value not to exceed $9 million) in a form reasonably satisfactory to the Oaktree Parties.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF MILLENNIUM
NEVADA PALACE AND ESQUIRE

Except for (a) exceptions that are referenced where applicable in the text of the specific representations and warranties below and (b) as described in the disclosure schedules delivered by the Selling Parties to the Oaktree Parties (the “Sellers Disclosure Schedules”), which Sellers Disclosure Schedules will be arranged in numbered schedules corresponding to the Section numbers contained in this Agreement and which will not be qualified by any other material (other than express cross-references) contained in such Sellers Disclosure Schedules, (i) Millennium, with respect to all representations and warranties relating to MGIM, Millennium, the Company, Cannery, Rampart, Nevada LLC, Paulos or Wortman (but not to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) and (ii) Nevada Palace and Esquire, jointly and severally, with respect to all representations and warranties relating to Nevada Palace, Esquire, NP Land, WCW or Wortman (but only to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW), hereby represent and warrant to the Oaktree Parties as of the Execution Date as follows:

Section 3.1                                      Selling Parties’ Authority; Enforceability. Each of the Selling Parties has the power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement and such Other Documents and the consummation of the Contemplated Transactions have been duly and validly authorized by all necessary action on the part of each Selling Party. This Agreement and such Other Documents, when duly executed and delivered by the other parties hereto and thereto, will constitute the legally valid and binding obligations of each of the Selling Parties, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity and the discretion of the court before which any proceeding may be brought.

Section 3.2                                      Organization and Good Standing.

(a)                                  Each Entity Selling Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and (iii) is qualified to transact business as a foreign entity and is in good standing in each state or jurisdiction in which the ownership of its properties or conduct of its business requires such qualification, except in the case of clause (iii) for failures to so qualify that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by each such Entity Selling Party.

(b)                                 Each Acquired Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and (iii) is qualified to transact business as a foreign entity and is in good standing in each state or jurisdiction in which the ownership of its properties or conduct of its business requires such qualification, except in the case of clause (iii) where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The Sellers Disclosure Schedules list, as of the Execution Date, with respect to each Acquired Company in existence as of the Execution Date, and that will exist as of the 1A Closing Date, the 1B Closing Date and the Second Closing Date, with respect to each Acquired Company in existence as of such dates, the jurisdiction in which it is organized, each jurisdiction in which it is qualified or licensed to do business as a foreign entity and each jurisdiction in which it conducts material operations. Each Acquired Company has heretofore delivered or made available to Oaktree (and, in the case of Nevada LLC, will deliver or make available to Oaktree promptly following its formation) accurate and complete copies of the Governing Documents of such Acquired Company, as amended and in effect on the date such Governing Documents were delivered or made available, and such Governing Documents have not been further amended since such date (except as otherwise amended in accordance with this Agreement or any Other Document) and remain in effect as of the Execution Date and will remain in effect as of the 1A Closing Date, the 1B Closing Date and the Second Closing Date.

Section 3.3                                      Ownership Structure and Equity Interests.

(a)                                  The Sellers Disclosure Schedules contain a complete and accurate description of the ownership structure (including the identity and percentage of ownership of the Selling Parties and each other member, partner or other owner) of the Acquired Companies (i) that exists as of the Execution Date, (ii) that will exist immediately after the 1A Closing (assuming the 1A Closing occurs in accordance with this Agreement), (iii) that will exist immediately after the 1B Closing (assuming the 1B Closing occurs in accordance with this Agreement) and (iv) that will exist on the Second Closing Date but immediately prior to the Mendenhall Exchange and the Oaktree Land Exchange (assuming the Second Closing occurs in accordance with this Agreement). Except as set forth in the Sellers Disclosure Schedule, each of the Selling Parties and, to the Knowledge of any Selling Party, each other member, partner or other owner is as of the Execution Date, and will be as of each time described in clauses (ii) through (iv) above, the owner of all right, title and interest (record and beneficial) in and to the issued and outstanding equity interests of each of the Acquired Companies as set forth in the Sellers Disclosure Schedules as of such time, free and clear of any Liens, except for the Liens in favor of any Oaktree Party created by this Agreement or any Other Document. Except as provided by this Agreement or any Other Document, the Selling Parties and, to the Knowledge of any Selling Party, each other member, partner or other owner owns no right, title or interest (record or beneficial) to any other equity interests of any Acquired Company or right of any kind to have any such equity interests issued. Except as set forth in the Sellers Disclosure Schedules, the equity interests of each Acquired Company as set forth in the Sellers Disclosure Schedules as of each time described in clauses (i)

through (iv) above is or will constitute all of the issued and outstanding equity interests of each Acquired Company as of such time.

(b)                                 Each of the Mendenhall Purchase, the NP Land Contribution, the NP Land Purchase, the Schiff Esquire Redemption and Payoff, the Schiff NP Redemption and Payoff and the Nevada LLC Contribution, when consummated in accordance with this Agreement, will transfer to MGIM (with respect to the Mendenhall Purchase), Nevada Palace (with respect to the NP Land Contribution and the Schiff NP Redemption and Payoff), WCW (with respect to the NP Land Purchase), Esquire (with respect to the Schiff Esquire Redemption and Payoff) and the Company (with respect to the Nevada LLC Contribution) legal and valid title to all of the membership units or other ownership interests subject to such transfer, free and clear of any Liens, except for the Liens in favor of any Oaktree Party created by this Agreement or any Other Document.

(c)                                  Other than with respect to the Preferred Units and the NP Land Units (which shall be controlled by Section 3.4 without duplication of this Section 3.3(c)), (i) all of the issued and outstanding equity interests of each Acquired Company have been duly authorized and are validly issued, fully paid (if applicable) and nonassessable and none of them has been issued in violation of preemptive or similar rights; and (ii) there are no declared or accrued but unpaid dividends or distributions with regard to any issued and outstanding equity interests of any Acquired Company, other than as set forth in the Sellers Disclosure Schedules.

(d)                                 Except as provided by this Agreement or any Other Document, there are no equity interests in any Acquired Company (including any Preferred Units or NP Land Units) reserved for issuance or subject to preemptive rights, or any outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments in effect, to which any Acquired Company is a party, giving any Person the right to acquire any equity interests in any Acquired Company (including any Preferred Units or NP Land Units) or giving any Person any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option to acquire such equity interests (including any Preferred Units or NP Land Units). Except as set forth in the Sellers Disclosure Schedules, there are no outstanding or authorized membership interests, stock appreciation, phantom stock, profit participation or similar rights for which any Acquired Company has any liability. Except as provided by this Agreement or any Other Document, there are no issued or outstanding bonds, indentures, notes or other indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which owners or members of any Acquired Company may vote.

Section 3.4                                      Preferred Units and NP Land Units.

(a)                                  Exhibit K sets forth a true and complete list of all members of the Company that will exist at the Second Closing but after the Preferred Unit Exchange (assuming the Second Closing occurs in accordance with this Agreement), the number of Preferred Units held by each such member as of such time and each member’s percentage interest based on the total number of Preferred Units issued and outstanding as of such time (assuming Millennium and AcquisitionCo execute the Company Amended Operating Agreement). Exhibit L sets forth a true and complete list of all members of NP Land that will exist at the Second Closing but after the Oaktree Land Exchange (assuming the Second Closing occurs in accordance with this Agreement), the number of NP Land Units held by each such member as of such time and each member’s percentage interest based on the total number of NP Land Units issued and outstanding as of such time (assuming Nevada Palace and LandCo execute the NP Land Amended Operating Agreement).

(b)                                 The delivery to AcquisitionCo and LandCo of the Preferred Units and the NP Land Units, respectively, at the Second Closing will transfer to AcquisitionCo and LandCo legal and valid title to such Preferred Units and NP Land Units, free and clear of any Liens. Millennium, on the Second Closing Date after the Preferred Unit Exchange, will be the owner of all right, title and interest (record and beneficial) in and to the issued and outstanding Preferred Units as set forth on Exhibit K, free and clear of any Liens (except for the Liens in favor of any Oaktree Party created by this Agreement or any Other Document), and Nevada Palace, on the Second Closing Date after the Oaktree Land Exchange, will be the owner of all right, title and interest (record and beneficial) in and to the issued and outstanding NP Land Units as set forth on Exhibit L, free and clear of any Liens (except for the Liens in favor of any Oaktree Party created by this Agreement or any Other Document). When issued, all of the issued and outstanding Preferred Units and NP Land Units will have been duly authorized and will be validly issued and nonassessable and none of them will be issued in violation of preemptive or similar rights. There are and will be no declared or accrued but unpaid distributions with regard to the Preferred Units or the NP Land Units, other than as set forth in the Sellers Disclosure Schedules. Except as provided by this Agreement or any Other Document, as of the Execution Date, the 1A Closing Date, the 1B Closing Date and the Second Closing Date, there are and will be no outstanding options for, rights to acquire, agreements to issue or securities exercisable for, exchangeable for or convertible into Preferred Units or NP Land Units.

Section 3.5                                      No Litigation.

(a)                                  There are no Actions pending or, to the Knowledge of any Selling Party, threatened against any of the Selling Parties or any of their equity interests in any of the Acquired Companies (including the Preferred Units and the NP Land Units), other than Actions, individually or in the aggregate, that are not material to the ability of the Selling Parties to perform their obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents or the Contemplated Transactions by the Selling Parties.

(b)                                 Except as set forth in the Sellers Disclosure Schedules, (i) there are no outstanding Orders of any Governmental Authority against any Acquired Company or any of its respective assets or properties, (ii) there are no Actions pending or, to the Knowledge of any Selling Party, threatened against any Acquired Company or any of its respective assets or properties and (iii) to the Knowledge of any Selling Party, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as the basis for any Action against any of the Acquired Companies, except in the case of each of (ii) and (iii) the adverse outcome of which would not reasonably be expected to have a Material Adverse Effect.

Section 3.6                                      Financial Information. Attached to the Sellers Disclosure Schedules are audited consolidated balance sheets for each of the CCR Acquired Companies and the Nevada Palace Acquired Companies as of December 31, 2002, 2003 and 2004 and audited consolidated statements of operations and cash flows for the fiscal years ended December 31, 2002, 2003 and 2004 (such financial statements, including the footnotes contained therein, the “Audited Financial Statements”), and the reports thereon of Piercy Bowler Taylor & Kern, independent certified public accountants. The Audited Financial Statements have been prepared (and, when delivered, the Subsequent Financial Statements will have been prepared) in accordance with GAAP (including reflecting all outstanding Liabilities arising on or prior to the dates thereof required by GAAP to be included therein) consistently applied throughout the periods covered by each such Audited Financial Statement (or each such Subsequent Financial Statement). The Audited Financial Statements are (and, when delivered, the Subsequent Financial Statements will be) consistent with the books and records of the CCR Acquired Companies and the Nevada Palace Acquired Companies, as applicable, and fairly present (and, when delivered, will fairly present) the consolidated financial condition of the CCR Acquired Companies and the Nevada Palace Acquired Companies as of the respective dates and the results of operations and cash flows of the CCR Acquired Companies and the Nevada Palace Acquired Companies for the respective periods then ended, as applicable (subject to, in the case of any Subsequent Financial Statement (other than a Subsequent Financial Statement that is an audited consolidated financial statement for any fiscal year then-ended), (a) the absence of notes and schedules and (b) normal year end adjustments).

Section 3.7                                      Consents and Approvals. Except for the HSR Notifications, the Gaming Approvals listed in the Sellers Disclosure Schedules and as otherwise set forth in the Sellers Disclosure Schedules, no notices, reports, registrations or other filings are required to be made by any Selling Party or any Acquired Company with, nor are any consents, approvals or authorizations required to be obtained by any Selling Party or any Acquired Company from, any Governmental Authority or any other Person, in connection with consummation of the Contemplated Transactions, the execution, delivery and performance of this Agreement or, at the time of their execution, delivery and performance, the Other Documents, by any Selling Party or Acquired Company, except where the failure to make such notices, reports, registrations or other filings or to obtain such consents, approvals or authorizations from such Governmental Authority or other Person, individually or in the aggregate with other such failures, would not have a Material Adverse Effect.

Section 3.8                                      No Violations. The execution and delivery of this Agreement and the Other Documents to which any of the Selling Parties or any Acquired Company is a party do not, and the performance and consummation of the Contemplated Transactions will not:

(a)                                  violate, breach or contravene any provision of the Governing Documents of any Entity Selling Party or any Acquired Company;

(b)                                 violate, breach, conflict with, or constitute or result in a default, acceleration, termination or modification of the terms of, or entitle any party to declare such a default, or to accelerate, terminate or modify the terms of or under (in each case with or without notice or lapse of time or both), any provision of any agreement, instrument, license, lease, contract, loan, note, mortgage, indenture, bond, or other obligation or commitment (each, a “Contract”) to which any Selling Party or any Acquired Company is a party or by which any of its assets or properties may be bound, in each case (i) with respect to any Selling Party, other than such violations, conflicts, breaches or defaults that, individually or in the aggregate, are not material to such Selling Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Selling Party, and (ii) with respect to any Acquired Company, other than as set forth in the Sellers Disclosure Schedules or as would not reasonably be expected to have, directly or indirectly, individually or in the aggregate, a Material Adverse Effect;

(c)                                  violate any Law or Order of any Governmental Authority applicable (i) to any Selling Party, other than such violations that, individually or in the aggregate, are not material to such Selling Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Selling Party or (ii) to any Acquired Company, other than such violations that would not reasonably be expected to have, directly or indirectly, individually or in the aggregate, a Material Adverse Effect;

(d)                                 result in the imposition or creation of any Liens upon or with respect to any of the ownership interests of any Selling Party in any Acquired Company or the assets or properties of any Acquired Company, in each case other than as set forth in the Sellers Disclosure Schedules or except for the Liens in favor of any Oaktree Party created by this Agreement or any Other Document; or

(e)                                  violate, breach, contravene or conflict with, or result in the cancellation, modification, revocation or suspension of, any authorization, approval, consent, license, permit (including any zoning or land use permit), franchise, registration, variance, order or other similar right, approval or authorization from, or filing with, any Governmental Authority (collectively, “Licenses and Permits”) issued to any Selling Party or Acquired Company or required for any Selling Party or Acquired Company to lawfully conduct and operate its respective businesses in the manner it currently conducts and operates such businesses or to permit it to own and use its respective assets in the manner it currently owns and uses them except for (i) any violations, contraventions or conflicts with, or cancellations, modifications, revocations or suspensions under or of, any Gaming Laws or Gaming Approvals that are set forth in the Sellers Disclosure Schedules, (ii) with respect to any Selling Party, such violations that, individually or in the aggregate, are not material to such Selling Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Selling Party or (iii) with respect to any Acquired Company, such violations that would not reasonably be expected to have, directly or indirectly, individually or in the aggregate, a Material Adverse Effect.

Section 3.9                                      Ownership or Possession of Assets. The Acquired Companies shall, on the 1A Closing Date, the 1B Closing Date and the Second Closing Date (assuming the 1A Closing, the 1B Closing and the Second Closing occur in accordance with this Agreement), own or have valid or legal title or rights to possess all assets owned by, leased or licensed to or possessed by the Acquired Companies on the Execution Date, other than assets damaged, destroyed or abandoned by any Acquired Company in the Ordinary Course of Business, and all assets acquired thereafter as permitted or contemplated by this Agreement (collectively, the “Business Assets”). The Business Assets constitute all of the assets held for use in or are necessary for the conduct of the Business.

Section 3.10                                Material Contracts. The Sellers Disclosure Schedules list the following Contracts to which any Acquired Company is a party:

(a)                                  any Contract for the lease of personal property to or from any Person, other than Contracts in the ordinary course of the Business where any Acquired Company is the lessor;

(b)                                 any Contract for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, or any other Contract the performance of which extends over a period of more than one year from the Execution Date or which cannot be terminated by such Acquired Company without penalty, and which by its terms will involve expenditures or receipts by such Acquired Company, or under which such Acquired Company has assumed or incurred, or agreed to assume or incur, any Liability (whether actual or contingent), in excess of $100,000 per year;

(c)                                  any Contract which establishes a partnership or joint venture;

(d)                                 any Contract under which such Acquired Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money or is otherwise contingently liable for the indebtedness of others, or any capitalized lease obligation, in excess of $100,000, or under which such Acquired Company has imposed a Lien on any of its assets, tangible or intangible, except for Permitted Exceptions, in each case including any material documents directly related to any such indebtedness or Liens;

(e)                                  in addition to those Contracts described by Section 3.10(b) but excluded Company Benefit Plans disclosed pursuant to Section 3.14 and Real Property Leases disclosed pursuant to Section 3.19, any Contract pursuant to which any of the Acquired Companies shall pay or be paid in excess of $100,000 during the term of the Contract (taking account any extensions thereof permitted by the terms of such Contract);

(f)                                    any Contract pursuant to which such Acquired Company is bound by non-competition covenants or is otherwise restricted from operating in a given geographical territory or industry or against any Person or from conducting its operations in the Ordinary Course of Business;

(g)                                 any Contract with any Selling Party or its Affiliates or Related Parties other than Contracts for employment (except for those Contracts for employment described in Section 3.10(h));

(h)                                 any Contract for the employment, compensation, consulting, retirement, severance or similar arrangement of any current or former employee or consultant of any Acquired Company providing for annual base salary and cash bonus in excess of $100,000 in the aggregate;

(i)                                     any Contract containing a most-favored nations, best customer pricing or similar provision;

(j)                                     any Contract with any Governmental Authority;

(k)                                  any Contract with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(l)                                     any Contract (i) pursuant to which any Acquired Company or any Selling Party would be required to obtain any consent, approval or authorization from any Person or (ii) pursuant to which any Person would have the right to accelerate the maturity or performance of, or receive any payment under, or to cancel, terminate or modify any provision of such Contract in connection with the execution, delivery or performance of this Agreement;

(m)                               any other material Contract; or

(n)                                 any Contract under which such Acquired Company has advanced or loaned any amount to any of its directors, officers and employees.

With respect to each such Contract listed in the Sellers Disclosure Schedules:  (i) true and complete copies of each such Contract (and all amendments, waivers or other modifications thereto) have been delivered or made available to the Oaktree Parties, (ii) each such Contract is valid, existing and in full force and effect with respect to each Acquired Company party thereto, (iii) to the Knowledge of any Selling Party, each such Contract will, with respect to each Acquired Company party thereto, continue to be valid, existing and in full force and effect on identical terms as existed immediately prior to the 1A Closing immediately following the consummation of the Contemplated Transactions, other than Contracts that expire by their terms prior to the consummation of the Contemplated Transactions, are terminated in accordance with this Agreement or any Other Document prior to the consummation of the Contemplated Transactions or which are terminated prior to the consummation of the Contemplated Transactions as a result of a breach or default by any party thereto other than an Acquired Company and (iv) neither any Acquired Company nor, to the Knowledge of any Selling Party, any other party to such Contract is in material breach or default of such Contract, and to the Knowledge of any Selling Party, no event has occurred which with notice or lapse of time or both would constitute a material breach or default by any Acquired Company under any such Contract or, to the Knowledge of any Selling Party, by any other party to such Contract, or permit termination, modification or acceleration by any other party under such Contract.

Section 3.11                                Liabilities. The Acquired Companies have no Liabilities of any kind, character or nature whatsoever, whether accrued, contingent or otherwise, and whether or not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except for (a) Liabilities properly set forth or reserved against in the Audited Balance Sheet, (b) Liabilities which have arisen after December 31, 2004, in the Ordinary Course of Business under any Company Contract or (c) Liabilities disclosed in the Sellers Disclosure Schedules.

Section 3.12                                Accounts Receivable. The Sellers Disclosure Schedules contain a list of the trade accounts receivable of the Acquired Companies aged more than 120 days as of December 31, 2004 (the “Receivables”). All of the Receivables arose in the Ordinary Course of Business from goods delivered or services rendered by the Acquired Companies, and constitute valid claims, and are, to the Knowledge of any Selling Party, likely to be collected in the Ordinary Course of Business consistent with the past practices of the Acquired Companies, subject to customary reserves. Except as set forth in the Sellers Disclosure Schedules, the Acquired Companies have not received any written notice from or on behalf of any account debtor asserting any defense to payment or right of setoff with respect to any of the Receivables, which assertion of defense to payment or right of setoff in the aggregate exceeds amounts reserved on the Most Recently Audited Financial Statements.

Section 3.13                                Labor Matters.

(a)                                  Except as set forth in the Sellers Disclosure Schedules, there are no trade unions, council of trade unions, employee bargaining agencies or affiliated bargaining agents representing, purporting to represent or, to the Knowledge of any Selling Party, attempting to represent any employees of any of the Acquired Companies by way of certification, interim certification, voluntary recognition, or succession rights, or have applied or, to the Knowledge of any Selling Party, threatened to apply, to be certified as the bargaining agent of any employees of any of the Acquired Companies. To the Knowledge of any Selling Party, there has been no such attempt since January 1, 2000, and there are no threatened or pending union organizing activities involving any employees of any of the Acquired Companies.

(b)                                 There are no other labor or collective bargaining agreements in force with respect to employees of any of the Acquired Companies. Except as disclosed in the Sellers Disclosure Schedules, no Acquired Company is currently negotiating any labor or collective bargaining agreement in respect of employees of any of the Acquired Companies.

(c)                                  There are no grievances, charges, complaints or arbitrations pending or, to the Knowledge of any Selling Party, threatened between any of the Acquired Companies and any of their respective employees which has had, or can reasonably be expected to have, a Material Adverse Effect or which relates to any specific effort to prevent, restrict or delay consummation of the Contemplated Transactions. Except as set forth in the Sellers Disclosure Schedules, since January 1, 2000, there has not occurred or, to the Knowledge of any Selling Party, been threatened, any strike, slowdown, picketing, work stoppage, lockout, concerted refusal to work overtime, claim of unfair labor practice or other similar labor activity with respect to employees of any of the Acquired Companies.

(d)                                 The Acquired Companies are in compliance in all material respects with all Laws respecting employment, including pay equity, wages and hours of work and occupational health and safety. None of the Acquired Companies are liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). None of the Acquired Companies or their respective Representatives have committed any unfair labor practices in connection with the operation of the respective business of the Acquired Companies, and except as set forth in the Sellers Disclosure Schedules, there is no grievance, charge or complaint pending or, to the Knowledge of any Selling Party, threatened, against any Acquired Company by the National Labor Relations Board or any comparable state or foreign agency.

(e)                                  There are no outstanding assessments, penalties, fines, Liens, charges, surcharges or other amounts due or owing pursuant to any workplace safety and insurance legislation and no Acquired Company has been reassessed in any material respect under such legislation during the past three years and, to the Knowledge of any Selling Party, no audit of any Acquired Company is currently being performed pursuant to any applicable workplace safety and insurance legislation. To the Knowledge of any Selling Party, there are no claims or potential claims which would reasonably be expected to materially adversely affect the accident cost experience of any Acquired Company.

(f)                                    There are no charges pending under the Occupational Safety and Health Act of 1970, as amended, and all related legislation (“OSHA”). The Acquired Companies have complied in all material respects with any orders issued under OSHA, and there are no appeals of any orders under OSHA currently outstanding.

Section 3.14                                Company Benefit Plans.

(a)                                  “Company Benefit Plans” means all employee benefit and compensation plans, programs and arrangements, including all “employee benefit plans” (within the meaning of Section 3(3) of ERISA), all retirement, savings and other pension plans, all health, severance, insurance, disability and other employee welfare plans and all incentive, bonus, stock option or other equity-based, vacation and other plans that are or were within the past six years maintained, sponsored, contributed to or required to be contributed to, by any of the Acquired Companies or any ERISA Affiliate of any of the

Acquired Companies or with respect to which the Acquired Companies would reasonably be expected to incur any Liability. The Sellers Disclosure Schedules list all Company Benefit Plans which currently are maintained, sponsored, contributed to, or required to be contributed to, by any of the Acquired Companies, or in which any of the Acquired Companies participates or its future participation has been announced, or with respect to which any of the Acquired Companies would reasonable be expected to incur any Liability.

(b)                                 Except as set forth in the Sellers Disclosure Schedules, neither any Acquired Company nor any ERISA Affiliates of any Acquired Company sponsors, maintains, contributes to or has an obligation to contribute to, or has at any time sponsored, maintained, contributed to or has had an obligation to contribute to, or has participated in or its future participation has been announced in, any multi-employer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”) or any pension plan subject to Title IV of ERISA.

(c)                                  With respect to each Company Benefit Plan, the Selling Parties have made available to Oaktree true, correct and complete copies of (i) all current plan documents, trust agreements and other funding arrangements and all amendments thereto, (ii) all current summaries and summary plan descriptions, (iii) the most recent annual reports (Form 5500 series), (iv) the most recent actuarial reports, (v) the most recent determinations or opinion letters, if any, issued by the Internal Revenue Service and any pending request for any such determination letter, and (vi) the most recent nondiscrimination tests performed under the Code.

(d)                                 As to each of the Company Benefit Plans, each of the Acquired Companies has complied, in all material respects, with all applicable Laws in the administration thereof, including the provisions of ERISA, and each Company Benefit Plan complies in form and operation in all material respects with its terms and all applicable Laws. All contributions required to be made under the terms of each Company Benefit Plan have been timely made or, if not yet due, have been properly reflected or incorporated by reference in the Audited Financial Statements. Each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(7) of the Code has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Knowledge of any Selling Party, no fact or event has occurred that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

(e)                                  With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of any Selling Party, there exists no condition or set of circumstances in connection with which any of the Acquired Companies expect to be subject to any material Liability (other than for routine benefit Liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

(f)                                    There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), other than a transaction that is exempt under a statutory or administrative exemption, with respect to any Company Benefit Plan that is subject to ERISA or the Code that would reasonably be expected to result in Liability to any of the Acquired Companies or any ERISA Affiliate of any of the Acquired Companies. None of the assets of any of the Acquired Companies or any ERISA Affiliate of any of the Acquired Companies is, or would reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code. There are no Actions pending or, to the Knowledge of any Selling Party, threatened against any of the Acquired Companies or any ERISA Affiliate of any of the Acquired Companies under Section 502 of ERISA. With respect to each Company Benefit Plan, all Tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Authority and, to the Knowledge of any Selling Party, all notices and disclosures have been timely provided to participants. To the Knowledge of any Selling Party, no excise Tax would reasonably be expected to be imposed upon any of the Acquired Companies under Chapter 43 of the Code.

(g)                                 No Action has been brought, or, to the Knowledge of any Selling Party, is threatened, against or with respect to any Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or the United States Department of Labor (other than routine benefits claims).

(h)                                 Except as required by Law or as set forth in the Sellers Disclosure Schedules, no Company Benefit Plan provides any medical, disability or life insurance benefits for retirees or any such post-employment benefits to any Person, except for continuation obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and the regulations (including the proposed regulations) thereunder (“COBRA”). No Company Benefit Plan is a voluntary employee benefit association under Section 501(c)(9) of the Code. To the Knowledge of any Selling Party, each of the Acquired Companies and any ERISA Affiliate of each of the Acquired Companies is in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of COBRA and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

(i)                                     Except as set forth in the Sellers Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation or performance of the Contemplated Transactions (either alone or in conjunction with any other event, including a termination of employment) will result in the acceleration or creation of any rights of any Person to benefits under any Company Benefit Plan (including the acceleration of the vesting or exercisability of any stock options or restricted stock or the acceleration or creation of any rights under any Company Benefit Plan).

(j)                                     None of the Acquired Companies has received services from any Person whom such Acquired Company has treated as an independent contractor or leased employee who should have been treated as a common-law employee.

(k)                                  All contributions to all Company Benefit Plans required to be paid prior to the 1A Closing, the 1B Closing and the Second Closing have been or will be made as of such time. No Acquired Company has any Liabilities for incurred but not reported claims under any Company Benefit Plan or for workers’ compensation claims.

Section 3.15                                Taxes.

(a)                                  Tax Returns Filed and Taxes Paid. Each of the Acquired Companies has duly and timely filed each Tax Return required to be filed with any Tax Authority (or has timely and properly filed valid extensions of time with respect to the filing thereof). Except as disclosed in the Sellers Disclosure Schedules, to the Knowledge of any Selling Party, (i) there is no investigation or other proceeding pending, threatened or expected to be commenced by any Tax Authority for any jurisdiction where any of the Acquired Companies do not file Tax Returns with respect to a given Tax that may lead to an assertion by such Tax Authority that any of the Acquired Companies is or may be subject to a given Tax in such jurisdiction, and (ii) there is no meritorious basis for such an investigation or other proceedings that would result in any such assessment. Each of the Acquired Companies has paid each Tax owing with respect to the assets, ownership, operations and activities of each of the Acquired Companies (as and when due as shown on any Tax Return) and have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto. There are no Liens on any of the assets of any of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 Delivery of Tax Returns; Audits. Oaktree has been furnished by the Selling Parties with true, complete and correct copies of, and the Sellers Disclosure Schedules contain a complete and accurate list of, (i) relevant Tax audit reports, statements of deficiencies, closing or other agreements received by any of the Acquired Companies, and (ii) all federal and state Tax Returns for each of the Acquired Companies for all periods ending on and after December 31, 2001. The Sellers Disclosure Schedules contain a true, complete and accurate list of all material Tax Returns of the Acquired Companies that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of any Selling Party, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in the Sellers Disclosure Schedules. The Selling Parties have delivered or made available to Oaktree copies of any examination reports, statements of deficiencies or similar items with respect to such audits. Except as disclosed in the Sellers Disclosure Schedules, (i) there are no pending, threatened or proposed audits, assessments or claims from any Tax Authority for deficiencies, penalties or interest against any of the Acquired Companies or any of their assets, operations or activities, and (ii) there is no basis for any such audit, assessment or claim. Except as set forth in the Sellers Disclosure Schedule, none of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as disclosed in the Sellers Disclosure Schedules, there are no pending claims for refund of any Tax of any of the Acquired Companies.

(c)                                  Proper Accrual. The amount of the Acquired Companies’ liability for unpaid Taxes for all periods ending on or before the Execution Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to the Acquired Companies as of the Execution Date, and the amount of the Acquired Companies’ liability for unpaid Taxes for all periods ending on or before the 1A Closing Date, the 1B Closing Date or the Second Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Audited Financial Statements.

(d)                                 Tax Agreements. Except as disclosed in the Sellers Disclosure Schedules, as to each year or period for which the statue of limitations for assessments has not yet expired as to a given Tax, none of the Acquired Companies is a party to any Tax allocation, Tax sharing or Tax reimbursement agreement or arrangement with any Person.

(e)                                  Special Tax Status. No Selling Party is a “foreign person” (as that term is defined in Code Section 1445).

(f)                                    Classification and Other Information. Each of the Company, Cannery and Rampart and, when formed, Nevada LLC, has since the date of its inception qualified as a partnership or a disregarded entity for federal and state income tax purposes. As of the Effective Date, each of Esquire and Nevada Palace are S-corporations and are taxed as such. None of the Company, any other Acquired Company or any Tax Authority has taken a position inconsistent with such treatment as set forth in the immediately two preceding sentences.

Section 3.16                                Licenses and Permits. Except as set forth in the Sellers Disclosure Schedules, the Acquired Companies have obtained and maintain in full force and effect, and are in compliance with, all of the Licenses and Permits necessary to conduct the Business as it is presently being conducted and has been conducted during the previous 12 months, except for such Licenses and Permits which, individually or in the aggregate, if not obtained, maintained or complied with, would not have a Material Adverse Effect. The Sellers Disclosure Schedules set forth a list of all such Licenses and Permits, each of which will continue in full force and effect after the 1A Closing Date, the 1B Closing Date and the Second Closing Date (assuming the 1A Closing, the 1B Closing and the Second Closing occur in accordance with this Agreement) on the same terms as currently exist, notwithstanding the consummation of the Contemplated Transactions but after giving effect to the consummation of the Contemplated Transactions. No Selling Party or

Acquired Company has received a currently effective notice indicating that any such Licenses and Permits will be revoked or will not be renewed or will only be renewed on terms that would restrict or prevent the holder thereof from conducting its material operations in the Ordinary Course of Business.

Section 3.17                                Insurance.

(a)                                  The Sellers Disclosure Schedules set forth a list of all insurance policies of each of Nevada Palace and Esquire covering each of them, any of their respective assets or any of their respective directors or officers (in their capacities as such), specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. Copies of all insurance policies and pending applications, if any, of each Acquired Company and a summary of the loss experience of each of the Acquired Companies under such policies have been delivered or made available to the Oaktree Parties by the Selling Parties.

(b)                                 Each of the Acquired Companies has maintained and will continue to maintain in full force and effect, with no gaps in coverage respecting any pre-1A Closing, pre-1B Closing or pre-Second Closing policy, insurance with solvent insurers of recognized reputation covering its properties, business and directors, officers and other personnel in such amounts and covering such risks and losses as is customary for Persons engaged in similar businesses or similar circumstances.

(c)                                  To the Knowledge of any Selling Party, no notice of cancellation or termination or any other notice or indication of intent to cancel or not to renew any insurance policy of any Acquired Company has been received with respect to any such policy and each such policy is legally valid, binding, enforceable and in full force and effect. Each Acquired Company has paid all premiums due, and has otherwise performed all of its respective material obligations under each such policy as and when due.

(d)                                 During the past five years, to the Knowledge of any Selling Party, no Acquired Company has been denied insurance for any reason with respect to any insurance policy for which it applied. No Acquired Company is in breach or default under any such policy, and to the Knowledge of any Selling Party, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, revocation, modification or acceleration, under such policy; and to the Knowledge of any Selling Party, no Acquired Company has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general or otherwise indicating that the insurer is not willing or able to perform its obligations thereunder or that the insurer disputes or intends to dispute the validity of its obligations under any such policy. Within the last five years, no Acquired Company has incurred any material loss, damage, expense or other Liability known to such Acquired Company and covered by any such insurance policy for which it has not properly asserted a claim under such policy. No policy limits for any Acquired Company have been exhausted or materially reduced.

(e)                                  The proceeds under each insurance policy for any Acquired Company have not been assigned, mortgaged or charged in favor of a third party.

Section 3.18                                Compliance with Laws. Except as disclosed in the Sellers Disclosure Schedules and for matters that are the subject of the representations and warranties contained in Section 3.13, Section 3.14, Section 3.15, Section 3.16 and Section 3.21, which are controlled by such Sections without duplication in this Section 3.18, each Acquired Company is, and at all times since January 1, 2000, has been, in compliance in all respects with all pertinent Laws and Orders, other than violations the enforcement of which would not have a Material Adverse Effect.

Section 3.19                                Real Property.

(a)                                  Cannery holds fee simple title to the real property as set forth in the Sellers Disclosure Schedules and identified as being held by Cannery, free and clear of all Liens other than Permitted Exceptions (the “Cannery Owned Property”), and Cannery holds, or has rights to use, the Improvements and the Licenses and Permits associated therewith (the Cannery Owned Property, the Improvements and the Licenses and Permits associated therewith together constitute the “Cannery Owned Interest”), subject only to Permitted Exceptions. Nevada Palace (prior to the 1A Closing) and NP Land (on and after the 1A Closing) holds fee simple title to the real property as set forth in the Sellers Disclosure Schedules and identified as being held by Nevada Palace, free and clear of all Liens other than Permitted Exceptions (the “Nevada Palace Owned Property,” and together with the Cannery Owned Property, the “Owned Property”), and Nevada Palace and Esquire hold, or have rights to use, the Improvements and the Licenses and Permits associated therewith (the Nevada Palace Owned Property, the Improvements and the Licenses and Permits associated therewith together constitute the “Nevada Palace Owned Interest,” and together with the Cannery Owned Interest, the “Owned Interest”).

(b)                                 The Sellers Disclosure Schedules describe each lease and sublease to which any of the Acquired Companies is a party (including any and all amendments, modifications and supplements thereto, a “Lease”). Each of the Acquired Companies owns leasehold interests in certain real properties (the “Leasehold Property”), the Improvements and the Licenses and Permits associated therewith as described in each of the Leases (the Leasehold Property, the Improvements and the Licenses and Permits associated therewith together constitute the “Leasehold Interest”). True, complete and correct copies of each lease and sublease relating to the Leasehold Property have been furnished or made available to the Oaktree Parties by the Selling Parties. Except as set forth in the Sellers Disclosure Schedules, each such Acquired Company holds the Leasehold Interest free and clear of all Liens other than Permitted Exceptions.

(c)                                  The Owned Property and the Leasehold Property collectively constitute the “Real Property.”

(d)                                 The current use and operation of the Real Property and the Improvements do not violate in any respect any covenant, restriction, deed, lease, master lease, sublease, license, agreement, instrument of record, other Contract or License and Permit governing the use or occupancy of the Real Property and the Improvements (including any Lease), except for such violations that, directly or indirectly, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Except as described in the Sellers Disclosure Schedules:

(i)                                     each Lease is legally valid, binding and enforceable against each Acquired Company party thereto and, to the Knowledge of any Selling Party, all other parties thereto, and in full force and effect and no material breach or default by such Acquired Company or, to the Knowledge of any Selling Party, any of the other parties thereto, exists and no event has occurred which, with notice or the lapse of time or both, would constitute a material breach or default or permit termination, revocation, modification, or acceleration thereunder;

(ii)                                  with respect to each Lease, a memorandum of lease and (if applicable) sublease showing each of the Acquired Companies’ Leasehold Interest therein has been recorded in the official records of the county in which the Leasehold Property is located;

(iii)                               no Acquired Company party to any Lease, ground lease, master lease or sublease affecting or giving rights to any Leasehold Interest and, to the Knowledge of any Selling Party, no other party thereto is the subject of any bankruptcy, insolvency or similar proceedings, voluntary or involuntary, under the laws of the United States of any state; and

(iv)                              the Rampart Lease is the only Lease in which the Acquired Companies’ Leasehold Interest is created by a sublease, and with respect thereto, to the Knowledge of any Selling Party, (1) the sublessor under the sublease has not failed to give any notice to the master lessor regarding any extension or renewal option for which the exercise deadline has expired or will expire prior to the 1A Closing Date, the 1B Closing Date or the Second Closing Date, and (2) the master lease is legally valid, binding and enforceable against all other parties thereto and is in full force and effect, free of all Liens other than Permitted Exceptions, and no material breach or default exists by Rampart, the sublessor, the master lessor or any of the other parties thereto, and no event has occurred which, with notice or the lapse of time or both, would constitute a material breach or default or permit termination, revocation, modification, or acceleration under the terms of the master lease.

(f)                                    The Real Property and the Improvements comply with, and are operated in accordance with, all current zoning and building codes (or are legally excepted therefrom) and other material applicable Laws affecting the Real Property and the Improvements, and the possession, use, occupancy or operation thereof, except where the failure to comply, individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Owned Interest or the Leasehold Interest, or the value, use, or occupancy of the Real Property or the Improvements. To the Knowledge of any Selling Party, no Selling Party or Acquired Company has received any written notices of any material violations of any current zoning and building codes and other material applicable Laws affecting the Real Property and the Improvements. The Improvements do not encroach on property other than the Real Property. There are no material latent or patent defects in the physical condition of the Real Property and the Improvements, except for defects, which, individually or in the aggregate, would not have a material adverse effect on the Owned Interest or the Leasehold Interest, or with the value, use, or occupancy of the Real Property or Improvements.

(g)                                 Except for ordinary wear and tear, the Improvements are structurally sound, in good operating condition and repair and adequate for the uses to which they are being put; none of the Improvements is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Real Property and the Improvements are sufficient for the continued conduct of the Business and other operations conducted thereon or therewith after the 1A Closing Date, the 1B Closing Date and the Second Closing Date substantially in the same manner as conducted prior to such time. All material systems (including heating, air conditioning, electrical, plumbing, roofing, structural, and the like) for the current operation of the Real Property and the Improvements are operable and in good condition (ordinary wear and tear excepted). No Selling Party or Acquired Company has received any notice from any Governmental Authority requiring it to make any material repairs or changes to the Real Property or the Improvements or giving notice of any material governmental actions pending or threatened relating to the Real Property or the Improvements.

(h)                                 There is no Action pending or, to the Knowledge of any Selling Party, contemplated or threatened: (i) to take all or any portion of the Real Property or the Improvements through eminent domain; (ii) to modify the zoning or other governmental rules or restrictions applicable to the use or development of the Real Property or the Improvements; or (iii) that would otherwise have a material adverse effect on the Owned Interest or the Leasehold Interest, or with respect to the value, use, or occupancy of the Real Property or Improvements.

(i)                                     The Real Property and the Improvements are connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all material applicable Laws of all public or quasi-public authorities having or claiming jurisdiction thereover.

(j)                                     The Acquired Companies have held a nonrestricted gaming license at the Cannery Hotel and Casino since 2003, at the Rampart Casino since 2003 and at the Nevada Palace since 1981 and have not ceased nonrestricted gaming operations at any of these locations since receiving each respective nonrestricted gaming license. The Acquired Companies are in full compliance with the legislative exemptions to NRS 463.1605, if applicable. The Cannery Hotel and Casino, the Rampart Casino and the Nevada Palace are presently eligible for a nonrestricted gaming license and such eligibility will survive under the standards that exist as of the Execution Date and as of the 1A Closing, the 1B Closing and the Second Closing (assuming the 1A Closing, the 1B Closing and the Second Closing occur in accordance with this Agreement).

(k)                                  The Selling Parties and the Acquired Companies are unaware of any circumstances or conditions concerning the Cannery Hotel and Casino, the Rampart Casino and the Nevada Palace that would prohibit the Acquired Companies from selling alcoholic beverages thereat.

(l)                                     The Selling Parties have delivered or made available to the Oaktree Parties each and every title insurance policy under which any of the Acquired Companies is the insured.

Section 3.20                                Fixed Assets. The Sellers Disclosure Schedules set forth a complete list as of December 31, 2004, of each item of Business Tangible Property owned or leased by any of the Acquired Companies. Each Acquired Company has good and valid title to or a valid leasehold interest in its Business Tangible Property free and clear of any Liens other than Permitted Exceptions. The Business Tangible Property is in all material respects in good condition and working order (reasonable wear and tear excepted), suitable for the operation of the Business as currently being conducted and free from latent and patent defects except for such defects as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.21                                Environmental Matters.

(a)                                  No Hazardous Materials have been produced, used, stored, transported or released in violation of any applicable Environmental Laws, or in quantities that would require reporting to a Governmental Authority pursuant to any Environmental Law.

(b)                                 The Acquired Companies are in compliance with Environmental Laws except for any such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Sellers Disclosure Schedules set forth all of the Environmental Permits necessary to conduct the Business as it is presently being conducted and has been conducted during the previous 12 months, except for such Environmental Permits which, individually or in the aggregate, if not obtained or maintained would not have a Material Adverse Effect. Without limiting Section 3.16, to the Knowledge of any Selling Party, the Acquired Companies have complied and are in compliance with all such Environmental Permits, and have not received any unresolved written notice that:  (i) any such existing Environmental Permits will be revoked; or (ii) any pending application for any new such material permit or renewal of any existing Environmental Permits will be denied.

(c)                                  Except as set forth in the Sellers Disclosure Schedules, no Acquired Company has received any notice or other indication of any actual, alleged or potential noncompliance with, Liability under, or claimed violation of, any Environmental Laws and, to the Knowledge of any Selling Party, there is no event or condition which could reasonably be expected to cause noncompliance with, Liability under, or violation of, any such Environmental Laws the effect of which, individually or in the aggregate, would have a Material Adverse Effect.

(d)                                 Except as set forth in the Sellers Disclosure Schedules, there are no underground storage tanks, surface impoundment or other disposal area, or any waste management unit dedicated to the disposal, treatment or long-term (greater than 90 days) storage of Hazardous Materials located at or on the Owned Property or Leasehold Property. To the Knowledge of any Selling Party, prior to the Execution Date, there has been no spill, release, discharge, disposal or arrangement for disposal of any Hazardous Materials on or under any Leasehold Property or under any other property owned, leased or occupied by any of the Acquired Companies or their predecessors the effect of which, individually or in the aggregate, would have a Material Adverse Effect.

(e)                                  To the Knowledge of any Selling Party, there is no site to which the Acquired Companies have transported or arranged for the transport of any Hazardous Material which is or threatened to be, the subject of any Action.

(f)                                    None of the Acquired Companies is an indemnitor in connection with any potential or actual claim for any liability or responsibility under any Environmental Law.

(g)                                 None of the Acquired Companies is currently subject to any consent order or decree, or is subject to any judgment, settlement, order, or remediation agreement relating to, compliance with, or Liability under, any Environmental Law, Environmental Permit, or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of any Hazardous Material.

(h)                                 True, correct and complete copies of all environmental audits or inspections, or other written reports concerning environmental issues, pertaining to any current or former operations of any Acquired Company, and which are in the possession or control of any Selling Party or Acquired Company, have been provided or made available to the Oaktree Parties, and to the Knowledge of any Selling Party there are no such reports which are not in its or any Acquired Company’s possession or control.

Section 3.22                                Intellectual Property. Each Acquired Company owns or has the right to use, free and clear of all Liens (subject to Permitted Exceptions), all of the Intellectual Property used by it in the conduct of the Business as presently conducted and will continue to have such rights after the consummation of the Contemplated Transactions. No Acquired Company uses any registered trademarks, trade names, copyrights or patents (or have applications therefor pending) in connection with its business, except for those set forth in the Sellers Disclosure Schedules. To the Knowledge of any Selling Party, all rights to Intellectual Property are valid and subsisting. Except for licenses listed in the Sellers Disclosure Schedules, none of the Acquired Companies has granted to any Person the right to use any Intellectual Property. To the Knowledge of any Selling Party, no use by the Acquired Companies of any Intellectual Property infringes the intellectual property rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect if any cease and desist letter were sent or any infringement Action were decided adversely against any Selling Party. Except as set forth in the Sellers Disclosure Schedules, no Actions are pending or, to the Knowledge of any Selling Party, threatened, alleging that the use by any Acquired Company of any Intellectual Property infringes on the rights of any third party and no claim has been received by any Selling Party or any Acquired Company alleging any such infringement, other than any such infringements or Actions that, individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Effect. To the Knowledge of any Selling Party, no Person is infringing any of the Intellectual Property owned by the Acquired Companies.

Section 3.23                                Absence of Certain Changes. Since December 31, 2004, there has been no Material Adverse Effect. In addition to the foregoing, since December 31, 2004 and except as set forth in the Sellers Disclosure Schedules, each Acquired Company has been operated in the Ordinary Course of Business and no Acquired Company has taken any action of a type that if taken after the Execution Date would be prohibited by Section 6.1.

Section 3.24                                Brokers and Finders. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of any Selling Party or any Acquired Company will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from any Selling Party or any Acquired Company or in connection with the execution of this Agreement or any of the Other Documents or upon consummation of the Contemplated Transactions.

Section 3.25                                Related Party Transactions. Except as set forth in the Sellers Disclosure Schedules:

(a)                                  there is no indebtedness between any Acquired Company, on the one hand, and any Selling Party, any Affiliate of any Selling Party or any officer, director or employee of any Selling Party, any Affiliate of any Selling Party or any Acquired Company, on the other hand (other than to another Acquired Company);

(b)                                 neither any Selling Party, any Affiliate of any Selling Party nor any officer, director or employee of any Selling Party, any Affiliate of any Selling Party or any Acquired Company owns, in whole or in part, or provides or causes to be provided to any Acquired Company, any assets, services or facilities of any Acquired Company (other than from another Acquired Company);

(c)                                  no Acquired Company provides or causes to be provided any assets, services or facilities to any Selling Party, any Affiliate of any Selling Party or any officer, director or employee of any Selling Party, any Affiliate of any Selling Party or any Acquired Company (other than to another Acquired Company);

(d)                                 no Acquired Company beneficially owns, directly or indirectly, any investment in or issued by any Selling Party, any Affiliate of any Selling Party or any officer, director or employee of any Selling Party, any Affiliate of any Selling Party or any Acquired Company (other than in another Acquired Company); and

(e)                                  no Acquired Company made any payment to any Selling Party, any Affiliate of any Selling Party or any officer, director or employee of any Selling Party, any Affiliate of any Selling Party or any Acquired Company since the date of the

Most Recently Audited Financial Statements (other than compensation to employees of the Acquired Companies or pursuant to existing contractual or tax sharing arrangements disclosed in the Sellers Disclosure Schedules)

(such transactions described in each of (a) through (e) collectively without regard to the parentheticals contained therein or exceptions set forth in the Sellers Disclosure Schedules, the “Related Party Transactions”).

Section 3.26                                Absence of Certain Business Practices. Neither any Selling Party or any Acquired Company, nor any Selling Party’s or any Acquired Company’s directors or officers, nor to the Knowledge of any Selling Party, any of the Acquired Companies’ Representatives, has directly or indirectly (a) made any contribution or gift which contribution or gift is in violation of any applicable Law, (b) made any bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of any Acquired Company or any Affiliate of any Acquired Company, or (iv) in violation of any Law, or (c) established or maintained any fund or asset of any Acquired Company that has not been recorded in the books and records of any Acquired Company.

Section 3.27                                Restrictions on Business Activities. Except as set forth in the Sellers Disclosure Schedules, there is no Order binding upon any Selling Party or any Acquired Company or, to the Knowledge of any Selling Party, threatened, that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business as currently conducted or any business practice of the Acquired Companies, including the acquisition of property, the provision of services, the hiring of employees, and the solicitation of customers, in each case either individually or in the aggregate that would have a Material Adverse Effect.

Section 3.28                                Securities Offerings. Subject to the accuracy of the Oaktree Parties’ representations and warranties made in Article IV, the transfer by each of the Company and NP Land of the Preferred Units and the NP Land Units, respectively, to AcquisitionCo and LandCo, respectively, in conformity with the terms of this Agreement and the Other Documents are, and will be as of the Second Closing, exempt from the registration requirement of Section 5 of the Securities Act and the registration or qualification requirement of any applicable state securities or “blue sky” laws.

Section 3.29                                Investment Representations. With respect to the Preferred Units acquired by Millennium and the NP Land Units acquired by Nevada Palace in connection with the Contemplated Transactions:

(a)                                  Preexisting Relationship or Experience. By reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or NP Land or any of their respective Affiliates, each of Millennium and Nevada Palace is capable of evaluating the risks and merits of an investment in the Preferred Units and the NP Land Units, as applicable, and of protecting its own interests in connection with such investments.

(b)                                 No Advertising. Neither Millennium nor Nevada Palace has seen, received, been presented with or been solicited by, any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Preferred Units or the NP Land Units, as applicable.

(c)                                  Investment Intent. Each of Millennium and Nevada Palace is acquiring the Preferred Units and the NP Land Units, as applicable, for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of such Preferred Units or NP Land Units.

(d)                                 Economic Risk. Each of Millennium and Nevada Palace acknowledges that an investment in the Preferred Units and the NP Land Units, as applicable, is a speculative investment which involves a substantial degree of risk of loss by it of its entire investment in the Company or NP Land, as applicable, and each of Millennium and Nevada Palace is financially able to bear the economic risk of such investment, including the total loss thereof.

(e)                                  Tax Consequences. Each of Millennium and Nevada Palace acknowledges that the Tax consequences to it of investing in the Company and NP Land, as applicable, will depend on its particular circumstances, and it will look solely to, and rely upon, its own advisers with respect to the Tax consequences of its investment in the Preferred Units and the NP Land Units, as applicable.

(f)                                    No Registration of Units. Each of Millennium and Nevada Palace acknowledges that the Preferred Units and the NP Land Units, as applicable, have not been registered under the Securities Act or any other applicable blue sky laws in reliance, in part, on its representations, warranties and agreements herein.

(g)                                 Restrictions on Transferability. Each of Millennium and Nevada Palace understands that the Preferred Units and the NP Land Units, as applicable, are “restricted securities” under the Securities Act in that the Preferred Units and the NP Land Units will be acquired in a transaction not involving a public offering, and that the Preferred Units and the NP Land Units may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Preferred Units and the NP Land Units must be held indefinitely. Each of Millennium and Nevada Palace acknowledges that there will be substantial restrictions on the transferability of its Preferred Units and its NP Land Units, as applicable, pursuant to the Company Amended Operating Agreement and the NP Land Amended Operating Agreement, that there is no public market for such Preferred Units and NP Land Units, and none is expected to develop, and that, accordingly, it may not be possible for it to liquidate its investment in the Company or NP Land, as applicable.

(h)                                 No Disposition in Violation of Law. Without limiting the representations set forth in this Section 3.29, each of Millennium and Nevada Palace will not make any disposition of all or any part of the Preferred Units or the NP Land Units, as applicable, which will result in the violation by it or by the Company or NP Land of the Securities Act, any other applicable securities laws, this Agreement, the Company Amended Operating Agreement or the NP Land Amended Operating Agreement.

(i)                                     Legends. Each of Millennium and Nevada Palace understands that the certificates, if any, evidencing the Preferred Units and the NP Land Units, as applicable, may bear the following legend (and any legend required by applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO [THE COMPANY OR NP LAND, AS APPLICABLE], SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH IN THE OPERATING AGREEMENT [OF THE COMPANY OR NP LAND, AS APPLICABLE], AS IT MAY BE AMENDED.”

Millennium also understands that the certificates, if any, evidencing the Preferred Units shall bear the following legend:

“THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN SUCH STATE, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF NEVADA AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON ANY SUCH SECURITY, (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY, FOR SERVICES RENDERED OR OTHERWISE.”

Section 3.30                                Employees of CCR. Neither Wortman nor Paulos are employees of the Company or any of its Subsidiaries, nor are there any agreements for either Wortman or Paulos to become employees of the Company or any of its Subsidiaries.

Section 3.31                                Disclosure. No representation or warranty or other statement made by the Selling Parties in this Agreement, or in any certificate delivered or to be delivered in connection herewith contains any untrue statement or omits to state any fact necessary to make such representation and warranty or statement, in light of the circumstances under which it was made, not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE OAKTREE PARTIES

Except (a) for exceptions that are referenced where applicable in the text of the specific representations and warranties below and (b) as described in the disclosure schedules delivered by the Oaktree Parties to the Selling Parties (the “Oaktree Disclosure Schedules”), which Oaktree Disclosure Schedules will be arranged in numbered schedules corresponding to the Section numbers contained in this Agreement and which will not be qualified by any other material (other than express cross-references) contained in such Oaktree Disclosure Schedules, the Oaktree Parties hereby represent and warrant, jointly and severally, to each of Millennium, Nevada Palace and Esquire as of the Execution Date as follows:

Section 4.1                                      Organization and Good Standing. Each Oaktree Party (a) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and (c) is duly qualified to transact business as a foreign entity and is in good standing in each state or jurisdiction in which the ownership of its properties or conduct of its business requires such qualification, except in the case of clause (c) for failures to so qualify that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by such Oaktree Party.

Section 4.2                                      Oaktree Parties’ Authority; Enforceability. Each Oaktree Party has the power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement and such Other Documents and the consummation of the Contemplated Transactions have been duly and validly authorized by all necessary action on the part of each Oaktree Party. This Agreement and such Other Documents, when duly executed and delivered by the other parties hereto and thereto, will constitute the legally valid and binding obligations of each Oaktree Party enforceable against such Oaktree Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity and the discretion of the court before which any proceeding may be brought.

Section 4.3                                      Consents and Approvals. Except for the HSR Notifications and the Oaktree Licenses and as set forth in the Oaktree Disclosure Schedules, no notices, reports, registrations or other filings are required to be made by any Oaktree Party with, nor are any consents, approvals or authorizations required to be obtained by any Oaktree Party from, any Governmental Authority or any other Person, in connection with the consummation of the Contemplated Transactions, the execution, delivery and performance of this Agreement or, at the time of their execution, the Other Documents, by such Oaktree Party, except where the failure to make such notices, reports, registrations or other filings or to obtain such consents, approvals or authorizations from such Governmental Authority or other Person, individually or in the aggregate with other such failures, is not material in the context of the Contemplated Transactions.

Section 4.4                                      No Violations. The execution and delivery by each Oaktree Party of this Agreement and the Other Documents to which such Oaktree Party is a party do not, and the performance and consummation of the Contemplated Transactions by such Oaktree Party will not:

(a)                                  violate, breach or contravene any provision of the Governing Documents of any Oaktree Party;

(b)                                 violate, breach, conflict with, or constitute or result in a default, acceleration, termination or modification of the terms of, or entitle any party to declare such a default, or to accelerate, terminate or modify the terms of or under (in each case with or without notice or lapse of time or both), any provision of any Contract to which any Oaktree Party is a party or to which any Oaktree Party or any of its properties or assets may be bound, other than such violations, conflicts, breaches or defaults that, individually or in the aggregate, are not material to any Oaktree Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Oaktree Party;

(c)                                  violate any Law or Order of any Governmental Authority applicable to any Oaktree Party, other than such violations that, individually or in the aggregate, are not material to such Oaktree Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Oaktree Party; or

(d)                                 violate, breach, contravene or conflict with, or result in the cancellation, modification, revocation or suspension of, any Licenses and Permits issued to any Oaktree Party or required for such Oaktree Party to lawfully conduct and operate its respective businesses in the manner it currently conducts and operates such businesses or to permit such Oaktree Party to own and use its respective assets in the manner it currently owns and uses them, other than such violations that, individually or in the aggregate, are not material to such Oaktree Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents and the Contemplated Transactions by such Oaktree Party.

Section 4.5                                      Brokers and Finders. Other than as set forth in the Oaktree Disclosure Schedules, no agent, broker, investment banker, intermediary, finder or firm acting on behalf of any Oaktree Party will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from any Oaktree Party in connection with the execution of this Agreement or upon consummation of the Contemplated Transactions.

Section 4.6                                      Investment Representations.

(a)                                  Preexisting Relationship or Experience. By reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by any Selling Party, each of AcquisitionCo and LandCo is capable of evaluating the risks and merits of an investment in the Preferred Units and the NP Land Units, respectively, and of protecting its own interests in connection with such investments.

(b)                                 No Advertising. Each of AcquisitionCo and LandCo has not seen, received, been presented with or been solicited by, any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Preferred Units or the NP Land Units, respectively.

(c)                                  Investment Intent. Each of AcquisitionCo and LandCo is acquiring the Preferred Units and the NP Land Units, respectively, for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of such Preferred Units or NP Land Units.

(d)                                 Economic Risk. Each of AcquisitionCo and LandCo acknowledges that an investment in the Preferred Units and the NP Land Units, respectively, is a speculative investment which involves a substantial degree of risk of loss by it of its entire investment in the Company or NP Land, respectively, and each of AcquisitionCo and LandCo is financially able to bear the economic risk of such investment, including the total loss thereof.

(e)                                  Tax Consequences. Each of AcquisitionCo and LandCo acknowledges that the Tax consequences to it of investing in the Company and NP Land, respectively, will depend on its particular circumstances, and it will look solely to, and rely upon, its own advisers with respect to the Tax consequences of its investment in the Preferred Units and the NP Land Units, respectively.

(f)                                    No Registration of Units. Each of AcquisitionCo and LandCo acknowledges that the Preferred Units and the NP Land Units, respectively, have not been registered under the Securities Act or any other applicable blue sky laws in reliance, in part, on its representations, warranties and agreements herein.

(g)                                 Restrictions on Transferability. Each of AcquisitionCo and LandCo understands that the Preferred Units and the NP Land Units, respectively, are

“restricted securities” under the Securities Act in that the Preferred Units and the NP Land Units will be acquired in a transaction not involving a public offering, and that the Preferred Units and the NP Land Units may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Preferred Units and the NP Land Units must be held indefinitely. Each of AcquisitionCo and LandCo acknowledges that there will be substantial restrictions on the transferability of its Preferred Units and its NP Land Units, respectively, pursuant to the Company Amended Operating Agreement and the NP Land Amended Operating Agreement, respectively, that there is no public market for such Preferred Units and such NP Land Units, respectively, and none is expected to develop, and that, accordingly, it may not be possible for it to liquidate its investment in the Company or NP Land, respectively.

(h)                                 No Disposition in Violation of Law. Without limiting the representations set forth in this Section 4.6, AcquisitionCo and LandCo will make any disposition of all or any part of the Preferred Units or the NP Land Units, respectively, which will result in the violation by it or by the Company or NP Land, respectively, of the Securities Act, any other applicable securities laws, this Agreement, the Company Amended Operating Agreement or the NP Land Amended Operating Agreement.

(i)                                     Legends. AcquisitionCo and LandCo understands that the certificates, if any, evidencing the Preferred Units and the NP Land Units, respectively, may bear the following legend (and any legend required by applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO [THE COMPANY OR NP LAND, AS APPLICABLE], SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH IN THE OPERATING AGREEMENT [OF THE COMPANY OR NP LAND, AS APPLICABLE], AS IT MAY BE AMENDED.”

AcquisitionCo also understands that the certificates, if any, evidencing the Preferred Units shall bear the following legend:

“THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN SUCH STATE, SUCH OWNER MUST DISPOSE OF SUCH

SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF NEVADA AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON ANY SUCH SECURITY, (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY, FOR SERVICES RENDERED OR OTHERWISE.”

Section 4.7                                      No Litigation. There are no Actions pending or, to the Knowledge of Oaktree, threatened against any Oaktree Party or any of its assets, other than Actions, individually or in the aggregate, that are not material to such Oaktree Party’s ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement, the Other Documents or the Contemplated Transactions by such Oaktree Party.

ARTICLE V.
CONDITIONS PRECEDENT FOR 1A CLOSING, 1B CLOSING AND SECOND CLOSING

Section 5.1                                      Oaktree Parties’ Conditions.

(a)                                  The Oaktree Parties’ obligation to consummate the 1A Closing Transactions to be consummated by them (including, for the avoidance of doubt, the making of the loans to fund the NP Land Purchase and the Schiff Esquire Redemption and Payoff and the Schiff NP Redemption and Payoff) is subject to the satisfaction, at or prior to the 1A Closing Date, of the following conditions, any or all of which may be waived, in whole or in part, by the Oaktree Parties in their sole and absolute discretion:

(i)                                     the Selling Parties shall have given all material notices to Governmental Authorities required to be given by the Selling Parties in connection with the 1A Closing Transactions (including, for the avoidance of doubt, the loans and security related thereto), and shall have received all approvals from such Governmental Authorities in connection therewith (including any Gaming Approvals);

(ii)                                  the representations and warranties of each of Millennium, Nevada Palace and Esquire contained in Article III that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date (unless the inaccuracy or inaccuracies as of the Execution Date that would otherwise result in a failure of this condition have been Cured as of the 1A Closing Date) and at and as of the 1A Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               the representations and warranties of WCW, Esquire and Nevada Palace contained in the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement, respectively, that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the 1A Closing Date) and at and as of the 1A Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              each of the Selling Parties shall have performed and complied, or shall have caused the Acquired Companies to have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by the Selling Parties and the Acquired Companies prior to or at the 1A Closing;

(v)                                 each of the conditions set forth in the Schiff Redemption Agreement as provided to the Oaktree Parties pursuant to Section 7.2(a)(iii) shall have been satisfied or waived; provided, however, that if any such waiver increases the price, impairs the value of the stock redeemed (including as a result of a failure of a condition related to a representation and warranty or a covenant), risks rescission of the agreement or is otherwise adverse to the Oaktree Parties, then waiver of such condition shall have been approved by the Oaktree Parties in writing in their sole and absolute discretion prior to such waiver;

(vi)                              each of the Selling Parties shall have delivered a certificate dated as of the 1A Closing Date, and signed by its most senior executive officer (or, if an individual, in his personal capacity), to the effect that the conditions set forth in Section 5.1(a)(ii), Section 5.1(a)(iii), Section 5.1(a)(iv) and Section 5.1(a)(v) applicable to it have been satisfied;

(vii)                           no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the Contemplated Transactions;

(viii)                        the Selling Parties shall have delivered to the Oaktree Parties the instruments, documents and certificates described in Section 7.2(a);

(ix)                                since the Execution Date, there shall have been no change in any applicable Law that makes it illegal for any party thereto to perform its obligations pursuant to the Contemplated Transactions;

(x)                                   neither the death nor Disability of both Paulos and Wortman shall have occurred;

(xi)                                a “Forced Rampart Sale” (as such term is defined under either the Note Purchase Agreement or the Credit Agreement) shall not have occurred;

(xii)                             there shall not have occurred any “event of default,” as such term is defined under either the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement (which shall not include any “event of default” that has been waived by any lender or administrative or other agent under the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement to the extent such waiver is unconditional (or, if conditional, the conditions to such waiver have been fully satisfied prior to the 1A Closing Date) or not temporally limited (or, if temporally limited, such waiver shall not expire until at least one year after the 1A Closing Date), and shall not include any “event of default” that has been cured prior to the 1A Closing Date);

(xiii)                          all Required Consents for the 1A Closing shall have been obtained and shall be in full force and effect;

(xiv)                         the Oaktree Parties shall have received a legal opinion from Santoro, Driggs, Walch, Kearney, Johnson & Thompson, counsel to the Selling Parties, containing opinions regarding organization and good standing, due authorization, execution and delivery, no violations, no consents and enforceability, which opinions shall be reasonably satisfactory to the Oaktree Parties, subject to customary limitations, qualifications and assumptions;

(xv)                            the Oaktree Parties shall have received a legal opinion from Kummer Kaempfer Bonner & Renshaw containing opinions regarding zoning and entitlements, which opinions shall be reasonably satisfactory to the Oaktree Parties, subject to customary limitations, qualifications and assumptions;

(xvi)                         there shall not have occurred any change in the Gaming Laws that would prohibit The Cannery Hotel and Casino, the Rampart Casino or the Nevada Palace from being eligible for a nonrestricted gaming license; and

(xvii)                      the Wortman Loan, the Esquire Loan and the Nevada Palace Oaktree Loan shall be drawn upon concurrently with the 1A Closing Transactions.

(b)                                 The Oaktree Parties’ obligation to consummate the 1B Closing Transactions to be consummated by them (including, for the avoidance of doubt, the making of the loans to fund the Mendenhall Purchase) is subject to the satisfaction, at or prior to the 1B Closing Date, of the following conditions, any or all of which may be waived, in whole or in part, by the Oaktree Parties in their sole and absolute discretion:

(i)                                     the Selling Parties shall have given all material notices to Governmental Authorities required to be given by the Selling Parties in connection with the 1B Closing Transactions (including, for the avoidance of doubt, the loans and security related thereto), and shall have received all approvals from such Governmental Authorities in connection therewith (including any Gaming Approvals);

(ii)                                  the representations and warranties of each of Millennium, Nevada Palace and Esquire contained in Article III that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date and the 1A Closing Date (unless the inaccuracy or inaccuracies as of the Execution Date or the 1A Closing Date that would otherwise result in a failure of this condition have been Cured as of the 1B Closing Date) and at and as of the 1B Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               the representations and warranties of each of MGIM, WCW, Esquire and Nevada Palace contained in the Mendenhall A Loan Agreement, the Mendenhall B Loan Agreement, the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement, respectively, that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the 1B Closing Date) and at and as of the 1B Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              each of the Selling Parties shall have performed and complied, or shall have caused the Acquired Companies to have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by the Selling Parties and the Acquired Companies prior to or at the 1B Closing;

(v)                                 each of the conditions set forth in the Mendenhall Purchase Agreement as provided to the Oaktree Parties pursuant to Section 7.2(b)(iii) shall have been satisfied or waived; provided, however, that if any such waiver increases the price, impairs the value of the units or stock acquired or redeemed (including as a result of a failure of a condition related to a representation and warranty or a covenant), risks rescission of the agreement or is otherwise adverse to the Oaktree Parties, then waiver of such condition shall have been approved by the Oaktree Parties in writing in their sole and absolute discretion prior to such waiver;

(vi)                              each of the Selling Parties shall have delivered a certificate dated as of the 1B Closing Date, and signed by its most senior executive officer (or, if an individual, in his personal capacity), to the effect that the conditions set forth in Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv) and Section 5.1(b)(v) applicable to it have been satisfied;

(vii)                           no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the Contemplated Transactions;

(viii)                        the Selling Parties shall have delivered to Oaktree the instruments, documents and certificates described in Section 7.2(b);

(ix)                                since the 1A Closing Date, there shall have been no change in any applicable Law that makes it illegal for any party thereto to perform its obligations pursuant to the Contemplated Transactions;

(x)                                   neither the death nor Disability of both Paulos and Wortman shall have occurred;

(xi)                                a “Forced Rampart Sale” (as such term is defined under either the Note Purchase Agreement or the Credit Agreement) shall not have occurred;

(xii)                             there shall not have occurred any “event of default,” as such term is defined under either the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement (which shall not include any “event of default” that has been waived by any lender or administrative or other agent under the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement to the extent such waiver is unconditional (or, if conditional, the conditions to such waiver have been fully satisfied prior to the 1B Closing Date) or not temporally limited (or, if temporally limited, such waiver shall not expire until at least one year after the 1B Closing Date), and shall not include any “event of default” that has been cured prior to the 1B Closing Date);

(xiii)                          all Required Consents for the 1B Closing shall have been obtained and shall be in full force and effect;

(xiv)                         the 1A Closing shall have occurred;

(xv)                            the Mendenhall Loans shall be drawn upon concurrently with the 1A Closing Transactions;

(xvi)                         the Oaktree Parties shall have received a bring-down legal opinion from Santoro, Driggs, Walch, Kearney, Johnson & Thompson, counsel to the Selling Parties, containing opinions regarding organization and good standing, due authorization, execution and delivery, no violations, no consents and enforceability, which opinions shall be reasonably satisfactory to the Oaktree Parties, subject to customary limitations, qualifications and assumptions;

(xvii)                      the Oaktree Parties shall have received a bring-down legal opinion from Kummer Kaempfer Bonner & Renshaw containing opinions regarding zoning and entitlements, which opinions shall be reasonably satisfactory to the Oaktree Parties, subject to customary limitations, qualifications and assumptions;

(xviii)                   there shall not have occurred any change in the Gaming Laws that would prohibit The Cannery Hotel and Casino, the Rampart Casino or the Nevada Palace from being eligible for a nonrestricted gaming license; and

(xix)                           the form of each of the Esquire Purchase Agreement, the Esquire Assignment and Assumption Agreement, the Company Esquire Purchase Agreement and the Company Esquire Assignment and Assumption Agreement shall have been finalized and shall be satisfactory to the Oaktree Parties.

(c)                                  The Oaktree Parties’ obligation to consummate the remainder of the Contemplated Transactions (including the Mendenhall Exchange, the Preferred Unit Exchange and the Oaktree Land Exchange) is subject to the satisfaction, at or prior to the Second Closing Date, of the following conditions, any or all of which may be waived, in whole or in part, by the Oaktree Parties in their sole and absolute discretion:

(i)                                     the Selling Parties shall have given, or shall have caused the Acquired Companies to have given, all material notices to Governmental Authorities required to be given by the Selling Parties and the Acquired Companies in connection with the remainder of the Contemplated Transactions, and shall have received all approvals from such Governmental Authorities in connection therewith (including any Gaming Approvals);

(ii)                                  the representations and warranties of each of Millennium, Nevada Palace and Esquire contained in Article III that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date, the 1A Closing Date and the 1B Closing Date (unless the inaccuracy or inaccuracies as of the Execution Date that would otherwise result in a failure of this condition have been Cured as of the Second Closing) and at and as of the Second Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               to the extent the Company Oaktree Loan is made at the Second Closing, the representations and warranties of the Company contained in the

Company Oaktree Loan Agreement that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the Second Closing Date) and at and as of the Second Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              each of the Selling Parties shall have performed and complied, or shall have caused the Acquired Companies to have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by the Selling Parties and the Acquired Companies prior to or at the Second Closing; provided, however, that if Section 6.1(a)(i) and Section 6.1(c) would be violated but for the waiver or consent by the “Administrative Agent” (as such term is defined in the Credit Agreement) of such action otherwise prohibited by Section 6.1(a)(1) or Section 6.1(c), then such action shall constitute a failure of condition under this Section 5.1(c)(iii) if such action was intentional, knowing or otherwise taken with reckless indifference;

(v)                                 each of the Selling Parties shall have delivered a certificate dated as of the Second Closing Date, and signed by its most senior executive officer (or, if an individual, in his personal capacity), to the effect that the conditions set forth in Section 5.1(c)(ii) through Section 5.1(c)(iv) applicable to it have been satisfied;

(vi)                              no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the remainder of the Contemplated Transactions;

(vii)                           the Selling Parties shall have delivered to the Oaktree Parties the instruments, documents and certificates described in Section 7.2(c);

(viii)                        if applicable, the HSR Act shall have been complied with and all waiting periods required thereby, including extensions thereof, shall have either expired without adverse comment or been previously terminated;

(ix)                                since the 1B Closing Date, there shall have been no change in any applicable Law that makes it illegal for any party hereto to perform its obligations hereunder;

(x)                                   the Oaktree Parties shall have obtained all Oaktree Licenses, including the Gaming Approvals necessary for the consummation of the Contemplated Transactions;

(xi)                                there shall have occurred (A) any “Event of Default” as defined in the Credit Agreement under Section 9.1(h), Section 9.1(j) or Section 9.1(n) of the Credit Agreement or (ii) any other “Event of Default” as defined in the Credit Agreement pursuant to which the lenders thereunder shall have proceeded to enforce their remedies under Section 9.2(c) of the Credit Agreement;

(xii)                             all Required Consents for the Second Closing shall have been obtained and shall be in full force and effect;

(xiii)                          to the extent the Company Oaktree Loan is made at the Second Closing, the Company Oaktree Loan shall be drawn upon concurrently with the remainder of the Contemplated Transactions;

(xiv)                         the 1A Closing and the 1B Closing shall have occurred; and

(xv)                            neither the death nor Disability of both Paulos and Wortman shall have occurred.

Section 5.2                                      Selling Parties’ Conditions.

(a)                                  The obligation of each of the Selling Parties to consummate the 1A Closing Transactions to be consummated by it is subject to the satisfaction, at or prior to the 1A Closing Date, of each of the following conditions, any or all of which may be waived, in whole or in part, by such party in its sole and absolute discretion:

(i)                                     the Oaktree Parties shall have given all material notices to Governmental Authorities required to be given by the Oaktree Parties in connection with the 1A Closing Transactions (including, for the avoidance of doubt, the loans and security related thereto), and shall have received all approvals from such Governmental Authorities in connection therewith (including any Gaming Approvals);

(ii)                                  the representations and warranties of the Oaktree Parties contained in Article IV that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date (unless the inaccuracy or inaccuracies as of the Execution Date that would otherwise result in a failure of this condition have been Cured as of the 1A Closing Date) and at and as of the 1A Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               the representations and warranties of LandCo or Oaktree, as applicable, contained in the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement that are qualified as to materiality or

Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the 1A Closing Date) and at and as of the 1A Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              the Oaktree Parties shall have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by the Oaktree Parties prior to or at the 1A Closing;

(v)                                 each of the Oaktree Parties shall have delivered a certificate dated as of the 1A Closing Date, and signed by its most senior executive officer or a Vice President, to the effect that the conditions set forth in Section 5.2(a)(ii) through Section 5.2(a)(iv) applicable to it have been satisfied;

(vi)                              no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the Contemplated Transactions;

(vii)                           the Oaktree Parties shall have delivered the instruments, documents and certificates described in Section 7.2(d);

(viii)                        each of the conditions set forth in the Schiff Redemption Agreement shall have been satisfied or waived; provided, however, that if any such waiver increases the price, impairs the value of the units acquired or redeemed (including as a result of a failure of a condition related to a representation and warranty or a covenant), risks rescission of the agreement or is otherwise adverse to the Oaktree Parties, then waiver of such condition shall have been approved by the Oaktree Parties in writing in their sole and absolute discretion prior to such waiver;

(ix)                                neither the death nor Disability of both Paulos and Wortman shall have occurred;

(x)                                   all Required Consents for the 1A Closing shall have been obtained and shall be in full force and effect; and

(xi)                                since the Execution Date, there shall have been no change in any applicable Law that makes it illegal for any party thereto to perform its obligations pursuant to the Contemplated Transactions.

(b)                                 The obligation of each of the Selling Parties to consummate the 1B Closing Transactions to be consummated by it is subject to the satisfaction, at or prior to the 1B Closing Date, of each of the following conditions, any or all of which may be waived, in whole or in part, by such party in its sole and absolute discretion:

(i)                                     the Oaktree Parties shall have given all material notices to Governmental Authorities required to be given by the Oaktree Parties in connection with the 1B Closing Transactions (including, for the avoidance of doubt, the loans and security related thereto), and shall have received all approvals from such Governmental Authorities in connection therewith (including any Gaming Approvals);

(ii)                                  the representations and warranties of the Oaktree Parties contained in Article IV that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date and the 1A Closing Date (unless the inaccuracy or inaccuracies as of the Execution Date or the 1A Closing Date that would otherwise result in a failure of this condition have been Cured as of the 1B Closing Date) and at and as of the 1B Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               the representations and warranties of AcquisitionCo, LandCo or Oaktree, as applicable, contained in the Mendenhall A Loan Agreement, the Mendenhall B Loan Agreement, the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the 1B Closing Date) and at and as of the 1B Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              the Oaktree Parties shall have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by the Oaktree Parties prior to or at the 1B Closing;

(v)                                 each of the Oaktree Parties shall have delivered a certificate dated as of the 1B Closing Date, and signed by its most senior executive officer or a Vice President, to the effect that the conditions set forth in Section 5.2(b)(ii) through Section 5.2(b)(iv) applicable to it have been satisfied;

(vi)                              no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the Contemplated Transactions;

(vii)                           the Oaktree Parties shall have delivered the instruments, documents and certificates described in Section 7.2(e);

(viii)                        each of the conditions set forth in the Mendenhall Purchase Agreement shall have been satisfied or waived; provided, however, that if any such waiver increases the price, impairs the value of the units acquired or redeemed (including as a result of a failure of a condition related to a representation and warranty or a covenant), risks rescission of the agreement or is otherwise adverse to the Oaktree Parties, then waiver of such condition shall have been approved by the Oaktree Parties in writing in their sole and absolute discretion prior to such waiver;

(ix)                                neither the death nor Disability of both Paulos and Wortman shall have occurred;

(x)                                   the 1A Closing shall have occurred;

(xi)                                all Required Consents for the 1B Closing shall have been obtained and shall be in full force and effect;

(xii)                             since the 1A Closing Date, there shall have been no change in any applicable Law that makes it illegal for any party thereto to perform its obligations pursuant to the Contemplated Transactions; and

(xiii)                          the form of each of the Esquire Purchase Agreement, the Esquire Assignment and Assumption Agreement, the Company Esquire Purchase Agreement and the Company Esquire Assignment and Assumption Agreement shall have been finalized.

(c)                                  The Selling Parties’ obligation to consummate the remainder of the Contemplated Transactions (including the Mendenhall Exchange, the Preferred Unit Exchange, the Oaktree Land Exchange, the NP Land Contribution, the Esquire Purchase, the Company Esquire Purchase and the Nevada LLC Contribution) is subject to the satisfaction, at or prior to the Second Closing Date, of each of the following conditions, any or all of which may be waived, in whole or in part, by the Selling Parties in their sole and absolute discretion:

(i)                                     the Oaktree Parties shall have given all material notices to Governmental Authorities required to be given by them in connection with the remainder of the Contemplated Transactions;

(ii)                                  the representations and warranties of the Oaktree Parties contained in Article IV that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Execution Date, the 1A Closing Date and the 1B Closing Date (unless the inaccuracy or inaccuracies as of the Execution Date, the 1A Closing Date or the 1B Closing Date that would otherwise result in a failure of this condition have been Cured as of the Second Closing) and at and as of the Second Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iii)                               the representations and warranties of Oaktree contained in the Company Oaktree Loan Agreement that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the date of such agreements (unless the inaccuracy or inaccuracies as of the date of such agreements that would otherwise result in a failure of this condition have been Cured as of the Second Closing Date) and at and as of the Second Closing Date as though such representations and warranties were made at such time (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect (or any variation of such terms) shall have been true and correct as of such date and such representations and warranties that are not so qualified shall be true and correct in all material respects as of such date);

(iv)                              each of the Oaktree Parties shall have performed and complied, in all material respects, with all terms, covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Second Closing;

(v)                                 each of the Oaktree Parties shall have delivered to the Selling Parties a certificate, dated the Second Closing Date, and signed by its most senior executive officer or a Vice President, to the effect that the conditions set forth in Section 5.2(c)(ii) through Section 5.2(c)(iv) have been satisfied;

(vi)                              no Order of any Governmental Authority shall have been issued in any Action declaring the illegality or invalidity of, or enjoining or prohibiting, the Contemplated Transactions;

(vii)                           each of the Oaktree Parties shall have delivered to the Selling Parties the instruments, documents and certificates described in Section 7.2(f);

(viii)                        if applicable, the HSR Act shall have been complied with and all waiting periods required thereby, including extensions thereof, shall have either expired without adverse comment or been previously terminated;

(ix)                                since the 1B Closing Date, there shall have been no change in any applicable Law that makes it illegal for any party hereto to perform its obligations hereunder;

(x)                                   the 1A Closing and the 1B Closing shall have occurred;

(xi)                                neither the death nor Disability of both Paulos and Wortman shall have occurred;

(xii)                             all Required Consents for the Second Closing shall have been obtained and shall be in full force and effect; and

(xiii)                          the Oaktree Parties shall have obtained all Oaktree Licenses and Gaming Approvals necessary for the consummation of the remainder of the Contemplated Transactions.

ARTICLE VI.
COVENANTS OF THE PARTIES

Section 6.1                                      Conduct of the Business.  Except as otherwise contemplated by this Agreement or the Other Documents or as set forth in the Sellers Disclosure Schedules, or unless the Oaktree Parties shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), during the period between the Execution Date and the Second Closing Date (the “Pre-Closing Period”), each of the Selling Parties agrees as to each of the Acquired Companies that:

(a)                                  the Company shall, and shall cause each of Cannery and Rampart to, provide to the Oaktree Parties a copy of any document, certificate or notice provided to the lenders or the administrative or other agent pursuant to Article VII of the Credit Agreement promptly after delivery of such document, certificate or notice under the Credit Agreement and to carry on the Business of each such company in the Ordinary Course of Business, including:

(i)                                     taking all action required by Article 5 of the Credit Agreement;

(ii)                                  to the extent not otherwise required by Section 6.1(a)(i), maintaining all Gaming Approvals and abiding by all Gaming Laws necessary or appropriate for the conduct of the Business of each of the Company, Cannery and Rampart as presently conducted;

(iii)                               to the extent not otherwise required by Section 6.1(a)(i), performing all obligations under all Contracts to which any of them is a party in all material respects, including paying and receiving all sums due thereunder; and

(iv)                              using all commercially reasonable efforts to (A) preserve intact the business organization of each of the Company, Cannery and Rampart and relationships with customers, vendors and others that have a business relationship with any of the Company, Cannery and Rampart, (B) retain the services of directors, officers and key employees of any of the Company, Cannery and Rampart, and (C) obtain any renewal or extension of Licenses and Permits of the Company, Cannery or Rampart as may be required by Law; and

(b)                                 Wortman shall cause each of Nevada Palace, Esquire and NP Land to, and after their respective execution and delivery of this Agreement, each of Nevada Palace, Esquire and NP Land shall, carry on the Business of each such company in the Ordinary Course of Business, including:

(i)                                     maintaining all Gaming Approvals and abiding by all Gaming Laws necessary or appropriate for the conduct of the Business of each of Nevada Palace and Esquire as presently conducted;

(ii)                                  maintaining the properties and equipment of each of Nevada Palace, Esquire and NP Land in good repair and condition, ordinary wear and tear excepted, including making any capital expenditures with respect to such properties and equipment necessary to maintain the properties and equipment in such good repair and condition, ordinary wear and tear excepted;

(iii)                               performing all obligations under all Contracts to which any of Nevada Palace, Esquire or NP Land is a party in all material respects, including paying and receiving all sums due thereunder;

(iv)                              keeping in full force and effect insurance comparable in amount and scope to coverage maintained by or on behalf of Nevada Palace and Esquire as of the Execution Date or, with respect to NP Land, as of the 1A Closing Date; and

(v)                                 using all commercially reasonable efforts to (A) preserve intact the business organization of each of Nevada Palace, Esquire and NP Land and relationships with customers, vendors and others that have a business relationship with any of Nevada Palace, Esquire and NP Land, (B) retain the services of directors, officers and key employees of any of Nevada Palace, Esquire and NP Land, and (C) obtain any renewal or extension of Licenses and Permits of Nevada Palace, Esquire or NP Land as may be required by Law; and

(c)                                  the Company shall not, and shall not permit each of Cannery and Rampart to, take any action prohibited by Article 6 of the Credit Agreement; and

(d)                                 Wortman shall not permit each of Nevada Palace, Esquire and NP Land to, and after their respective execution and delivery of this Agreement, each of Nevada Palace, Esquire and NP Land shall not:

(i)                                     with respect to NP Land, incur or commit to incur any capital expenditures outside the Ordinary Course of Business or incur any Debt;

(ii)                                  create or permit any Lien on any Business Tangible Property that is not an Excluded Asset, other than Permitted Exceptions;

(iii)                               sell or otherwise transfer any of its material assets or properties other than Excluded Assets; and

(e)                                  the Company shall not, and shall not permit each of Cannery and Rampart to, and Wortman shall not permit each of Nevada Palace, Esquire and NP Land to, and after their respective execution and delivery of this Agreement, each of Nevada Palace, Esquire and NP Land shall not:

(i)                                     amend or modify its Governing Documents, the Schiff Redemption Agreement, the Mendenhall Purchase Agreement or the Schiff Lease-Option Agreement, or, following their execution and delivery pursuant to this Agreement, the NP Land Contribution Agreement, the NP Land Purchase Agreement, the operating agreement of NP Land, or the Nevada Palace Fixed Rent Lease;

(ii)                                  issue, sell, pledge, encumber, transfer or dispose of, or redeem, purchase or acquire, any shares of its capital stock or any other equity or debt interests, or grant any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other agreements or rights to purchase or otherwise acquire, any shares of its capital stock or any other equity or debt interests, or grant any stock appreciation, phantom stock, profit participation or similar rights;

(iii)                               effect any recapitalization, reclassification, stock split or like change in its capitalization;

(iv)                              enter into or engage in any Related Party Transaction;

(v)                                 make any Tax election or take any Tax position other than an election or position that is consistent with the past practice;

(vi)                              make any change in any method of accounting for financial reporting, except for any change in financial reporting after the Execution Date required by reason of a concurrent change in or interpretation of GAAP; or

(vii)                           make any commitment (whether or not in writing) to any of the foregoing.

Section 6.2                                      Access.

(a)                                  The Oaktree Parties and their respective Representatives (“Oaktree’s Representatives”) shall have reasonable access during regular business hours throughout the Pre-Closing Period to perform such review of the operations of the Business and the books, contracts, commitments, records and other information with respect to the Business as are reasonably requested by the Oaktree Parties, and subject to any restrictions imposed by applicable Law with respect to employee files and related materials (collectively, “Inspection”).  No investigation by or other information received by the Oaktree Parties or Oaktree’s Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Selling Parties hereunder.

(b)                                 Information disclosed to the Oaktree Parties pursuant to this Agreement shall be held as Information (as defined in the Confidentiality Agreement, dated as of December 15, 2004, by and between Millennium, MMG II, the Company, OCM Principal Opportunities Fund III, L.P. and OCM Principal Opportunities Fund IIIA, L.P. (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement; and the Oaktree Parties, in accordance therewith, shall cause Oaktree’s Representatives to treat as “Information” all of the information provided by the Selling Parties or Acquired Companies pursuant to this Agreement and not to use such information except in connection with the Contemplated Transactions and otherwise in accordance with the Confidentiality Agreement.  The Confidentiality Agreement shall survive the 1A Closing, the 1B Closing and the Second Closing and continue in accordance with its terms.

Section 6.3                                      No Shop.  Prior to the earlier of the Second Closing Date and the termination of this Agreement, no Selling Party nor any Affiliate of any Selling Party (and after Nevada Palace and Esquire become Selling Parties, Nevada Palace and Esquire) shall, directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal from any Person relating to the acquisition of the Acquired Companies, the Business or any of the equity or assets of the Acquired Companies, whether directly or indirectly, through purchase, merger, consolidation or otherwise.

Section 6.4                                      Litigation; Claims.  The Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, each covenant and agree to promptly notify the other of:

(a)                                  any material notice or other communication from any Governmental Authority in connection with the Contemplated Transactions; and

(b)                                 any Action which is commenced and becomes known to either of them during the Pre-Closing Period relating to or affecting (i) the Selling Parties, the Business, the Acquired Companies or the Contemplated Transactions, the adverse outcome of which would be reasonably be expected to have a Material Adverse Effect or (ii) the Oaktree Parties, the outcome of which would reasonably be expected to be material in the context of the Contemplated Transactions.

Section 6.5                                      Notification of Certain Matters.

(a)                                  Promptly after obtaining Knowledge thereof, the Selling Parties shall notify the Oaktree Parties in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of the Selling Parties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Execution Date hereof to the Second Closing

Date or (ii) any covenant, condition or agreement of the Selling Parties in this Agreement not to be complied with or satisfied in any material respect, and (b) any failure of any Selling Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Selling Parties hereunder in any material respect.  The Selling Parties shall give prompt notice in writing to the Oaktree Parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by any Selling Party in connection with the Contemplated Transactions.

(b)                                 Without limitation to the Selling Parties’ obligations under Section 6.5(a), the Selling Parties shall notify the Oaktree Parties of any changes or additions to any of the Sellers Disclosure Schedules by the delivery of updates thereof, if any, as of a reasonably current date prior to each of the 1A Closing Date, the 1B Closing Date and the Second Closing Date, but in no event later than five Business Days prior to each of the 1A Closing Date, the 1B Closing Date and the Second Closing Date; provided, that, the Selling Parties shall continue to deliver updates relating to subsequent changes or additions to any of the Sellers Disclosure Schedules until each of the 1A Closing, the 1B Closing and the Second Closing.  No such updates made pursuant to this Section 6.5(b) shall be deemed to cure any inaccuracy or breach of any representation or warranty made in this Agreement (i) as of the Execution Date, with respect to updates made in connection with the 1A Closing, the 1B Closing or the Second Closing, (ii) for purposes of Section 9.2(a)(i) and Section 9.2(b)(i) (each as subject to the terms of the first proviso contained therein) and Section 5.1(a)(ii), as of the 1A Closing Date, (iii) for purposes of Section 9.2(a)(i) and Section 9.2(b)(i) (each as subject to the terms of the first proviso contained therein) and Section 5.1(b)(ii), as of the 1B Closing Date or (iv) for purposes of Section 9.2(a)(i) and Section 9.2(b)(i) (each as subject to the terms of the second proviso contained therein) and Section 5.1(c)(ii), as of the Second Closing Date, unless in each case of (i) through (iv) the Oaktree Parties specifically agree thereto in writing, nor shall any such update be deemed to constitute a waiver (whether express or implied) by the Oaktree Parties of any covenant or condition set forth in this Agreement.

(c)                                  To the extent (i) there shall have occurred any “event of default,” as such term is defined under either the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement, that has been waived by any lender or administrative or other agent under the Note Purchase Agreement, the Credit Agreement or the NP Business Loan Agreement, or that has been cured or (ii) there shall have occurred any action that would otherwise have been prohibited by Article 6 of the Credit Agreement that has been waived or consented to by any lender or administrative or other agent under the Credit Agreement, then in each case of (i) and (ii), the Selling Parties shall regularly provide to the Oaktree Parties, as soon as such information becomes available, information regarding such event of default, waiver, cure or consent, the actual or anticipated effects on the Business, any and all communications with any lender or administrative or other agent regarding such event of default, waiver, cure or consent or such other information as the Oaktree Parties may reasonably request, and if so requested by the Oaktree Parties, shall facilitate communications between the Oaktree Parties and any such lender or administrative or other agent regarding such event of default, waiver, cure or consent; provided, that, at least one Selling Party shall be in attendance at every such communication.

Section 6.6                                      Press Releases; Announcements; Communications.

(a)                                  The content and form of any press release or other public announcement relating to the execution of this Agreement, the Other Documents or the Contemplated Transactions shall be mutually agreed upon by the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, which agreement shall not be unreasonably withheld or delayed by such party hereto.  Thereafter, the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, may grant interviews, issue press releases or similar public announcements or make public statements concerning the execution or performance of this Agreement, the Other Documents or the Contemplated Transactions, but not without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.  Both the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, may make such disclosures as may be required by applicable Law or as may be reasonably requested in connection with any proceedings before any Governmental Authority.

(b)                                 During the Pre-Closing Period and with the consent of the Selling Parties (which consent shall not be unreasonably withheld or delayed), the Oaktree Parties and their respective Affiliates or Representatives shall have the right to communicate with any or all past, current or future customers, partners, landlords or suppliers of the Acquired Companies.

Section 6.7                                      Cooperation.

(a)                                  Each of the parties hereto shall use their commercially reasonable efforts to consummate the Contemplated Transactions as expeditiously as practicable, including using commercially reasonable efforts to cause the conditions contained in Article V for which such party hereto is responsible to be satisfied and to obtain any required third party agreements.

(b)                                 In furtherance of Section 6.7(a), each of Millennium, MGIM and WCW shall, and after the 1A Closing, each of Nevada Palace and Esquire shall, and after the 1B Closing, the Company shall, cause their respective members, shareholders, boards of managers, boards of directors, officers or other Persons exercising governing authority over such Persons to take all actions necessary to consummate the Contemplated Transactions.  For the purposes of any consents from such Persons that are party to this Agreement which are required for the consummation of any such Contemplated Transactions (including the Company Unit Exchange or the Millennium Unit Exchange), the execution and delivery of this Agreement shall be deemed such consent.  In connection with the NP Land Contribution, the Esquire Purchase, the Company Esquire Purchase and the Nevada LLC Contribution, from time to time, the applicable Entity Selling Party shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the Oaktree Parties, to confirm and assure the rights and obligations provided for under applicable documents executed in connection with the NP Land Contribution, the Esquire Purchase, the Company Esquire Purchase and the Nevada LLC Contribution.

Section 6.8                                      Hart-Scott-Rodino Filing.

(a)                                  The Oaktree Parties and the Selling Parties shall use their respective reasonable best efforts to comply with the requirements of the HSR Act, to the extent applicable to the Contemplated Transactions, and shall make their required filings thereunder as expeditiously as practicable and shall make such filings in a manner so as to not adversely affect the confidential nature of the Contemplated Transactions.  Each party hereto agrees to use its reasonable best efforts to satisfy any requests for additional information or other requirements imposed by such Governmental Authorities in connection with the Contemplated Transactions as soon as practicable and, if requested by any party hereto, to request early termination of any applicable waiting period.  The Oaktree Parties, on the one hand, and the Selling Parties, on the other hand, shall each pay one-half of the filing fee, if any, required under the HSR Act.

(b)                                 The Selling Parties and the Oaktree Parties shall reasonably cooperate, (i) in determining whether, in addition to the filings required by the HSR Act, any action by or in respect of, or filing with, any Governmental Authority in connection with the consummation of the Contemplated Transactions should be made and (ii) in taking such actions or making any such filings or furnishing information required in connection therewith.  As promptly as practicable following the execution and delivery of this Agreement by the parties hereto the Selling Parties and the Oaktree Parties shall prepare and file any other application, report or other filing required to be submitted to any other Governmental Authority in connection with the Contemplated Transactions.

Section 6.9                                      Gaming Approvals.

(a)                                  The applicable Selling Parties have filed all necessary gaming applications with all the necessary Governmental Authorities to obtain all necessary Gaming Approvals for the Mendenhall Purchase and the Schiff Redemption and the loans and security related thereto.  The applicable Selling Parties shall pay any required filing fees in connection thereof.  The applicable Selling Parties shall use their commercially reasonable efforts to obtain, as expeditiously as practicable, the Gaming Approvals reasonably required to consummate the Mendenhall Purchase and the Schiff Redemption.  The Oaktree Parties shall use all commercially reasonable efforts to cooperate and coordinate with such Selling Parties to enable such Selling Parties to obtain such Gaming Approvals, as will permit such Selling Parties to consummate the Mendenhall Purchase and the Schiff Redemption, including drawing upon the loans and granting the security related thereto.

(b)                                 The Oaktree Parties have filed all necessary gaming applications for all Oaktree Licenses in the nature of Gaming Approvals with all the necessary Governmental Authorities.  The Oaktree Parties shall pay any required filing fees in connection therewith.  The Oaktree Parties shall use their commercially reasonable efforts to obtain, as expeditiously as practicable, the Oaktree Licenses reasonably required to consummate the Contemplated Transactions to be consummated by the Oaktree Parties, including all Gaming Approvals.  The Selling Parties shall use, and shall cause the Acquired Companies to use, all commercially reasonable efforts to cooperate and coordinate with the Oaktree Parties to enable the Oaktree Parties to obtain such Oaktree Licenses, including Gaming Approvals, as will permit the Oaktree Parties to consummate the Contemplated Transactions to be consummated by the Oaktree Parties and to participate in the conduct of the Business.  For the avoidance of doubt, the cooperation obligation of the Selling Parties set forth in the immediately preceding sentence shall include cooperation and coordination with the Oaktree Parties to enable the Oaktree Parties to form and obtain approval of, as expeditiously as possible, an intermediate holding company between InvestCo and AcquisitionCo (“HoldCo”) pursuant to an effective registration statement (including amendments thereto) and subject to annual and quarterly financial reporting under the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder, including making available their auditors during regular business hours upon reasonable prior notice and providing such financial information about the Acquired Companies as is required in connection therewith or as is reasonably requested by the applicable Governmental Authorities, notwithstanding the minimum financial deliverable requirements contained in Section 6.14.

Section 6.10                                Estoppels.  Prior to the Second Closing, the Selling Parties shall use commercially reasonable efforts to obtain estoppel certificates from third parties under the Real Property Leases, in a form consistent with the form of any estoppel certificates incorporated into such Real Property Leases, or as have been delivered in the past under such Real Property Leases.

Section 6.11                                Tax Matters.

(a)                                  Tax Indemnification.  Millennium, with respect to the Company, Cannery, Rampart and Nevada LLC, and Nevada Palace and Esquire, with respect to Nevada Palace, Esquire and NP Land, shall indemnify the Acquired Companies and the Oaktree Parties and hold them harmless from and against any loss, claim, liability, expense or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Acquired Companies for all Pre-Closing Tax Periods, and (ii) any and all Taxes of any Person (other than the Acquired Companies) imposed on any of the Acquired Companies as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Second Closing.  Millennium, with respect to the Company, Cannery, Rampart and Nevada LLC, and Nevada Palace and Esquire, with respect to Nevada Palace, Esquire and NP Land, shall reimburse the Oaktree Parties for any Taxes of the Acquired Companies that are the responsibility of Millennium, with respect to the Company, Cannery, Rampart and Nevada LLC, and Nevada Palace and Esquire, with respect to Nevada Palace, Esquire and NP Land, within ten Business Days after payment of such Taxes by any Oaktree Party or any of the Acquired Companies.  Any loss, claim, liability, expense or other damages indemnified pursuant to this Section 6.11 shall be deemed “Damages” for purposes of this Agreement and, as such, shall be subject to the limitations contained in Section 9.2(e).

(b)                                 Straddle Period.  In the case of a Straddle Period, in accordance with Treasury Regulation Section 1.706-1(c)(2)(ii), the income or receipts of the Acquired Companies apportioned to the Pre-Closing Tax Period of the Acquired Companies and the amount of any Taxes not based on or measured by income or receipts for a Straddle Period which relates to the Pre-Closing Tax Period shall be deemed to be the amount of such income, receipts or Tax for the entire Tax Period multiplied by a fraction the numerator of which is the number of days in the Tax Period ending on the Second Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)                                  Cooperation on Tax Matters.

(i)                                     The Selling Parties and the Oaktree Parties shall cooperate fully, as and to the extent reasonably requested by any party hereto, in connection with any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon any other request of any party hereto) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Selling Parties and the Acquired Companies agree (A) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any Pre-Closing Tax Period or any Straddle Period until the expiration of the statute of limitations (and, to the extent notified by any Selling Party or any Oaktree Party, any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority, and (B) to give each other party hereto reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other party hereto so requests, the Acquired Companies or the Selling Parties, as the case may be, shall allow such other party hereto to take possession of such books and records.

(ii)                                  The Selling Parties and the Oaktree Parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the Contemplated Transactions); provided, however, that such efforts shall not include seeking revenue rulings or other formal opinions from Tax authorities.  The Selling Parties shall furnish to the Oaktree Parties on or before the Second Closing Date a certification of the Selling Parties’ non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b).

(d)                                 Tax Sharing Agreements.  All Tax sharing agreements or similar agreements with respect to or involving the Acquired Companies shall be terminated as of the Second Closing Date and, after the Second Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder; provided, however, that this requirement shall not apply to provisions allowing for Tax payment distributions set forth in the operating agreements of each of the Company, Cannery and Rampart as of the Execution Date.

(e)                                  Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the Contemplated Transactions shall be paid by the Selling Parties when due, and the Selling Parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by Law, the Oaktree Parties will join in the execution of any such Tax Returns and other documentation.

(f)                                    Tax Elections.  Except as otherwise requested by the Oaktree Parties, the parties hereto shall cause each Acquired Company taxed as a partnership to make a Code Section 754 election (and any corresponding state election) with respect to the Tax Period that includes the Second Closing Date.

Section 6.12                                Third-Party Consents.

(a)                                  The Selling Parties and the Acquired Companies covenant and agree that they will use reasonable best efforts to obtain, prior to the 1A Closing, the 1B Closing or the Second Closing, as applicable, the consents of third parties set forth in Schedule 6.12 hereto (the “Required Consents”).

(b)                                 If the consummation of the Contemplated Transactions would constitute an assignment of any Lease, Company Contract or License and Permit requiring the consent of another Person, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder.  Without limiting the obligations of the Selling Parties and the Acquired Companies under Section 6.12(a), the Selling Parties and the Acquired Companies shall use their commercially reasonable efforts to obtain the consent of such other Person in respect of any such Lease, Company Contract, or License and Permit in all cases in which such consent is required for such assignment, provided, however, that if any such consent is not obtained on or prior to the 1A Closing Date, the 1B Closing Date or the Second Closing Date, as applicable, despite the commercially reasonable efforts of the Selling Parties and the Acquired Companies, such event shall not cause the 1A Closing, the 1B Closing or the Second Closing to be delayed, unless such consent is a Required Consent, or constitute a breach by the Selling Parties of any obligation hereunder.  If any such consent, other than a Required Consent, shall not be obtained, then the Selling Parties shall provide to the Acquired Companies the benefits intended under the relevant Lease, Company Contract or License and Permit, including enforcement of any and all rights of the Acquired Parties against the other Person thereto arising out of the breach or cancellation thereof by such other Person or otherwise, pursuant to an arrangement reasonably satisfactory to the Oaktree Parties.

(c)                                  If any Required Consent has not yet been obtained (or otherwise is not in full force and effect) as of the 1A Closing Date, the 1B Closing Date or the Second Closing Date, as applicable, in the case of any Lease, Company Contract or License and Permit, then the Oaktree Parties may either (i) elect to waive the condition set forth in Section 5.1(a)(xiii), Section 5.1(b)(xiii) or Section 5.1(c)(xii), as applicable, with respect to such Required Consent and to have the Selling Parties continue their commercially reasonable efforts to obtain such Required Consent (in which case the Selling Parties shall also waive the condition set forth in Section 5.2(a)(x), Section 5.2(b)(xi) and Section 5.2(c)(xii), as applicable) or (ii) not waive the condition set forth in Section 5.1(a)(xiii), Section 5.1(b)(xiii) or Section 5.1(c)(xii), as applicable, and terminate this Agreement, and in each case of (i) and (ii), the failure to obtain such Required Consent shall not constitute a breach of this Agreement unless the Selling Parties have not used their commercially reasonably efforts to obtain such consent (whether, in the case of (i), prior to or after the Second Closing or, in the case of (ii), prior to termination of this Agreement).

Section 6.13                                Forced Rampart Sale.  If a Forced Rampart Sale occurs prior to the Second Closing, Millennium and AcquisitionCo agree to amend the Company Amended Operating Agreement to provide that the first dollars distributed by the Company to its members following the Second Closing Date shall be made to AcquisitionCo only until such time as AcquisitionCo has received, in the following order of priority: (a) the Oaktree Priority Return and (b) the Oaktree Distribution Amount.

Section 6.14                                Financial Deliverables.  Until the Second Closing Date, the Selling Parties shall deliver to the Oaktree Parties (a) within 30 days after the end of each month, a copy of the consolidated monthly financial reports of each of the CCR Acquired Companies and the Nevada Palace Acquired Companies (which shall include, at a minimum, a balance sheet and all other regularly prepared financial information for such monthly period), (b) within 60 days after the end of each fiscal quarter, the unaudited consolidated financial statements of the CCR Acquired Companies for the relevant three-, six- or nine-month period then ended (which financial statements shall include an unaudited balance sheet as of such date and unaudited consolidated statements of operations and cash flow for such period then-ended) and (c) within 120 days after the end of each fiscal year, the audited consolidated financial statements of the CCR Acquired Companies and the Nevada Palace Acquired Companies for the fiscal year then-ended, including the footnotes contained therein, and the report thereon of Piercy Bowler Taylor & Kern, independent certified public accountants (which financial statements shall include an audited balance sheet as of such date and audited consolidated statements of operations and cash flow for such fiscal year then-ended).  The financial statements delivered pursuant to clauses (a) through (c) of this Section 6.14 are collectively referred to herein as the “Subsequent Financial Statements.”

Section 6.15                                Mendenhall Purchase, Schiff Esquire Redemption and Payoff and Schiff NP Redemption and Payoff.  MGIM shall, on the one hand, and Wortman shall cause each of Nevada Palace and Esquire to, on the other hand, use their commercially reasonable efforts to enter into the Mendenhall Purchase Agreement and the Schiff Redemption Agreement, as applicable, promptly following the Execution Date, and to fulfill all conditions precedent imposed upon any of MGIM, Nevada Palace or Esquire under such agreements to consummate the transactions set forth therein.  In connection with the Schiff Esquire Redemption and Payoff and the Schiff NP Redemption and Payoff, Wortman shall cause each of Nevada Palace and Esquire to obtain stock powers duly executed in blank, in proper form for transfer (collectively, the “Stock Powers”).

Section 6.16                                Management Agreements.  At the Second Closing, Paulos and Wortman shall cause MMG, and Millennium shall cause each of Cannery and Rampart, as applicable, to replace the Management Agreements with an omnibus management agreement in the form attached hereto as Exhibit J (the “Omnibus Management Agreement”), which Omnibus Management Agreement shall govern the management of Cannery, Rampart and any new venture acquired by the Company.

Section 6.17                                NewCo-Mexico Operating Agreement.  Paulos, Wortman and AcquisitionCo intend to develop certain gaming opportunities in Mexico in general conformity with the terms set forth in the term sheet attached hereto as Exhibit K (the “NewCo-Mexico Term Sheet”).

Section 6.18                                Employee Matters.  The Parties intend that there shall be continuity of employment with respect to all of the employees of Nevada Palace and Esquire that are actively employed by Nevada Palace or Esquire immediately prior to the Second Closing (the “Active Employees”), and in connection therewith, Nevada LLC shall offer employment at will to each of the Active Employees, effective as of the Second Closing, on substantially the same terms and conditions in the aggregate (including salary, fringe benefits, job responsibility and location, but excluding employee ownership and incentive plans) as those provided by Nevada Palace and Esquire immediately prior to the Second Closing.  Except as expressly set forth as a liability on Exhibit G, each of Nevada Palace and Esquire, as applicable, shall be responsible for (a) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of each of Nevada Palace and Esquire through the close of business on the Second Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Second Closing Date and (b) any claims made or incurred by Active Employees and their beneficiaries, or any benefits accrued or vested, through the Second Closing Date under any Company Benefit Plan maintained, sponsored, contributed to or required to be contributed to by any of Nevada Palace or Esquire.  The Selling Parties shall use their commercially reasonable efforts to ensure that, for any Company Benefit Plan maintained, sponsored, contributed to or required to be contributed to by any of Nevada Palace or Esquire immediately prior to the Second Closing that cannot be transferred to Nevada LLC as of the Second Closing, the participants of each such Company Benefit Plan shall be included in the Company Benefit Plans of the Company, Cannery or Rampart as of the Second Closing with substantially the same benefits under such Company Benefit Plans as existed immediately prior to the Second Closing under the Company Benefit Plans of Nevada Palace or Esquire not being transferred to Nevada LLC.  The Selling Parties shall use their commercially reasonable efforts (i) to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Active Employees under any Benefit Plan that such employees may be eligible to participate in after the Second Closing Date, (ii) to provide each Active Employee with credit for any co-payments and deductibles paid prior to the Second Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Active Employee is eligible to participate in after the Second Closing Date and (iii) to provide each Active Employee with credit for all service with Nevada LLC under each Benefit Plan of Nevada LLC or its Affiliates in which such Active Employee is entitled to participate; provided, however, that in no event shall the Active Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

Section 6.19                                Insurance Matters.  The Selling Parties shall use their commercially reasonable efforts to obtain substantially similar insurance coverage for NP Land and Nevada LLC and their respective businesses, properties and assets as and from the 1A Closing Date (with respect to NP Land) and the Second Closing Date (with respect to Nevada LLC) as was maintained by Nevada Palace and Esquire with respect to the business, properties and assets transferred to each of them during the one year prior to the Second Closing Date, including substantially similar premiums, deductibles and policy limits.

Section 6.20                                Sellers Disclosure Schedules.  As of July 4, 2005, the Selling Parties had delivered true and correct copies of the Sellers Disclosure Schedules, Schedule 6.12, Exhibit B, Exhibit C and Exhibit G.

ARTICLE VII.
CLOSING MATTERS; CERTAIN COVENANTS

Section 7.1                                      Closings.

(a)                                  The 1A Closing shall occur on (i) such date that the last of the conditions set forth in Article V applicable to the 1A Closing shall have been satisfied (or waived by the appropriate party) or (ii) such other date as shall have been mutually agreed upon in writing by the Selling Parties and the Oaktree Parties (the “1A Closing Date”); provided, that, such date shall not be after the date that is one year after the Execution Date (the “1A Closing Outside Date”).

(b)                                 The 1B Closing shall occur on (i) such date that the last of the conditions set forth in Article V applicable to the 1B Closing shall have been satisfied (or waived by the appropriate party) or (ii) such other date as shall have been mutually agreed upon in writing by the Selling Parties and the Oaktree Parties (the “1B Closing Date”); provided, that, such date shall not be after the date that is one year after the Execution Date (the “1B Closing Outside Date”).

(c)                                  The Second Closing shall occur on (i) such date that the last of the conditions set forth in Article V applicable to the Second Closing shall have been satisfied (or waived by the appropriate party) or (ii) such other date as shall have been mutually agreed upon in writing by the Selling Parties and the Oaktree Parties (the “Second Closing Date”); provided, that, such date shall not be after the date that is two years after the Execution Date (the “Second Closing Outside Date”).

Section 7.2                                      Deliveries.

(a)                                  At or prior to the 1A Closing, the Selling Parties shall deliver, or cause to be delivered, to the Oaktree Parties, each of the following:

(i)                                     the Wortman Note, the Wortman Loan Agreement, the Esquire Note, the Esquire Loan Agreement, the Nevada Palace Oaktree Note, the Nevada Palace Oaktree Loan Agreement and each of the Nevada Palace Security Documents, duly executed by the Selling Parties party thereto;

(ii)                                  any evidence as the Oaktree Parties may reasonably request as to the creation, attachment and perfection of the pledges and other security interests granted to the Oaktree Parties under each of the Nevada Palace Security Documents;

(iii)                               copies of the NP Land Contribution Agreement, the purchase agreement for the NP Land Purchase, the Nevada Palace Intercompany Note, the Nevada Palace Intercompany Loan Agreement, the Schiff Redemption Agreement and the Nevada Palace Fixed Rent Lease, duly executed by the parties thereto;

(iv)                              such evidence of transfer, assignment, assumption, redemption or cancellation from each of WCW (with respect to the NP Land Purchase), Esquire (with respect to the Schiff Esquire Redemption and Payoff) and Nevada Palace (with respect to the NP Land Contribution and the Schiff NP Redemption and Payoff) obtained in connection with such 1A Closing Transactions, based on what is customarily obtained in similar transactions, in form and substance reasonably satisfactory to the Oaktree Parties, including the Stock Powers;

(v)                                 a certificate duly executed by the Secretary or an Assistant Secretary of each Entity Selling Party or Acquired Company that is a corporation (including, for the avoidance of doubt, Nevada Palace and Esquire), or by a manager of each Entity Selling Party or Acquired Company that is a limited liability company, certifying as of the 1A Closing Date (A) corporate or other resolutions, fully and properly executed, evidencing such party’s authorization to execute, deliver and perform this Agreement and the Other Documents to which it is a party, including exhibits, and (B) a true, correct and complete copy of the Governing Documents of such party;

(vi)                              a certificate issued by the appropriate Governmental Authority of the jurisdiction of organization of each Entity Selling Party or Acquired Company certifying as to the good standing of such company as of a date within ten days of the 1A Closing Date; and

(vii)                           any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the 1A Closing Transactions and have not previously been delivered.

(b)                                 At or prior to the 1B Closing, the Selling Parties shall deliver, or cause to be delivered, to the Oaktree Parties, each of the following:

(i)                                     the Mendenhall I Note, the Mendenhall A Loan Agreement, the Mendenhall II Note, the Mendenhall B Loan Agreement and each of the Mendenhall Security Documents, duly executed by the Selling Parties party thereto;

(ii)                                  any evidence as the Oaktree Parties may reasonably request as to the creation, attachment and perfection of the pledges and other security interests granted to the Oaktree Parties each of the Mendenhall Security Documents;

(iii)                               a copy of the Mendenhall Purchase Agreement, duly executed by the parties thereto;

(iv)                              such evidence of transfer, assignment, assumption, redemption or cancellation from MGIM (with respect to the Mendenhall Purchase) obtained in connection with such 1B Closing Transactions, based on what is customarily obtained in similar transactions, in form and substance reasonably satisfactory to the Oaktree Parties, including the Stock Powers;

(v)                                 a certificate duly executed by the Secretary or an Assistant Secretary of each Entity Selling Party or Acquired Company that is a corporation, or by a manager of each Entity Selling Party or Acquired Company that is a limited liability company, certifying as of the 1B Closing Date that the corporate or other resolutions and Governing Documents delivered pursuant to Section 7.2(a)(v) are still valid and in full force and effect, with no amendments or modifications thereto;

(vi)                              a certificate issued by the appropriate Governmental Authority of the jurisdiction of organization of each Entity Selling Party or Acquired Company certifying as to the good standing of such party as of a date within ten days of the 1B Closing Date;

(vii)                           finalized forms of each of the Esquire Purchase Agreement, the Esquire Assignment and Assumption Agreement, the Company Esquire Purchase Agreement and the Company Esquire Assignment and Assumption Agreement, satisfactory to the Oaktree Parties; and

(vii)                           any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the 1B Closing Transactions and have not previously been delivered.

(c)                                  At or prior to the Second Closing, the Selling Parties shall deliver, or cause to be delivered, to the Oaktree Parties, each of the following:

(i)                                     a copy of the Nevada LLC Operating Agreement, duly executed by the parties thereto;

(ii)                                  evidence of transfer to AcquisitionCo by MGIM of all of the Mendenhall Units, in form and substance reasonably satisfactory to the Oaktree Parties;

(iii)                               issuance and assignment to AcquisitionCo of the Preferred Units pursuant to the Preferred Unit Exchange, duly executed by the Company;

(iv)                              evidence of transfer to LandCo by WCW of all of Wortman NP Land Units, in form and substance reasonably satisfactory to the Oaktree Parties;

(v)                                 the Company Amended Operating Agreement and the NP Land Amended Operating Agreement, duly executed by each of Millennium and Nevada Palace, respectively;

(vi)                              the Esquire Purchase Agreement, the Esquire Assignment and Assumption Agreement, the Company Esquire Purchase Agreement and the Company Esquire Assignment and Assumption Agreement (each in the finalized form delivered pursuant to Section 7.2(a)(vii) at the Second Closing) and the Nevada LLC Operating Agreement and the Nevada Palace Lease, in each case duly executed by the parties thereto;

(vii)                           any evidence as the Oaktree Parties may reasonably request as to the creation, attachment and perfection of the guarantee and pledge granted to the Oaktree Parties by the Company on the Second Closing to secure the Mendenhall II Payment, to the extent the Millennium Distribution and Millennium Contribution are not made on the Second Closing Date;

(viii)                        cash in the amount of the Company Esquire Interest Payment via wire transfer in immediately available funds to an account designated in writing by the Oaktree Parties;

(ix)                                if the Company Esquire Purchase Price is paid to Millennium on the Second Closing, cash in the amount of the Esquire Second Closing Payoff, via wire transfer in immediately available funds to an account designated in writing by the Oaktree Parties;

(x)                                   if the Millennium Distribution and the Millennium Contribution are made at the Second Closing, the Mendenhall II Payment, via wire transfer in immediately available funds to an account designated in writing by the Oaktree Parties;

(xi)                                a copy of the Nevada Palace Oaktree Loan Assignment and Assumption Agreement, duly executed by the parties thereto;

(xii)                             the amount of the NP Land Security Deposit, via wire transfer in immediately available funds to an account designated in writing by NP Land;

(xiii)                          the amount of the Nevada Palace Oaktree Loan Payoff, via wire transfer in immediately available funds to an account designated in writing by the Oaktree Parties;

(xiv)                         to the extent the Company Oaktree Loan is made at the Second Closing, a copy of the Company Oaktree Loan Agreement, duly executed by the Company;

(xv)                            a copy of the Omnibus Management Agreement, as amended pursuant to Section 6.16 and duly executed by each party thereto;

(xvi)                         to the extent not already delivered pursuant to Section 7.2(a), Section 7.2(b) or this Section 7.2(c), each of the Other Documents to which any Selling Party is a party, duly executed by such Selling Party;

(xvii)                      a certificate duly executed by a manager of each of the Acquired Companies certifying as of the Second Closing Date a true, correct and complete copy of the Governing Documents of each such Acquired Company;

(xviii)                   a certificate duly executed by the Secretary or an Assistant Secretary of each Entity Selling Party or Acquired Company that is a corporation, or by a manager of each Entity Selling Party or Acquired Company that is a limited liability company, certifying as of the Second Closing Date that the corporate or other resolutions and Governing Documents delivered pursuant to Section 7.2(a)(v) are still valid and in full force and effect, with no amendments or modifications thereto;

(xix)                           a certificate issued by the appropriate Governmental Authority of the jurisdiction of organization of each of the Entity Selling Parties or Acquired Companies certifying as to the good standing of each such company organized in such state as of a date within ten days of the Second Closing Date; and

(xx)                              any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the Contemplated Transactions to occur by the Second Closing and have not previously been delivered.

(d)                                 At or prior to the 1A Closing, the Oaktree Parties shall deliver, or cause to be delivered, to the Selling Parties, each of the following:

(i)                                     the Wortman Note, the Wortman Loan Agreement, the Esquire Note, the Esquire Loan Agreement, the Nevada Palace Oaktree Note, the Nevada Palace Oaktree Loan Agreement and each of the Nevada Palace Security Documents, duly executed by the Oaktree Party party thereto;

(ii)                                  cash in the principal amount of the Wortman Loan, the Esquire Loan and the Nevada Palace Loan, via wire transfer of immediately available funds to an account designated in writing of WCW (with respect to the Wortman Loan), Esquire (with respect to the Esquire Loan) and Nevada Palace (with respect to the Nevada Palace Oaktree Loan);

(iii)                               a certificate duly executed by each Oaktree Party certifying as of the 1A Closing Date (A) limited liability company resolutions, fully and properly executed, evidencing each Oaktree Party’s authorization to execute, deliver and perform this Agreement and the Other Documents to which it is a party, including exhibits thereto, and (B) a true, correct and complete copy of the Governing Documents of each Oaktree Party;

(iv)                              a certificate issued by the Secretary of State of the State of Nevada or Delaware, as applicable, certifying as to the good standing of each Oaktree Party as of a date within ten days of the 1A Closing Date; and

(v)                                 any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the Contemplated Transactions to occur by the 1A Closing and have not previously been delivered.

(e)                                  At or prior to the 1B Closing, the Oaktree Parties shall deliver, or cause to be delivered, to the Selling Parties, each of the following:

(i)                                     the Mendenhall I Note, the Mendenhall A Loan Agreement the Mendenhall II Note, the Mendenhall B Loan Agreement and each of the Mendenhall Security Documents, duly executed by the Oaktree Party party thereto;

(ii)                                  cash in the principal amount of the Mendenhall A Loan and the Mendenhall B Loan, via wire transfer of immediately available funds to an account designated in writing of MGIM;

(iii)                               a certificate duly executed by the Secretary or an Assistant Secretary of each Oaktree Party certifying as of the 1B Closing Date that the limited liability company resolutions and Governing Documents delivered pursuant to Section 7.2(c)(ii) are still valid and in full force and effect, with no amendments or modifications thereto;

(iv)                              a certificate issued by the Secretary of State of the State of Nevada or Delaware, as applicable, certifying as to the good standing of each Oaktree Party as of a date within ten days of the 1B Closing Date; and

(v)                                 any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the Contemplated Transactions to occur by the 1B Closing and have not previously been delivered.

(f)                                    At or prior to the Second Closing, the Oaktree Parties shall deliver, or cause to be delivered, to the Selling Parties, each of the following:

(i)                                     evidence of cancellation of each of the Mendenhall I Note and the Wortman Note, and to the extent the Esquire Second Closing Payoff, the Mendenhall II Payment or the Nevada Palace Oaktree Loan Payoff is made on the Second Closing Date, evidence of cancellation of the Esquire Note (with respect to the Esquire Second Closing Payoff), the Mendenhall II Note (with respect to the Mendenhall II Payment) or the Nevada Palace Oaktree Note (with respect to the Nevada Palace Oaktree Loan Payoff), and evidence of cancellation of the related Security Documents required to be released as of the Second Closing Date pursuant to Section 2.17, each in a form and substance reasonably satisfactory to the Selling Party party to such notes or Security Documents and subject to the terms governing such release set forth in such Security Documents;

(ii)                                  the Company Amended Operating Agreement and the NP Land Amended Operating Agreement, duly executed by AcquisitionCo and LandCo, respectively;

(iii)                               to the extent the Company Oaktree Loan is made as of the Second Closing, cash in the principal amount of the Company Oaktree Loan, via wire transfer of immediately available funds to an account designated in writing of Millennium;

(iv)                              to the extent not already delivered pursuant to Section 7.2(d), Section 7.2(e) or this Section 7.2(f), each the Other Documents to which an Oaktree Party is a party, duly executed by such Oaktree Party;

(v)                                 a certificate duly executed by the Secretary or an Assistant Secretary of each Oaktree Party certifying as of the Second Closing Date that the limited liability company resolutions and Governing Documents delivered pursuant to Section 7.2(d)(ii) are still valid and in full force and effect, with no amendments or modifications thereto;

(vi)                              a certificate issued by the Secretary of State of the State of Nevada or Delaware, as applicable, certifying as to the good standing of each Oaktree Party as of a date within ten days of the Second Closing Date; and

(vii)                           any other documents, instruments or agreements called for under this Agreement which are customarily required to consummate the Contemplated Transactions to occur by the Second Closing and have not previously been delivered.

Section 7.3                                      Expenses.

(a)                                  If the Contemplated Transactions are not consummated, each party hereto shall pay its own fees and expenses incident to the negotiation and preparation of the documents relating to the Contemplated Transactions, including the fees and expenses of its service providers.  If the Contemplated Transactions are consummated, all fees, costs or expenses (i) incident to negotiating, documenting and consummating the Mendenhall Purchase, the Schiff Esquire Redemption and Payoff, the Schiff NP Redemption and Payoff and the Contemplated Transactions incurred by or on behalf of the Selling Parties and their respective Affiliates and (ii) incident to negotiating, documenting and consummating the Contemplated Transactions incurred by or on behalf of the Oaktree Parties and their respective Affiliates, including in each of (a) and (b) fees and expenses of all service providers, shall be paid by the Company subject to the refinancing of the Company or lender consent.  Furthermore, upon the refinancing of the Company or lender consent, the Company shall make a pro rata distribution to its Members in the aggregate amount of $9 million to be used by the shareholders of Millennium to repay personal loans and to be used by AcquisitionCo as additional reimbursement for expenses not covered in the immediately preceding sentence (including, for the avoidance of doubt, regulatory expenses).  Notwithstanding the foregoing, the Selling Parties and the Oaktree Parties shall each pay one-half of any filing fees with respect to the HSR Notifications.

(b)                                 After the Execution Date, the parties hereto shall use their commercially reasonable efforts to establish a timeline and budget for the redevelopment and construction of an expanded casino operation for Nevada Palace, the final form of which is subject to the mutual agreement of the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand (the “Nevada Palace Timeline and Budget”).  If the Contemplated Transactions are consummated, then all expenditures made by any party hereto prior to the Second Closing Date in accordance with the Nevada Palace Timeline and Budget shall be reimbursed by the Company upon such party hereto providing reasonable evidence of such expenditures to the Company.

Section 7.4                                      Further Assurances; Post-Closing Cooperation.

(a)                                  From time to time after the Second Closing, at the Oaktree Parties’ request and without further consideration, the Selling Parties shall execute and deliver to the Oaktree Parties such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions consistent with this Agreement as the Oaktree Parties may reasonably deem necessary in order to more effectively transfer, convey and assign to AcquisitionCo and LandCo the Preferred Units and the NP Land Units, respectively, to assist the Oaktree Parties in exercising all rights with respect thereto and otherwise to cause the Selling Parties to fulfill their obligations under this Agreement and all other agreements of assignment, conveyance, or transfer contemplated herein.

(b)                                 Following the Second Closing, each party hereto will afford the other parties hereto, their counsel and their accountants, during regular business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Second Closing Date and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights or obligations under this Agreement, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights or obligations of any party hereto (including, for the avoidance of doubt, information necessary to confirm Tax Benefits pursuant to Section 9.2(e) or other amounts described in Section 9.3(i)) or (v) any actual or threatened Action.  Each party hereto further agrees for a period of seven years commencing on the Second Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party first offers in writing to surrender such books, records and other data to the other parties hereto and such other parties or any party does not agree in writing to take possession thereof within ten days after such offer is made.  Notwithstanding anything to the contrary contained in this Section 7.4, if any Selling Party, on the one hand, and any Oaktree Party, on the other hand, are in an adversarial relationship in litigation or arbitration, then the furnishing of information, documents or records in accordance with clauses (ii), (iv) and (v) shall be subject to applicable rules of discovery.

(c)                                  In the event it is possible to refinance the Company prior to the Second Closing, then the parties hereto shall use their commercially reasonable efforts to facilitate such refinancing and the repayment of any outstanding loans or other obligations described in this Agreement that are contingent upon obtaining the consent of lenders, or alternatively, in the absence of such consents, would require a refinancing, and shall act in good faith to take into account such refinancing in their existing agreements (including this Agreement).

ARTICLE VIII.
TERMINATION

Section 8.1                                      Termination.  Subject to Section 8.3, this Agreement may be terminated at any time prior to the 1A Closing, the 1B Closing or the Second Closing by:

(a)                                  mutual written consent of the Selling Parties, on one hand, and the Oaktree Parties, on the other hand;

(b)                                 either the Selling Parties, on the one hand, or the Oaktree Parties, on the other hand, if the 1A Closing shall not have occurred on or before the 1A Closing Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to (i) the Selling Parties if any Selling Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the 1A Closing to occur on or before the 1A Closing Outside Date; or (ii) to the Oaktree Parties if any Oaktree Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the 1A Closing to occur on or before the 1A Closing Outside Date;

(c)                                  either the Selling Parties, on the one hand, or the Oaktree Parties, on the other hand, if the 1B Closing shall not have occurred on or before the 1B Closing Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to (i) the Selling Parties if any Selling Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the 1B Closing to occur on or before the 1B Closing Outside Date; or (ii) to the Oaktree Parties if any Oaktree Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the 1B Closing to occur on or before the 1B Closing Outside Date;

(d)                                 either the Selling Parties, on the one hand, or the Oaktree Parties, on the other hand, if the Second Closing shall not have occurred on or before the Second Closing Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to (i) the Selling Parties if any Selling Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the Second Closing to occur on or before the Second Closing Outside Date; or (ii) to the Oaktree Parties if any Oaktree Party has failed to perform in any material respect any of its obligations under this Agreement and such failure has been the cause of, or results in, the failure of the Second Closing to occur on or before the Second Closing Outside Date;

(e)                                  either the Selling Parties, on the one hand, or the Oaktree Parties, on the other hand, if an Order shall have issued, or a competent Governmental Authority shall have taken any other action which, in any such case, permanently restrains, enjoins, prohibits or prevents consummation of the Contemplated Transactions (including, for the avoidance of doubt, the transactions contemplated by the Mendenhall Purchase Agreement and the Schiff Redemption Agreement) and such Order or other action shall have become final and non-appealable; provided, however, that (i) the right to terminate this Agreement under this Section 8.1(e) shall not be available to a terminating party if the terminating party has failed to perform in any material respect any of its obligations under this Agreement (or, in the case of the Selling Parties, if any Selling Party has failed to perform in any material respect any of its obligations under the Mendenhall Purchase Agreement and the Schiff Redemption Agreement) and such failure has been the cause of, or results in, the issuance of such Order or other action; and (ii) the party hereto seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used its commercially reasonable efforts to remove such Order or other action in all material respects;

(f)                                    either the Selling Parties, one the one hand, and the Oaktree Parties, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if (i) there shall have been a material breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of such other party hereto, (ii) such breach has rendered the satisfaction of any conditions contained in Article V impossible, (iii) such breach has not been waived by the terminating party, and (iv) such breach has not been Cured within 15 Business Days following the terminating party’s written notice of such breach;

(g)                                 either the Selling Parties, one the one hand, and the Oaktree Parties, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if it becomes apparent that any of the conditions contained in Article V cannot be met despite the reasonable best efforts of the parties hereto; provided, however, that only the Oaktree Parties can terminate this Agreement for apparent failure of the conditions set forth in Section 5.1(c)(x) and Section 5.2(c)(xiii); or

(h)                                 by the Oaktree Parties upon the terms and conditions set forth in Section 6.12(c), Section 6.20 or Article X.

Section 8.2                                      Effect of Termination.  The rights of termination under Section 8.1 are in addition to any other rights the Selling Parties and the Oaktree Parties may have under this Agreement and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Selling Parties and the Oaktree Parties under this Agreement will terminate, except that the obligations in Section 6.6 (Press Releases; Announcements; Communications),

Section 6.9(b) (Gaming Approvals), Section 7.3 (Expenses), Article IX (Indemnification), Section 11.3 (Waiver of Jury Trial), Section 11.4 (Service to Process; Consent to Jurisdiction), Section 11.5 (Governing Law) and Section 11.10 (Attorneys’ Fees for Dispute) will survive; provided, however, (a) if this Agreement is terminated by the Oaktree Parties because of a breach of this Agreement by any Selling Party or because one or more of the conditions to any Oaktree Party’s obligations under this Agreement is not satisfied as a result of any of any Selling Party’s failure to comply with its obligations under this Agreement, then the Oaktree Party’s right to pursue remedies (consistent with this Agreement) will survive such termination unimpaired; and (b) if this Agreement is terminated by the Selling Parties because of a breach of this Agreement by the Oaktree Parties or because one or more of the conditions to the Selling Party’s obligations under this Agreement is not satisfied as a result of any of any Oaktree Party’s failure to comply with its obligations under this Agreement, then the Selling Party’s right to pursue remedies (consistent with this Agreement) will survive such termination unimpaired.

ARTICLE IX.
SURVIVAL; INDEMNIFICATION

Section 9.1                                      Survival.  The representations and warranties contained in this Agreement shall survive for a period of two years after the Second Closing Date (or, if this Agreement is terminated prior to the Second Closing Date but after the 1A Closing has occurred, for a period of two years after the 1A Closing Date, or if this Agreement is terminated prior to the Second Closing Date but after the 1B Closing has occurred, for a period of two years after the 1B Closing Date); provided, that, (a) the representations and warranties contained in Section 3.14 (Company Benefit Plans), Section 3.15 (Taxes) and Section 3.21 (Environmental Matters) shall survive until the expiration of the applicable statute of limitations (as may be extended from time to time), and (b) the representations and warranties contained in Section 3.1 (Selling Parties’ Authority; Enforceability), Section 3.2 (Organization and Good Standing), Section 3.3 (Ownership Structure and Equity Interests), Section 3.4 (Preferred Units), Section 4.1 (Organization and Good Standing) and Section 4.2 (Oaktree Authority; Enforceability) shall survive in perpetuity with respect to the matters addressed in such Sections.  If written notice of a claim has been given in accordance with Section 9.2(d) prior to the expiration of the applicable representations or warranties, then the applicable representations or warranties shall survive as to such claim until such claim has been finally resolved.  Each party hereto shall be entitled to rely on any such representation or warranty regardless of any inquiry or investigation made by or on behalf of such party.  Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that no party hereto is making any representations or warranties whatsoever, express or implied, to any other party hereto except those representations and warranties contained in Article III and Article IV and in any certificate delivered pursuant to Article VI and as contained in any Other Document (collectively, the “Express Representations and Warranties”).  In particular, except as explicitly set forth in any Express Representations and Warranties, no Selling Party makes any representation or warranty to any Oaktree Party with respect to any financial projection or forecast relating to the condition of an Acquired Company and, with respect thereto, the Oaktree Parties acknowledge that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) the Oaktree Parties are familiar with such uncertainties, (c) except as explicitly set forth in any Express Representations and Warranties, the Oaktree Parties are taking full responsibility for making their own respective evaluation of the adequacy and accuracy of all such projections and forecasts furnished to the Oaktree Parties and (d) except as explicitly set forth in any Express Representations and Warranties, the Oaktree Parties shall have no claim against any Selling Party with respect thereto.  The covenants and agreements under this Agreement of the parties hereto shall survive indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

Section 9.2                                      Indemnification.

(a)                                  By Millennium.  Millennium shall indemnify, save and hold harmless the Oaktree Parties and (without duplication) their respective Affiliates, successors and assigns and each of the foregoing’s respective Representatives (collectively, the “Oaktree Indemnified Parties”) from and against any and all Damages arising out of, resulting from or incident to:

(i)                                     the breach of any representation or warranty made by Millennium under Article III as of the Execution Date, the 1A Closing Date, the 1B Closing Date or the Second Closing Date (it being agreed that for purposes of such right to indemnification, such representations and warranties shall be deemed not to be qualified by any references therein to Knowledge or materiality generally or to whether or not any breach would result or could be expected to result in a Material Adverse Effect) such qualification shall in all respects be disregarded; provided, however, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or Oaktree’s condition in Section 5.1(a)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the 1A Closing Date; and provided, further, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or Oaktree’s condition in Section 5.1(b)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the 1B Closing Date; and provided, further, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or the Oaktree Parties’ condition in Section 5.1(c)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the Second Closing Date; or

(ii)                                  the breach of any covenant or agreement by or relating to MGIM, Millennium, the Company, Cannery, Rampart, Nevada LLC, Paulos or Wortman (but not to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) contained in this Agreement or any Other Document.

Notwithstanding anything in this Agreement to the contrary, claims by any Oaktree Indemnified Party for any and all Damages relating to or arising from the matters set forth in Section 6.11 shall be controlled by Section 6.11.

(b)                                 By Nevada Palace and Esquire.  Nevada Palace and Esquire, jointly and severally, shall indemnify, save and hold harmless the Oaktree Indemnified Parties from and against any and all Damages arising out of, resulting from or incident to:

(i)                                     the breach of any representation or warranty made by Nevada Palace and Esquire under Article III as of the Execution Date, the 1A Closing Date, the 1B Closing Date or the Second Closing Date (it being agreed that for purposes of such right to indemnification, such representations and warranties shall be deemed not to be qualified by any references therein to Knowledge or materiality generally or to whether or not any breach would result or could be expected to result in a Material Adverse Effect); provided, however, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or Oaktree’s condition in Section 5.1(a)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the 1A Closing Date; and provided, further, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or Oaktree’s condition in Section 5.1(b)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the 1B Closing Date; and provided, further, that if the occurrence of an event disclosed in an update pursuant to Section 6.5 is expressly permitted by Section 6.1 or the Oaktree Parties’ condition in Section 5.1(c)(ii) was satisfied by waiver, then disclosure of such event shall not be disregarded for purposes of determining whether there was any inaccuracy in, or any breach of, any representation or warranty as of the Second Closing Date; or

(ii)                                  the breach of any covenant or agreement by or relating to Nevada Palace, Esquire, NP Land, WCW or Wortman (but only to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) contained in this Agreement or any Other Document.

Notwithstanding anything in this Agreement to the contrary, claims by any Oaktree Indemnified Party for any and all Damages relating to or arising from the matters set forth in Section 6.11 shall be controlled by Section 6.11.

(c)                                  By the Oaktree Parties.  The Oaktree Parties shall indemnify, save and hold harmless each of Millennium, Nevada Palace and Esquire and their respective Affiliates and each of the foregoing’s respective Representatives (collectively, the “Sellers Indemnified Parties”) from and against any and all Damages arising out of, resulting from or incident to:

(i)                                     the breach of any representation or warranty made by the Oaktree Parties under Article IV as of the Execution Date, the 1A Closing Date, the 1B

Closing Date or the Second Closing Date (it being agreed that for purposes of such right to indemnification, such representations and warranties shall be deemed not to be qualified by any references therein to Knowledge or materiality generally or to whether or not any breach would result or could be expected to result in a Material Adverse Effect); or

(ii)                                  the breach of any covenant or agreement by the Oaktree Parties contained in this Agreement or any Other Document.

(d)                                 Procedure.  Any Oaktree Indemnified Party or Sellers Indemnified Party seeking indemnification under this Section 9.2 (but not, for the avoidance of doubt, under Section 6.11) (an “Indemnified Party”) shall give the party from whom indemnification is being sought (an “Indemnifying Party”) notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2; provided, however, that the failure to give notice as soon as practicable shall not release the Indemnifying Party from any of its obligations except to the extent the Indemnifying Party is materially prejudiced thereby.  The liability of an Indemnifying Party under this Section 9.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 9.2 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 20 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 9.2 except to the extent the Indemnifying Party is materially prejudiced by such failure.  The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a material conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel are necessary or advisable for the conduct of such Action in case the Indemnifying Party shall also pay the reasonable fees and expenses of any such local counsel).  If the Indemnifying Party shall not assume the defense of any Third Party Claim or Action resulting therefrom, the Indemnified Party may defend against such Action in such manner as it may deem appropriate and may settle such Action on such terms as it may deem appropriate; provided, however, that in settling any Action in respect of which indemnification is payable under this Article IX, it shall act reasonably and in good faith.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder, or requires the Indemnified Party to admit guilt or fault.  No Third Party Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party.

(e)                                  Definition of Damages.  The term “Damages” means any and all costs, losses, Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of Third Party Claims), including, without limitation, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing.  Notwithstanding the foregoing, no Indemnifying Party shall be liable for consequential damages, punitive damages, restitution, lost profits and damage to reputation, in each case except for indemnification for Third Party Claims.  The amount of any Damages payable by an Indemnifying Party shall be without reduction for any Tax Benefits available to the Indemnified Party; provided, however, that to the extent that the Indemnified Party has a Tax Benefit as a result of any Damages as determined under Section 9.2(f) below, the Indemnified Party shall pay the amount of such Tax Benefit (but not in excess of the indemnification payment or payments actually received from the Indemnifying Party with respect to such Damages) to the Indemnifying Party as provided in Section 9.2(f) below.

(f)                                    The amount of any payment to an Indemnified Party shall be reduced by the amount of any Tax Benefit Actually Realized by the Indemnified Party from payment of the Liability upon which the claim for indemnity is based and shall be determined as follows:

(i)                                     No later than 45 days after the filing of a Tax Return for any taxable period that includes a date upon which any amount was paid or accrued by the Indemnified Party in respect of the Liability upon which the claim for indemnity is based, the Indemnified Party shall provide the Indemnifying Party a detailed statement (a “Tax Benefit Statement”) specifying the amount, if any, of any Tax Benefit that was Actually Realized by the Indemnified Party for such Tax period. To the extent that any deductions or other Tax items that could give rise to a Tax reduction or savings do not result in the actual realization of such a Tax reduction or savings in the year described in the previous sentence, this Section 9.2(f)(i) shall apply to each subsequent taxable period of the Indemnified Party, as the case may be, until either such Tax savings are Actually Realized (resulting in a Tax Benefit) or the losses or other carryforwards to which such deductions or other Tax items gave rise expire unused, if applicable.  For each relevant taxable period, the Indemnifying Party shall be provided with full access to the non-proprietary work papers and other materials and information of the Indemnified Party’s accountants in connection with the review of the Tax Benefit Statement; provided, however, that in no event shall an Indemnifying Party have any access to such non-proprietary work papers and other materials and information related to any Affiliate of Oaktree other than AcquisitionCo, LandCo or BlockerCo; and provided, further, that in no event shall an Indemnifying Party have any access to proprietary work papers and other materials and information.  If the Indemnifying Party disagrees in any respect with the Indemnified Party’s computation of the amount of the Tax Benefit Actually Realized, the Indemnifying Party may, on or prior to 45 days after the receipt of the Tax Benefit Statement, deliver a notice to the Indemnified Party setting forth in reasonable detail the basis for the Indemnifying Party’s disagreement therewith (the “Tax Benefit Dispute Notice”).  If no Tax Benefit Dispute Notice is received by the Indemnified Party on or prior to the 45th day after the Indemnifying Party’s receipt of the Tax Benefit Statement from the Indemnified Party, the Tax Benefit Statement shall be deemed accepted.

(ii)                                  Within 15 days after the Indemnified Party’s receipt of a Tax Benefit Dispute Notice, unless the matters in the Tax Benefit Dispute Notice have otherwise been resolved by mutual agreement of the parties, the Indemnified Party and the Indemnifying Party shall jointly select a nationally-recognized independent certified public accountant (the “Tax Benefit Accountant”); provided, however, that if the Indemnified Party and the Indemnifying Party are unable to agree upon the Tax Benefit Accountant within such 15-day period, then the Indemnified Party and the Indemnifying Party shall each select a nationally-recognized independent certified public accountant which shall then jointly choose the Tax Benefit Accountant within 15 days thereafter. The Tax Benefit Accountant shall conduct such review of the work papers and such other materials and information, and the Tax Benefit Dispute Notice, and any supporting documentation as the Tax Benefit Accountant in the Tax Benefit Accountant’s sole discretion deems necessary, and the Tax Benefit Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Tax Benefit Accountant in the Tax Benefit Accountant’s sole discretion deems necessary.

(iii)                               The Tax Benefit Accountant shall, as promptly as practicable and in no event later than 45 days following the date of the Tax Benefit Accountant’s retention, deliver to the Indemnifying Party and the Indemnified Party a report (the “Tax Benefit Report”) in which the Tax Benefit Accountant shall, after reviewing the disputed items set forth in the Tax Benefit Dispute Notice, determine what adjustments, if any, should be made to the amount of the Tax Benefit Actually Realized. The Tax Benefit Report shall set forth, in reasonable detail, the Tax Benefit Accountant’s determination with respect to the disputed items or amounts specified in the Tax Benefit Dispute Notice, and the revisions, if any, to be made to the amount of the Tax Benefit Actually Realized, together with supporting calculations.  All fees and expenses relating to this work of the Tax Benefit Accountant shall be borne equally by the Indemnified Party and the Indemnifying Party.  The Tax Benefit Report shall be final and binding upon the Indemnified Party and the Indemnifying Party, shall be deemed a final arbitration award that is binding on each of the Indemnified Party and the Indemnifying Party, and no Party shall seek further recourse to courts, other arbitral tribunals or otherwise.  The amount, if any, of the Tax Benefit Actually Realized set forth in the Tax Benefit Report shall reduce the payment of the Liability upon which the claim for indemnity is based and the net amount of such payment shall be paid to the Indemnified Party.

Section 9.3                                      Limits on Indemnification.  Notwithstanding anything to the contrary contained in this Agreement:

(a)                                  no amount shall be payable by Millennium pursuant to Section 9.2(a)(i) unless the aggregate amount of all claims for Damages that are indemnifiable pursuant to Section 9.2(a)(i) exceeds $1,500,000, at which point Millennium shall be obligated to indemnify as to the amount of such Damages in excess of such amount; provided, however, that such amount shall not apply to claims for Damages arising out of, resulting from or incident to (i) breaches by Millennium of its representations and warranties set forth in Section 3.1 (Selling Parties’ Authority; Enforceability), Section 3.2 (Organization and Good Standing), Section 3.3 (Ownership Structure and Equity Interests), Section 3.4 (Preferred Units and NP Land Units) and Section 3.24 (Brokers and Finders), and (ii) intentional or reckless acts or omissions by any Selling Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, in each case of (i) and (ii) which Damages shall be indemnified against in their entirety;

(b)                                 no amount shall be payable by Nevada Palace and Esquire pursuant to Section 9.2(b)(i) unless the aggregate amount of all claims for Damages that are indemnifiable pursuant to Section 9.2(b)(i) exceeds $250,000, at which point Nevada Palace and Esquire shall be obligated to indemnify as to the amount of such Damages in excess of such amount; provided, however, that such amount shall not apply to claims for Damages arising out of, resulting from or incident to (i) breaches by Nevada Palace and Esquire of its representations and warranties set forth in Section 3.2 (Organization and Good Standing), Section 3.3 (Ownership Structure and Equity Interests), Section 3.4 (Preferred Units and NP Land Units) and Section 3.24 (Brokers and Finders), to the extent not duplicative of its indemnification obligations under Section 9.2(a)(i), and (ii) intentional or reckless acts or omissions by any Selling Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, in each case of (i) and (ii) which Damages shall be indemnified against in their entirety;

(c)                                  no amount shall be payable by the Oaktree Parties to Millennium or any Seller Indemnified Party that is an Affiliate or Representative of Millennium (which shall exclude Nevada Palace, Esquire, NP Land, WCW and Wortman (but only to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) or any of their respective Affiliates or Representatives) pursuant to Section 9.2(c)(i) unless the aggregate amount of all claims for Damages that are indemnifiable pursuant to Section 9.2(c)(i) exceeds $1,500,000, at which point the Oaktree Parties shall be obligated to indemnify as to the amount of such Damages in excess of such amount; provided, however, that such amount shall not apply to claims for Damages arising out of, resulting from or incident to (i) breaches by the Oaktree Parties of their representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Oaktree Parties’ Authority; Enforceability) and Section 4.5 (Brokers and Finders), and (ii) intentional or reckless acts or omissions by any Oaktree Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, in each case of (i) and (ii) which Damages shall be indemnified against in their entirety;

(d)           no amount shall be payable by the Oaktree Parties to Nevada Palace, Esquire or any Seller Indemnified Party that is an Affiliate or Representative of Nevada Palace or Esquire (which shall exclude Millennium, the Company, Cannery, Rampart, Nevada LLC, Paulos or Wortman (but not to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) or any of their respective Affiliates or Representatives) pursuant to Section 9.2(c)(i) unless the aggregate amount of all claims for Damages that are indemnifiable pursuant to Section 9.2(c)(i) exceeds $250,000, at which point the Oaktree Parties shall be obligated to indemnify as to the amount of such Damages in excess of such amount; provided, however, that such amount shall not apply to claims for Damages arising out of, resulting from or incident to (i) breaches by the Oaktree Parties of their representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Oaktree Parties’ Authority; Enforceability) and Section 4.5 (Brokers and Finders), and (ii) intentional or reckless acts or omissions by any Oaktree Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, in each case of (i) and (ii) which Damages shall be indemnified against in their entirety;

(e)           the maximum amount of Damages for which indemnity may be recovered from Millennium pursuant to Section 9.2(a)(i) shall be an amount equal to $15,000,000; provided, however, that such amount shall not apply to intentional or reckless acts or omissions by any Selling Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, which shall be indemnified against in their entirety;

(f)            the maximum amount of Damages for which indemnity may be recovered from Nevada Palace and Esquire pursuant to Section 9.2(b)(i) shall be an amount equal to $2,200,000; provided, however, that such amount shall not apply to intentional or reckless acts or omissions by any Selling Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, which shall be indemnified against in their entirety;

(g)           the maximum aggregate amount of Damages for which indemnity may be recovered from the Oaktree Parties by Millennium or any Seller Indemnified Party that is an Affiliate or Representative of Millennium (which shall exclude Nevada Palace, Esquire, NP Land, WCW and Wortman (but only to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) or any of their respective Affiliates or Representatives) pursuant to Section 9.2(c)(i) shall be an amount equal to $15,000,000; provided, however, that such amount shall not apply to intentional or reckless acts or omissions by any Oaktree Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, which shall be indemnified against in their entirety;

(h)           the maximum aggregate amount of Damages for which indemnity may be recovered from the Oaktree Parties by Nevada Palace, Esquire or any Seller Indemnified Party that is an Affiliate or Representative of Nevada Palace or Esquire (which shall exclude Millennium, the Company, Cannery, Rampart, Nevada LLC, Paulos or Wortman (but not to the extent of Wortman’s interest in Nevada Palace, Esquire, NP Land or WCW) or any of their respective Affiliates or Representatives) pursuant to Section 9.2(c)(i) shall be an amount equal to $2,200,000; provided, however, that such amount shall not apply to intentional or reckless acts or omissions by any Oaktree Party that result in termination of this Agreement pursuant to Article VIII or claims for or in the nature of fraud or willful misrepresentation, which shall be indemnified against in their entirety;

(i)            the amount of any Damages claimed by any Indemnified Party hereunder shall be net of any insurance, indemnity, contribution or other payments or recoveries of a like nature with respect thereto (it being agreed that, promptly after the realization of any such reductions of Damages pursuant hereto, such Indemnified Party shall reimburse the Indemnifying Party(ies) for such reduction in Damages for which such Indemnified Party was indemnified prior to the realization of such reductions of Damages);

(j)            if an Indemnified Party recovers Damages from an Indemnifying Party under Section 9.2, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party, other than a third party with whom the Indemnified Party has a material business agreement or arrangement, with respect to such recovered losses subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy;

(k)           subject to the terms and conditions of the Company Amended Operating Agreement and the NP Land Amended Operating Agreement, to the extent the Company or NP Land makes a distribution to Millennium or AcquisitionCo (with respect to the Company) or Nevada Palace or LandCo (with respect to NP Land) to satisfy the indemnification obligations under this Article IX, then in order to mitigate the effect on the Indemnified Party of the use of funds of an Acquired Company to satisfy such indemnification obligations, (i) in the case of a payment characterized as a distribution, the distribution made by the Company or NP Land will be increased by such an amount that will cause a pro rata distribution to all members of the Company or NP Land, as applicable, to be made (and the Company Amended Operating Agreement and the NP Land Amended Operating Agreement will reflect the same) and (ii) in the case of a payment not characterized as a distribution, any distribution otherwise payable to the Indemnifying Party shall be withheld and paid to the Indemnified Party in an amount that will cause a pro rata payment to all members of the Company or NP Land, as applicable, to be made (and the Company Amended Operating Agreement and the NP Land Amended Operating Agreement will reflect the same); provided, however, that any payment by the Company or NP Land to fulfill the indemnification obligations of an Indemnifying Party shall be subject to applicable restrictions on the payment of distributions or other sums contained in the Credit Agreement, the Note Purchase Agreement or the NP Business Loan Agreement; and

(l)            the materiality and other similar qualifications contained in Articles III or IV shall be disregarded for the purpose of calculating the amount of Damages under this Article IX.

Section 9.4            Payment in Preferred Units or NP Land Units.  If either Millennium, Nevada Palace, AcquisitionCo or LandCo is unable to pay cash for any Damages incurred by an Indemnified Party pursuant to Section 9.2 or by an Oaktree Party pursuant to Section 6.11 within 60 days of the date such Damages are finally determined, then Millennium, Nevada Palace, AcquisitionCo or LandCo, as the case may be, shall pay such Damages by transferring an equivalent value of its Preferred Units (if such payment is made by Millennium or AcquisitionCo) or its NP Land Units (if such payment is made by Nevada Palace or LandCo), based on the Indemnification Payment Formula to either (a) Millennium (with respect to Preferred Units) or Nevada Palace (with respect to NP Land Units), in satisfaction of such claim by any Sellers Indemnified Party, or (b) AcquisitionCo (with respect to Preferred Units) or LandCo (with respect to NP Land Units), in satisfaction of such claim by any Oaktree Indemnified Party.  After any such transfer, the amount and percentage ownership of the respective members of the Company and NP Land, as applicable, shall be adjusted accordingly and the capitalization records of the Company and NP Land, as applicable, shall be amended to reflect such adjusted amounts and percentages.  Notwithstanding the foregoing, no Preferred Units or NP Land Units shall be transferred to an Indemnified Party that is not licensed by the relevant Gaming Authorities to hold such Preferred Units or NP Land Units.

Section 9.5            Right of Offset.  If (a) any Sellers Indemnified Party is entitled to indemnification pursuant to Section 9.2 prior to the date that the Mendenhall B Loan, Esquire Loan, Nevada Palace Oaktree Loan or Company Oaktree Loan (to the extent made) is due and payable (and, if this Agreement is terminated in accordance with Article VIII, prior to the date that the Mendenhall A Loan or Wortman Loan is due and payable) and (b) such right to indemnification is evidenced by a final, nonappealable Order from a court of competent jurisdiction, then MGIM, WCW, Esquire, Nevada Palace or Millennium, as applicable, shall be permitted to offset an amount equal to the amount of Damages set forth in such Order from the Mendenhall II Note, the Esquire Note, the Nevada Palace Oaktree Note or the Company Oaktree Note (or the Mendenhall I Note or the Wortman Note) in satisfaction of such right to indemnification; provided, however, that (i) in no event shall the aggregate offset among the Mendenhall II Note, the Esquire Note, the Nevada Palace Oaktree Note or the Company Oaktree Note (and, if applicable, the Mendenhall I Note and the Wortman Note) exceed the amount of Damages set forth in such Order, (ii) prior to such offset, MGIM, WCW, Esquire, Nevada Palace or Millennium, as applicable, shall provide to the Oaktree Parties written notification of such offset, including a copy of such Order evidencing the amount of Damages and (iii) in no event shall MGIM, WCW, Esquire, Nevada Palace or Millennium, as applicable, be entitled to toll or delay payment on the Mendenhall II Note, the Esquire Note, the Nevada Palace Note or the Company Oaktree Note (or the Mendenhall I Note or the Wortman Note) even if a claim is anticipated or pending as of the date any such note becomes due and payable, but a final, nonappealable Order from a court of competent jurisdiction has not been issued.  In the event that any of the Mendenhall B Loan, the Esquire Loan, the Nevada Palace Oaktree Loan or the Company Oaktree Loan (and, if this Agreement is terminated in accordance with Article VIII, the Mendenhall A Loan and Wortman Loan) is paid in full at a time when (A) a Third Party Claim or a claim between the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, representing a good faith dispute is pending with a court of competent jurisdiction and (B) none of the Mendenhall B Loan, Esquire Loan, Nevada Palace Oaktree Loan or Company Oaktree Loan (or, if this Agreement is terminated in accordance with Article VIII, the Mendenhall A Loan or Wortman Loan) is outstanding in an amount sufficient to permit an offset under this Section 9.5 based on a reasonable, good faith estimate of the amount of Damages to be assessed in connection with such Third Party Claim or claim between the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, if decided adversely, then the Oaktree Parties shall hold the proceeds from the payment of such loan only in the amount of such reasonable, good faith estimate of such Damages and only for so long as such Third Party Claim or claim between the Selling Parties, on the one hand, and the Oaktree Parties, on the other hand, is pending or has not otherwise been resolved in order to satisfy its indemnification obligations pursuant to Section 9.2.

Section 9.6            Exclusive Remedy.  Other than claims for or in the nature of fraud or willful misrepresentation or claims resulting from any intentional or reckless acts or omissions that result in termination of this Agreement in accordance with Article VIII, each party hereto hereby acknowledges and agrees that its sole remedy relating to the Preferred Units, the NP Land Units the Acquired Companies, the Business or the subject matter of this Agreement shall be pursuant to the indemnification provisions of this Article IX.  In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted by Law, any and all other rights, claims, and causes of action it may have against the other parties hereto or their respective Representatives and Affiliates relating to the Preferred Units, the NP Land Units, the Acquired Companies, the Business or the subject matter of this Agreement, other than claims for or in the nature of fraud or willful misrepresentation and claims resulting from any intentional or reckless acts or omissions that result in termination of this Agreement in accordance with Article VIII.

ARTICLE X.
RISK OF LOSS

Between the Execution Date and through the Second Closing Date, the Selling Parties shall assume all risk of destruction, loss or damage to the assets of the Acquired

Companies (including, for the avoidance of doubt, the Acquired Assets) due to fire, theft, vandalism or other casualty, and the Selling Parties, at their sole expense, shall, until the Second Closing Date, keep all of such assets fully insured on an “all risks” basis including fire, theft, vandalism and other casualty with extended coverage to the full insurable value, subject only to the extent of standard deductibles, presently maintained by the Acquired Companies.  If any of the assets of the Acquired Companies (including, for the avoidance of doubt, the Acquired Assets) is damaged by fire, theft, vandalism or other casualty, then the Oaktree Parties and the Selling Parties shall have the following rights and obligations:

(a)           If the loss or damage is not substantial (as hereinafter defined), then this Agreement and the Other Documents shall continue in full force and affect, and the Selling Parties shall cause the applicable Acquired Company to apply available insurance proceeds arising out of such loss or damage, including the benefits of business interruption coverage, to replace or repair such loss or damage.

(b)           If the loss or damage is substantial (as hereinafter defined), then the Oaktree Parties shall have the option of: (i) terminating this Agreement within ten days of receiving notice of such loss or damage (which the Selling Parties shall provide promptly after such damage occurs) or (ii) if the loss or damage is of a type described in paragraph (c) of this Article X, then the Oaktree Parties may elect to consummate the Contemplated Transactions only with respect to the Mendenhall A Loan, the Mendenhall B Loan, the Mendenhall Purchase, the Mendenhall Exchange, the Preferred Unit Exchange and the Company Amended Operating Agreement, in which case the Oaktree Parties, on the one hand, and each of Esquire, Nevada Palace, WCW and Wortman (with respect to Esquire, Nevada Palace and WCW) shall have no obligation to consummate the Contemplated Transactions with respect to the Wortman Loan, Esquire Loan, Nevada Palace Oaktree Loan, NP Land Contribution, Nevada Palace Fixed Rent Lease, NP Land Purchase, Schiff Esquire Redemption and Payoff and Schiff NP Redemption and Payoff (if such loss or damage occurs before the 1A Closing) and the Esquire Purchase, Company Esquire Purchase, Nevada LLC Contribution, Oaktree Land Exchange, NP Land Amended Operating Agreement and Nevada Palace Lease (if such loss or damage occurs before the Second Closing but after the 1A Closing) or to provide the representations and warranties, to fulfill the covenants and conditions and to make the indemnifications set forth in this Agreement in connection therewith; provided, however, that if the Oaktree Parties exercise the option contained in this clause (ii) after the 1A Closing but prior to the Second Closing (at which time the Wortman Loan, the Esquire Loan and the Nevada Palace Oaktree Loan will have been made), then WCW (with respect to the Wortman Loan), Esquire (with respect to the Esquire Loan) and Nevada Palace (with respect to the Nevada Palace Oaktree Loan) shall have until the date that is 18 months following termination of this Agreement pursuant to this clause (ii) to repay such loans upon the circumstances, terms and conditions set forth in the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement.

(c)           If loss or damage occurs, then such loss or damage shall be deemed “substantial” if (i) in case of loss or damage to the assets of either Cannery or

Rampart, the lenders or administrative or other agent under the Credit Agreement or the Note Purchase Agreement refuse to permit the replacement or repair in connection with such loss or damage or choose to accelerate the maturity of the Credit Agreement or the Note Purchase Agreement, (ii) in the case of loss or damage to assets of Rampart, the landlord under the Rampart Lease elects to terminate the Rampart Lease, or (iii) in the case of loss or damage to the assets of Nevada Palace and Esquire, more than 40% of the casino portion of the business premises is damaged or destroyed and such damage or destruction cannot be fully repaired at the Selling Parties’ expense prior to the Second Closing Date, as determined in the reasonable discretion of the Oaktree Parties.

ARTICLE XI.
MISCELLANEOUS

Section 11.1          Brokerage Fees.  Each of the parties hereto represents and warrants to the other parties hereto that it has not entered into any agreement for the payment of any broker’s, finder’s or similar fees, compensation or expenses to any Person in connection with the Contemplated Transactions, except as set forth in Section 3.14 of the Sellers Disclosure Schedules or in Section 4.5 of the Oaktree Disclosure Schedules and except for Tri-Artisan Partners LLC, the fees, compensation and expense of which shall be the sole responsibility of the Oaktree Parties.  Each party hereto agrees to indemnify and hold and save the other harmless from any such fees, compensation or expenses which may be suffered by reason of any such agreement or purported agreement by the indemnifying party pursuant to Article IX.

Section 11.2          Notices.  Any and all notices and demands by any party hereto to any other party hereto required or desired to be given hereunder shall be in writing and shall be validly given or made only if: (a) delivered by hand; (b) delivered by FedEx or other similar overnight delivery or courier service which keeps records of deliveries; or (c) served by telecopy or similar facsimile transmission, so long as such method is followed up by one of the methods set forth in (a) or (b).  Service of notice by method (a) or (b) shall be effective upon receipt.  Service of notice by telecopy or similar facsimile transmission shall be effective upon the printing by sender of a positive confirmation sheet, so long as such sheet reflects that the telecopy or facsimile was received during regular business hours.  Telecopy or facsimile transmissions shown as having been received at any other time shall be deemed received on the next Business Day.  Notice on behalf of a party hereto may be signed and sent by any attorney for such party.

(a)           Selling Parties’ Address.  Any notice or demand to the Selling Parties (including Millennium, Nevada Palace or Esquire) shall be addressed to the applicable Selling Party at:

Cannery Casino Resorts

221 North Rampart Boulevard

Las Vegas, Nevada  89145

Attn:  William Paulos

Attn:  William Wortman

Fax:  (702) 507-5992

with a copy to

Michael E. Kearney

Santoro, Driggs, Walch, Kearney, Johnson & Thompson

400 South Fourth Street, Suite 300

Las Vegas, Nevada  89101

Fax:  (702) 791-1912

(b)           Oaktree Parties’ Address.  Any notice or demand to any Oaktree Party shall be addressed to such Oaktree Party at:

OCM InvestCo, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California  90071

Attn:  Chris Brothers

Attn:  Skardon Baker

Fax:  (213) 830-6394

with a copy to

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Robert Knauss

Fax:  (213) 683-5137

(c)           Change of Address.  Each of the parties hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

Section 11.3          Waiver of Jury Trial.  Each party hereto hereby waives its respective right to a jury trial of any permitted Action arising out of this Agreement, any Other Document or the Contemplated Transactions, or any dealings between any of the parties hereto relating to the subject matter of this Agreement, any Other Document or any of the Contemplated Transactions.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or any of the Contemplated Transactions, including contract claims, tort claims and all other common law and statutory claims.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or any of the Contemplated Transactions or to any other agreement relating to the Contemplated Transactions contemplated hereby.

Section 11.4          Service of Process; Consent To Jurisdiction.  The parties hereto hereby irrevocably submit and consent to the non-exclusive jurisdiction of any federal or state court located within Reno, Nevada over any dispute arising out of or relating to this Agreement or any of the Contemplated Transactions.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.  The parties hereto irrevocably consent to the service of any process, pleading, notice or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party’s address set forth in Section 11.2 or permitted pursuant to Nevada law.

Section 11.5          Governing Law.  The internal laws of the State of Nevada applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

Section 11.6          Specific Performance.  The parties hereto agree that remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement the party or parties hereto who are or are to be aggrieved shall have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  Any requirements for the securing or posting of any bond with such remedy are waived.

Section 11.7          Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.  Neither this Agreement nor any rights or obligations of any party hereto hereunder shall be assignable or otherwise transferable, in whole or in part (whether by merger, sale of stock, sale of all or substantially all of the assets or business, operation of law or otherwise), without the prior written consent of the other parties hereto, except that: the Oaktree Parties may assign, in their sole discretion, any of or all of its rights, interests and (except with respect to clause (i) below) obligations under this Agreement (a) to the banks or other lenders providing the debt financing to be incurred by the Oaktree Parties in connection with the Contemplated Transactions for security purposes, or (b) to any controlled Affiliate of the Oaktree Parties; provided, however, that in any such case (i) such Affiliate assumes all of the Oaktree Parties’ agreements and obligations hereunder, (ii) no such assignment shall relieve the Oaktree Parties from any of its agreements and obligations hereunder and (iii) no such assignment in any way (x) shall adversely effect the ability to receive, or delay the receipt of, the Gaming Approvals contemplated by this Agreement or (y) shall adversely effect or delay the Contemplated Transaction.  This Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

Section 11.8          Severability.  If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition (after giving effect to the next sentence in this Section 11.8) does not materially impair the ability of the parties hereto to consummate the Contemplated Transactions.  In lieu of such invalid, void or unenforceable term, provision, covenant or condition, there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or unenforceable term, provision, covenant or condition as may be possible.

Section 11.9          Entire Agreement; Amendment.  This Agreement, together with the Other Documents and the Confidentiality Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings of the parties hereto, including any “letter of intent,” “letter of understanding,” or similar document.  No addition to, amendment or modification of this Agreement shall be made or be binding unless executed in writing by all the parties hereto.  Except as may be otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing executed by the party making the waiver.

Section 11.10       Attorneys’ Fees For Disputes.  In the event any Action is commenced by any party hereto against any other party hereto in connection herewith, including any bankruptcy proceeding, the prevailing party shall be entitled to recover, in addition to its costs of enforcement, its costs and expenses, including reasonable attorneys’ and consultants’ fees.

Section 11.11       Time of Essence.  Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

Section 11.12       Interpretation.

(a)           Captions.  The captions appearing at the commencement of the Sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

(b)           Pronouns.  Personal pronouns shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context.

(c)           No Party Deemed Drafter.  The parties hereto agree that no party hereto shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against any party hereto as the drafter of the Agreement.  Sellers, on the one hand, and Oaktree, on the other hand, and each of them, acknowledge that all parties hereto have contributed substantially and materially to the preparation hereof.

(d)           No Limitation.  No specific representation, warranty, covenant or condition contained herein shall be deemed to modify or limit any general representation, warranty, covenant or condition contained herein.

Section 11.13       Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, each of which when executed by and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement.  Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

Section 11.14       Waiver of Condition.  Any and all terms, covenants, conditions, representations and warranties contained herein for the benefit of the Oaktree Parties may be waived in writing by the Oaktree Parties in their sole and absolute discretion, in whole or in part.  Any and all terms, covenants, conditions, representations and warranties contained herein for the benefit of the Selling Parties may be waived in writing by the Selling Parties in their sole and absolute discretion, in whole or in part.  For the purposes of waiver by the Selling Parties under this Section 11.14, as well as any other waiver, agreement or consent (including an agreement or consent as to satisfactoriness, reasonability or termination) granted to or required of the Selling Parties under this Agreement, such waiver by or agreement or consent of the Selling Parties shall be considered effective if given by Selling Parties’ Representative.

ARTICLE XII.
DEFINITIONS

Section 12.1          Defined Terms.  As used in this Agreement, the terms set forth below shall have following meanings:

“1A Closing” means the proceedings pursuant to which the 1A Closing Transactions are consummated on the 1A Closing Date.

“1A Closing Date” has the meaning given in Section 7.1(a).

“1A Closing Outside Date” has the meaning given in Section 7.1(a).

“1A Closing Transactions” means the transactions contemplated to be consummated at the 1A Closing, including the NP Land Contribution (including the formation of NP Land), the Nevada Palace Fixed Rent Lease, the NP Land Purchase

(including the loan and security related thereto), the Schiff Esquire Redemption and Payoff (including the loan and security related thereto) and the Schiff NP Redemption and Payoff (including the loans and security related thereto).

“1B Closing” means the proceedings pursuant to which the 1B Closing Transactions are consummated on the 1B Closing Date.

“1B Closing Date” has the meaning given in Section 7.1(b).

“1B Closing Outside Date” has the meaning given in Section 7.1(b).

“1B Closing Transactions” means the transactions contemplated to be consummated at the 1B Closing, including the Mendenhall Purchase (including the loan and security related thereto).

“Acquired Assets” has the meaning given in Recital O.

“Acquired Company” or “Acquired Companies” means (a) as of the Execution Date, the Company, Cannery, Rampart, Nevada Palace and Esquire, (b) as of the 1A Closing and the 1B Closing, the Company, Cannery, Rampart, Nevada Palace, Esquire and NP Land and (c) as of the Second Closing, the Company, Cannery, Rampart, Nevada LLC and NP Land (in the case of either (a) through (c), individually or collectively, as the case may be).

“AcquisitionCo” has the meaning given in the preamble.

“Action” means any action, suit, arbitration, litigation inquiry, proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity or any claim filed in connection therewith.

“Active Employees” has the meaning given in Section 6.18.

“Affiliate” has the meaning set forth in the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder; provided, however, that neither Mendenhall nor Schiff shall be considered an Affiliate of any Selling Party; and provided, further, that each of Wortman and Paulos shall be considered an Affiliate of the Company.

“Aggregate Company Esquire Cash Payment” has the meaning given in Recital P.

“Agreement” has the meaning given in the preamble.

“Assumed Liabilities” has the meaning given in Recital O.

“Audited Balance Sheets” means the audited consolidated balance sheets for each of the CCR Acquired Companies and the Nevada Palace Acquired Companies as of December 31, 2004.

“Audited Financial Statements” has the meaning given in Section 3.6.

“Back Rent Payment” means payment of any and all accrued rent due Nevada Palace from Esquire as of the 1A Closing.

“BlockerCo” means an intermediary corporation to be formed prior to the 1A Closing between AcquisitionCo and HoldCo governed by Subchapter C of the Code.

“Business” means the business conducted on or with respect to the Cannery Casino and Hotel, the Rampart Casino or the Nevada Palace, as they are owned and operated by the Acquired Companies, whether individually or collectively.

“Business Assets” has the meaning given in Section 3.9.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Las Vegas, Nevada are authorized by Law to close.

“Business Tangible Property” means all tangible assets, including furniture, fixtures and equipment owned or leased by the Acquired Companies on the date of this Agreement.

“Cannery” means Cannery Hotel and Casino, LLC, a Nevada limited liability company.

“Cannery Owned Interest” has the meaning given in Section 3.19(a).

“Cannery Owned Property” has the meaning given in Section 3.19(a).

“CCR Acquired Companies” means the Company, Cannery and Rampart, individually or collectively, as the case may be.

“COBRA” has the meaning given in Section 3.14(h).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given in the preamble.

“Company Amended Operating Agreement” has the meaning given in Recital J.

“Company Benefit Plan” or “Company Benefit Plans” has the meaning given in Section 3.14(a).

“Company Contracts” means all Contracts relating to the Business which are either (a) listed in response to Section 3.10; (b) not listed in response to Section 3.10 but are reflected in the Audited Financial Statements and which are not otherwise material to the Business and to the Acquired Companies taken as a whole; (c) not listed in response to Section 3.10 but consist of a purchase order entered into by any Acquired Company in the Ordinary Course of Business; or (d) any Contract relating to the Business which was entered into by any Acquired Company during the Pre-Closing Period with the approval of the Oaktree Parties or which did not require the approval of the Oaktree Parties pursuant to Section 6.1.

“Company Esquire Assignment and Assumption Agreement” has the meaning given in Recital P.

“Company Esquire Interest Payment” has the meaning given in Recital P.

“Company Esquire Purchase” has the meaning given in Recital P.

“Company Esquire Purchase Agreement” has the meaning given in Recital P.

“Company Esquire Purchase Note” has the meaning given in Recital P.

“Company Esquire Purchase Note Payoff” has the meaning given in Recital Y.

“Company Esquire Purchase Price” has the meaning given in Recital P.

“Company Oaktree Loan” has the meaning given in Recital T.

“Company Oaktree Loan Agreement” has the meaning given in Recital T.

“Company Oaktree Margin Number” means the Company Oaktree Margin Payment divided by $1,000.

“Company Oaktree Margin Payment” means, as of the Eighteen Month Anniversary, the outstanding principal on the Company Oaktree Note and any and all accrued and unpaid interest thereon and any other amounts owing under the Company Oaktree Loan Agreement.

“Company Oaktree Note” has the meaning given in Recital T.

“Company Oaktree Post-Closing Payoff” has the meaning given in Recital Z.

“Company Oaktree Unit Exchange” has the meaning given in Recital CC.

“Company Unit Exchange” has the meaning given in Recital BB.

“Confidentiality Agreement” has the meaning given in Section 6.2(b).

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Other Documents (whether occurring at the 1A Closing, the 1B Closing or the Second Closing).

“Contract” has the meaning given in Section 3.8(b).

“Credit Agreement” means the Credit Agreement, dated as of September 28, 2004, among Cannery, the lenders identified therein, and The CIT Group/Equipment Financing, Inc., as such agreement may be amended from time to time.

“Cured” means that a condition shall be Cured by the Oaktree Parties, on the one hand, and the Selling Parties, on the other hand only if (a) the proposed remedial actions to cure the condition are disclosed in writing to the other party hereto before remedial actions are taken, (b) the other party hereto approves such remedial actions (which approval shall not be unreasonably withheld) and (c) in the event of a cure by the Selling Parties, the cost of any remedial actions are borne entirely by the Selling Parties (other than the Company) and not by any of the Acquired Companies.

“Damages” has the meaning given in Section 9.2(e).

“Debt” means indebtedness for borrowed money, financing or capitalized lease obligations, sale and leaseback transactions, synthetic lease obligations and any other liability generally regarded as indebtedness for borrowed money in accordance with GAAP, or any guarantees thereof.

“Deed of Trust” has the meaning given to such term in the applicable Loan Agreement.

“Disability” means the inability of an individual, due to the condition of his physical or mental health (including as a result of alcoholism or any other form of addition that impairs such individual’s ability to perform his duties under any employment agreement or otherwise pursuant to the terms of his employment) to fully and satisfactorily perform the duties of his employment for in excess of 180 days in any period of 12 consecutive months.

“Distribution Base” means, as of the date the Millennium Distribution is made, the amount equal to the outstanding principal of the Mendenhall II Note and any and all interest accrued thereon and any other amounts owing under the Mendenhall B Loan Agreement.

“Eighteen Month Anniversary” means the eighteen month anniversary of the Second Closing Date.

“Entity Selling Party” or “Entity Selling Parties” means Millennium, the Company, NP Land, MGIM and WCW and, after their respective execution and delivery pursuant to Section 1.4, Nevada Palace and Esquire, individually or collectively, as the case may be.

“Environmental Laws” means any Law pertaining to health, industrial hygiene or the environment, including: the Resource Conservation and Recovery Act of 1976, as now or hereafter amended (42 U.S.C. Section 6901 et seq.); the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7401 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (42 U.S.C. Section 9601 et seq.); the Emergency Planning and Community Right-to-Know Act of 1986, as now or hereafter amended (42 U.S.C. Section 11001 et seq.); the Federal Hazardous Substances Act, as now or hereafter amended (15 U.S.C. Section 1261 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as now or hereafter amended (7 U.S.C.  Section 136 et seq.); the Federal Water Pollution Control Act, as now

or hereafter amended (33 U.S.C.  Section 1251 et seq.); the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C.  Section 1801 et seq.); the Occupational Safety and Health Act of 1970, as now or hereafter amended (29 U.S.C.  Section 651 et seq.); the Toxic Substances Control Act, as now or hereafter amended (15 U.S.C.  Section 2601 et seq.); Nev. Rev. Stat. chs. 444, 445A, 445B, 459, 477, 590 and 618, each as now or hereafter amended; and the regulations, rules and orders promulgated under each of them; and all local ordinances and rules regulating one or more Hazardous Materials.

“Environmental Permit” means any Licenses and Permits issued by any Governmental Authority which relate to the environment or to public health and safety or to worker health and safety as they may be affected by the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, with respect to any Person, any entity (other than such Person) that, together with such Person, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Esquire” has the meaning given in Recital E.

“Esquire Assignment and Assumption Agreement” has the meaning given in Recital O.

“Esquire Loan” has the meaning given in Recital E.

“Esquire Loan Agreement” has the meaning given in Recital E.

“Esquire Note” has the meaning given in Recital E.

“Esquire Post-Closing Payoff” has the meaning given in Recital Y.

“Esquire Purchase” has the meaning given in Recital O.

“Esquire Purchase Agreement” has the meaning given in Recital O.

“Esquire Second Closing Payoff” has the meaning given in Recital V.

“Excluded Asset” means any asset of Nevada Palace or Esquire that is not an Acquired Asset.

“Execution Date” has the meaning given in the preamble.

“Express Representations and Warranties” has the meaning given in Section 9.1.

“Forced Rampart Sale” has the meaning given it in the Credit Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those applied in the preparation of the annual or quarterly financial statements, as applicable, for preceding periods.

“Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority necessary for or relating to the conduct of activities by any party hereto or any of its Affiliates, including the ownership, operation, management and development of the Business.

“Gaming Authorities” means those federal, state, local and other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for or involved in the regulation of gaming or gaming activities or the sale of liquor in any jurisdiction and, within the State of Nevada specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board, the City of Las Vegas, the City of North Las Vegas and the City of Henderson, and all other state and local regulatory and licensing bodies with authority over gaming in the State of Nevada and its political subdivisions.

“Gaming Laws” means all laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within the State of Nevada, including, the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

“Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of entity, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such entity; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any entity or relating to the rights, duties and obligations of the equityholders of any entity; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any federal, state, municipal or local government, governmental authority, agent or body, including the Gaming Authorities, regulatory or administrative agency, governmental commission, department, board, bureau, court, tribunal, arbitrator or arbitral body.

“Guarantee Agreements” means has the meaning given to such term in the applicable Loan Agreement.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated byphenyls, and (b) any other chemicals, substance, material, fungi or mold, mixture, compound, hydrocarbon, pollutant or waste classified or regulated under Environmental Laws.

“HoldCo” has the set forth in Section 6.9(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules promulgated thereunder.

“HSR Notifications” means the notification and report forms contemplated to be filed under this HSR Act.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping or other improvements located on the Real Property.

“Indemnification Payment Formula” means the dollar value of Damages or other amounts to be indemnified multiplied by the fraction which is (a) the total number of Preferred Units or NP Land Units, as applicable, issued and outstanding as of the date such Damages or other indemnified amounts were incurred over (b) the total value of the Company or NP Land, as applicable, as of the date such Damages or other indemnified amounts were incurred.

“Indemnified Party” has the meaning given in Section 9.2(d).

“Indemnifying Party” has the meaning given in Section 9.2(d).

“Inspection” has the meaning given in Section 6.2(a).

“Intellectual Property” means all of the following owned or used by the Acquired Companies in connection with the Business: (a) trademarks, service marks, trade names, logos, designs and symbols and all goodwill associated therewith, and all registrations and applications pertaining to the foregoing; (b) patents, patent applications, patentable inventions, technology and software (including source code, object code, development documentation, programming tools, drawings and specifications); (c) trade secrets; (d) registered and material unregistered copyrights in all works, including software programs; (e) confidential information, customer data and database rights; (f) Internet Web sites, domain name registrations and all of (a) through (e) above used in connection with or contained in all versions of such Internet Web sites; (g) all rights under Contracts relating to any of the foregoing; (h) books and records pertaining to any of the foregoing; and (i) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

“Knowledge” means, with respect to an individual, the extent, if any, of such individual’s awareness of a particular fact or matter after reasonable verification or investigation concerning such fact or matter.  A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director or executive officer of that Person (or in any similar capacity) has Knowledge of that particular fact or other matter as an individual’s Knowledge is defined in the immediately preceding sentence; provided, however, that the Knowledge of any Selling Party shall be limited to the Knowledge (as defined in the first sentence of this definition) of the individuals identified in Section 12.1-K of the Sellers Disclosure Schedules, and the Knowledge of Oaktree shall be limited to the Knowledge (as defined in the first sentence of this definition) of the individuals identified in Section 12.1-K of the Oaktree Disclosure Schedules.

“LandCo” has the meaning given in the preamble.

“Law” or “Laws” means any federal, state, regional, local, municipal or other statute, law, ordinance, order, rule or regulation or any common law right or obligation, including the Gaming Laws.

“Lease” has the meaning given in Section 3.19(b).

“Leasehold Interest” has the meaning given in Section 3.19(b).

“Leasehold Property” has the meaning given in Section 3.19(b).

“Lease Termination Fee” has the meaning given it in the Lease Agreement.

“Liabilities” means any and all debts, losses, liabilities, lawsuits, claims, damages, expenses, demands, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any reasonable out-of-pocket costs and expenses (including reasonable legal counsels’, accountants’ or other fees and expenses incurred in defending or settling any Action or in investigating any of the same or in asserting any rights hereunder).

“Licenses and Permits” has the meaning given in Section 3.8(e).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, lien, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any equityholder or similar agreement or other encumbrance of any kind.

“Loan Agreements” means any or all of the Mendenhall A Loan Agreement, the Mendenhall B Loan Agreement, the Wortman Loan Agreement, the Esquire Loan Agreement, the Nevada Palace Oaktree Loan Agreement or, to the extent made, the Company Oaktree Loan Agreement.

“Management Agreements” means (a) the Management Agreement, dated May 2002, between MMG II and Cannery and (b) the Management Agreement, dated April 1, 2002, between MMG II and Rampart.

“Material Adverse Effect” means any event, circumstance, occurrence, state of facts, condition, change or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to (a) the validity or enforceability of this Agreement or any of the Contemplated Transactions or (b) the business, results of operations or condition (financial or otherwise) of any of the Acquired Companies.  Notwithstanding the immediately preceding sentence, the following are not and shall not contribute to or result in a Material Adverse Effect: (i) any condition or event which adversely affects the gaming industry generally or the gaming industry in Nevada, in either case which does not adversely affect any Acquired Company disproportionately relative to other entities operating in such industry; (ii) any changes in general economic conditions in the United States; (iii) any outbreak of hostilities or escalation thereof involving the United States or the declaration by the United States of war; and (iv) the performance or consummation of any of the Contemplated Transactions.

“Mendenhall” has the meaning given in Recital A.

“Mendenhall A Loan” has the meaning given in Recital G.

“Mendenhall B Loan” has the meaning given in Recital G.

“Mendenhall Exchange” has the meaning given in Recital I.

“Mendenhall I Note” has the meaning given in Recital G.

“Mendenhall II Note” has the meaning given in Recital G.

“Mendenhall II Payment” has the meaning given in Recital X.

“Mendenhall Loans” has the meaning given in Recital G.

“Mendenhall A Loan Agreement” has the meaning given in Recital G.

“Mendenhall B Loan Agreement” has the meaning given in Recital G.

“Mendenhall Purchase” has the meaning given in Recital G.

“Mendenhall Purchase Agreement” has the meaning given in Recital G.

“Mendenhall Security Documents” means the Pledge Agreements and Guarantee Agreements under the Mendenhall A Loan Agreement and the Mendenhall B Loan Agreement.

“Mendenhall Units” has the meaning given in Recital G.

“MGIM” has the meaning given in the preamble.

“Millennium” has the meaning given in the preamble.

“Millennium Contribution” has the meaning given in Recital X.

“Millennium Distribution” has the meaning given in Recital W.

“Millennium Margin Number” means the Millennium Margin Payment divided by $1,000.

“Millennium Margin Payment” means, as of the Eighteen Month Anniversary, the outstanding principal on the Esquire Note and any and all accrued and unpaid interest thereon and any other amounts owing under the Esquire Loan Agreement.

“Millennium Unit Exchange” has the meaning given in Recital BB.

“MMG II” means Millennium Management Group II, LLC, a Nevada limited liability company.

“Most Recently Audited Financial Statements” means the Audited Financial Statements for the fiscal year ended December 31, 2004.

“Multiemployer Plan” has the meaning given in Section 3.14(b).

“Nevada LLC” has the meaning given in Recital Q.

“Nevada LLC Contribution” has the meaning given in Recital Q.

“Nevada LLC Operating Agreement” means the Nevada LLC Operating Agreement, providing for (a) the contribution by the Company of all of the Acquired Assets, in exchange for (i) the assumption by Nevada LLC of the Assumed Liabilities and (ii) the issuance by Nevada LLC to the Company of 100% of the membership interests in the Company and (b) the operation of Nevada LLC.

“Nevada Palace” has the meaning given in Recital C.

“Nevada Palace Acquired Companies” means Nevada Palace and Esquire, individually or collectively, as the case may be.

“Nevada Palace Fixed Rent Lease” means that certain lease agreement to be entered into at the 1A Closing by and between NP Land, as landlord, and Nevada Palace, as tenant, pursuant to which NP Land will lease all of the Real Property owned by NP Land to Nevada Palace and providing for (a) a term between the 1A Closing Date and the Second Closing Date and (b) a fixed monthly rent equal to an amount that will, at a minimum, satisfy all of the monthly costs and operating expenses of NP Land (including debt service), and containing such other terms as the Selling Parties and the Oaktree Parties may mutually agree.

“Nevada Palace Intercompany Loan” has the meaning given in Recital E1.

“Nevada Palace Intercompany Loan Agreement” has the meaning given in Recital E1.

“Nevada Palace Intercompany Note” has the meaning given in Recital E1.

“Nevada Palace Lease” means that certain lease agreement to be entered into at the Second Closing by and between NP Land, as landlord, and Nevada LLC, as tenant, pursuant to which NP Land will lease all of the Real Property owned by NP Land to Nevada LLC and providing for (a) a term of 35 years from the Second Closing Date and (b) a base rent equal to fair market value as determined by an appraiser mutually satisfactory to the Selling Parties and the Oaktree Parties, and containing such other terms as the Selling Parties and the Oaktree Parties may mutually agree.

“Nevada Palace Oaktree Loan” has the meaning given in Recital F.

“Nevada Palace Oaktree Loan Agreement” has the meaning given in Recital F.

“Nevada Palace Oaktree Loan Assignment and Assumption” has the meaning given in Recital H.

“Nevada Palace Oaktree Loan Assignment and Assumption Agreement” has the meaning given in Recital H.

“Nevada Palace Oaktree Loan Payoff” has the meaning given in Recital U.

“Nevada Palace Oaktree Note” has the meaning given in Recital F.

“Nevada Palace Owned Interest” has the meaning given in Section 3.19(a).

“Nevada Palace Owned Property” has the meaning given in Section 3.19(a).

“Nevada Palace Security Documents” means the Pledge Agreements, Guarantee Agreements and Deed of Trust pursuant to the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement.

“NewCo-Mexico Term Sheet” has the meaning given in Section 3.14(b).

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 28, 2004, in connection with Cannery’s $52,000,000 of senior unsecured notes due September 28, 2011, as such agreement may be amended from time to time.

“NP Business Loan Agreement” means that certain Business Loan Agreement, dated as of December 7, 2003, between Nevada Palace and Nevada State Bank in connection with a loan in the principal amount of $4,857,327.85.

“NP Land” has the meaning given in the preamble.

“NP Land Amended Operating Agreement” has the meaning given Recital M.

“NP Land Contribution” has the meaning given in Recital C.

“NP Loan Agreements” means the Wortman Loan Agreement, the Esquire Loan Agreement and the Nevada Palace Oaktree Loan Agreement, individually or collectively, as the case may be.

“NP Land Margin Payment” means the amount of all accrued and unpaid interest on the Nevada Palace Oaktree Loan as of the Second Closing.

“NP Land Contribution Agreement” means the Contribution Agreement, providing for (a) the contribution by Nevada Palace of those assets of Nevada Palace listed on Exhibit C attached hereto, in exchange for (i) the assumption by NP Land of those liabilities of Nevada Palace listed on Exhibit C attached hereto and (ii) the issuance by NP Land to Nevada Palace of 100% of the membership interests in NP Land, and (b) the operation of NP Land.

“NP Land Purchase” has the meaning given in Recital D.

“NP Land Purchase Agreements” means that certain Conveyed Interest Purchase and Sale Agreement governing the NP Land Purchase.

“NP Land Security Deposit” has the meaning given in Recital S.

“NP Land Security Deposit Amount” means the amount equal to the principal of the Nevada Palace Oaktree Loan and any and all accrued interest thereon as of the Second Closing Date.

“NP Land Units” means the authorized and issued units of NP Land pursuant to the NP Land Amended Operating Agreement.

“NRS” means Nevada Revised Statutes, as amended through the date hereof.

“Oaktree” has the meaning given in the preamble.

“Oaktree Accession Agreement” has the meaning given in Recital AA.

“Oaktree Disclosure Schedules” has the meaning given in the lead-in to Article IV.

“Oaktree Distribution Amount” means the product of (i) 0.5 and (ii) the sum of (x) $50,000,000, less the net amount of the Lease Termination Fee received by Rampart under the Lease Agreement (such difference, the “Price Reduction”) and (y) an amount equal to the aggregate Oaktree Priority Return on the Price Reduction if calculated from the date of the Forced Rampart Sale until the Second Closing.

“Oaktree Indemnified Parties” has the meaning given in Section 9.2(a).

“Oaktree Land Exchange” has the meaning given in Recital L.

“Oaktree Licenses” means all licenses, registrations, findings of suitability, permits and approvals (including gaming licenses and liquor licenses) required to be obtained by the Oaktree Parties in order to permit the Oaktree Parties to consummate the Contemplated Transactions and to lawfully operate the Business in the manner provided by the Oaktree Parties this Agreement and the Company Amended Operating Agreement.

“Oaktree Parties” means Oaktree, LandCo and AcquisitionCo, individually or collectively, as the case may be.

“Oaktree Priority Return” means, as of any date of determination, the excess, if any, of (i) an amount equal to 12% per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, cumulative and compounded annually to the extent not distributed, on the Oaktree Distribution Amount from the Second Closing Date, over (ii) the aggregate distributions made to AcquisitionCo of the Oaktree Priority Return as of such date of determination.

“Oaktree’s Representatives” has the meaning given in Section 6.2(a).

“Omnibus Management Agreement” has the meaning given in Section 6.16.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration or judicial award.

“Ordinary Course of Business” means an action taken by a Person if that action (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day to day operations of such Person, (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day to day operations of other Persons that are in the same line of business as such Person.

“OSHA” has the meaning set forth in Section 3.13(f).

“Other Documents” means the Mendenhall I Note, the Mendenhall A Loan Agreement, the Mendenhall II Note, the Mendenhall B Loan Agreement, the Wortman Note, the Wortman Loan Agreement, the Esquire Note, the Esquire Loan Agreement, the Nevada Palace Oaktree Note, the Nevada Palace Oaktree Loan Agreement, the Nevada Palace Intercompany Note, the Nevada Palace Intercompany Loan, the NP Land Contribution Agreement, the operating agreement of NP Land, the Nevada Palace Fixed Rent Lease, the Company Amended Operating Agreement, the NP Land Amended Operating Agreement, the Esquire Purchase Agreement, the Esquire Assignment and Assumption Agreement, the Company Esquire Purchase Agreement, the Company Esquire Assignment and Assumption Agreement, the Nevada LLC Operating Agreement, the Nevada Palace Lease, the Company Esquire Purchase Note (if any), the Oaktree Accession Agreement (if any), the Company Oaktree Note (if any), the Company Oaktree Loan Agreement (if any), the Nevada Palace Oaktree Loan Assignment and Assumption

Agreement and each other agreement, certificate or other document contemplated to be executed by this Agreement or in connection with the Contemplated Transactions.

“Owned Interest” has the meaning given in Section 3.19(a).

“Owned Property” has the meaning given in Section 3.19(a).

“Paulos” has the meaning given in the preamble.

“Permitted Exceptions” means (a) all Liens and other matters identified on Section 12.1-P of the Sellers Disclosure Schedules; (b) any state of facts shown on the existing title policy; (c) all presently existing and future Liens of water rates, water meter charges, water frontage charges and sewer Taxes, rents and charges, if any, provided that such items are not due and payable and are apportioned as provided in this Agreement; (d) any other matter or thing affecting title to the Real Property that the Oaktree Parties shall have expressly agreed in writing to waive; and (e) any Permitted Liens.

“Permitted Liens” means, whether currently existing or arising after the Execution Date: (a) Liens for Taxes or assessments which are not delinquent or are being contested in good faith by appropriate proceedings; (b) mechanics’, warehousemens’, materialmens’, contractors’, workmens’, repairmens’, carriers’ and other similar Liens provided that such Liens are bonded over and removed from title; and (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government Contracts, performance and return of money bonds and similar obligations provided that such items do not appear on title.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality, or other entity of any kind, or any combination of the foregoing.

“Pledge Agreements” has the meaning given to such term in the applicable Loan Agreement.

“Post-Second Closing Oaktree Designation and Assignment” has the meaning given in Recital AA.

“Pre-Closing Period” has the meaning given in Section 6.1.

“Pre-Closing Tax Period” means any Tax Period ending on or before the Second Closing Date or, in the case of a Straddle Period, that portion of the Tax Period treated as ending on the Second Closing Date for purposes of this Agreement.

“Preferred Unit Exchange” has the meaning given in Recital J.

“Preferred Units” means the authorized and issued Preferred Units of the Company pursuant to the Company Amended Operating Agreement.

“Rampart” means Rampart Resort Management, LLC, a Nevada limited liability company.

“Rampart Lease” means the Casino Sublease Agreement, dated as of April 1, 2002, by and between Hotspur Casinos Nevada, Inc. and Rampart Resort Management, LLC, as such agreement may be amended from time to time.

“Real Property” has the meaning given in Section 3.19(c).

“Receivables” has the meaning given in Section 3.12.

“Related Party” means (a) any member of the immediate family of any Affiliate of any Selling Party or (ii) any director or officer of any Selling Party or any Affiliate of any Selling Party.

“Related Party Transactions” has the meaning given in Section 3.25.

“Representative” or “Representatives” means, with respect to a particular Person, any director, officer, principal, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors; provided, however, that with respect to the Oaktree Parties, such Representatives shall also include any Person that is considering providing any debt financing to the Oaktree Parties or any of the Acquired Companies with respect to the Contemplated Transactions.

“Required Consents” has the meaning given in Section 6.12(a).

“Schiff” means Renate Schiff, an individual.

“Schiff Esquire Redemption and Payoff” has the meaning given in Recital E2.

“Schiff Lease Option” shall mean the option granted by Renate Schiff of Schiff Properties, to Nevada Palace to purchase the Schiff Property.

“Schiff Lease-Option Agreement” shall mean that certain Lease-Option Agreement, dated as of April 1, 1999, by and between Renate Schiff of Schiff Properties and Nevada Palace, Inc. and Esquire Ltd., Inc.

“Schiff Lease Option Assignment” has the meaning given in Recital N.

“Schiff Lease Option Assignment Agreement” has the meaning given in Recital N.

“Schiff NP Redemption and Payoff” has the meaning given in Recital F.

“Schiff Property” means that certain real property located in Clark County, Nevada that is subject to the Schiff Lease Option, together with all buildings, structures, facilities, fixtures, parking areas, landscaping and other improvements thereto.

“Schiff Redemption Agreement” has the meaning given in Recital E2.

“Second Closing” means the proceedings pursuant to which the Second Closing Transactions are consummated on the Second Closing Date.

“Second Closing Date” has the meaning given in Section 7.1(c).

“Second Closing Outside Date” has the meaning given in Section 7.1(c).

“Second Closing Transactions” means the transactions contemplated to be consummated at the Second Closing, including the Mendenhall Exchange, the Preferred Unit Exchange, the Oaktree Land Exchange, the Nevada Palace Oaktree Loan Assignment and Assumption, Schiff Lease Option Assignment, the Esquire Purchase, the Company Esquire Purchase, the Nevada LLC Contribution, the Nevada Palace Lease, the NP Land Security Deposit, the Nevada Palace Oaktree Loan Payoff, the Esquire Second Closing Payoff (if any) and the Mendenhall II Payment (if any).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Documents” means the Pledge Agreements, the Guarantee Agreements and the Deeds of Trust.

“Sellers Disclosure Schedules” has the meaning given in the lead-in to Article III.

“Sellers Indemnified Parties” has the meaning given in Section 9.2(c).

“Sellers’ Representative” means Paulos and Wortman, acting together, on behalf of all of the Selling Parties.

“Selling Party” or “Selling Parties” means Paulos, Wortman, Millennium, the Company, NP Land, MGIM and WCW and, after their respective execution and delivery pursuant to Section 1.4, Nevada Palace and Esquire, individually or collectively, as the case may be.

“Stock Powers” has the meaning given in Section 6.15.

“Straddle Period” means any Tax Period that includes periods of time both before and after the Second Closing Date.

“Subsequent Financial Statements” has the meaning given in Section 6.14.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which such Person has, directly or indirectly, (a) ownership of securities or other interests having the power to elect a majority of the Board of Directors or similar governing body of such corporation or other entity, or (b) the power to direct the business and policies of that corporation or other entity.

“Tax Authority” means any Governmental Authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Benefit” means the sum of the amount by which the actual Tax Liability (after giving effect to any alternative minimum or similar Tax) of an Indemnified Party to the appropriate Tax Authority is reduced by the payment of the Liability upon which the claim for indemnity (or other claim) is based (including by or as a result of a deduction, entitlement to refund, or credit) plus any interest (on an after-Tax basis) from such Tax Authority relating to such Tax Liability and taking into account the Tax treatment of the receipt of indemnification payments.  For purposes of this Agreement, a Tax Benefit shall be deemed to have been “Actually Realized” at the time any refund of Taxes is actually received or applied against other Taxes due, or at the time of the filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a loss, deduction or credit or increase in basis is applied to reduce the amount of Taxes which would otherwise be payable.  Where a Tax Benefit may be realized that may result in the reduction of a payment to the Indemnified Party, the Indemnified Party will as promptly as practicable take or cause Indemnified Party’s Affiliates to take such reasonable or appropriate steps (including the filing of an amended Tax Return or Claim for refund) to obtain at the earliest possible time any such reasonably available Tax Benefit.

“Tax Benefit Accountant” has the meaning given in Section 9.2(f)(ii).

“Tax Benefit Dispute Notice” has the meaning given in Section 9.2(f)(i).

“Tax Benefit Report” has the meaning given it in Section 9.2(f)(iii).

“Tax Benefit Statement” has the meaning given it in Section 9.2(f)(i).

“Tax Period” means any period prescribed by any Tax Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Returns” means any report, return, election, document, estimated tax filing, declaration or other filing provided or required to be provided to any Tax Authority with respect to Taxes, including any amendments thereto.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority (domestic or foreign), penalties and interest, and any transferee or secondary liability in respect of any tax (whether by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined or unitary group or otherwise.

“Third Party Claims” has the meaning given in Section 9.2(d).

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“WCW” has the meaning given in the preamble.

“Wortman” has the meaning given in the preamble.

“Wortman Loan” has the meaning given in Recital D.

“Wortman Loan Agreement” has the meaning given in Recital D.

“Wortman Note” has the meaning given in Recital D.

“Wortman NP Land Units” has the meaning given in Recital D.

Section 12.2          Terms and Usage Generally in this Agreement.  The definitions referred to in Section 12.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  All Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein as if set forth in full herein.  The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” is used in the inclusive sense of “and/or”.  References to a “party” are also to its successors and permitted assigns.  Unless otherwise expressly provided in this Agreement, any agreement, instrument or statute defined or referred to herein or in any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OCM InvestCo, LLC		Cannery Casino Resorts, LLC

By:	OCM Principal Opportunities Fund III, L.P.	/s/ William C. Wortman
	OCM Principal Opportunities Fund IIIA, L.P.	By:	William C. Wortman
Its:	Managing Members	Its:	Managing Member

By:	OCM Principal Opportunities Fund III GP, LLC
Their:	General Partner	Millennium Gaming, Inc.

By:	Oaktree Capital Management, LLC	/s/ William C. Wortman
Its:	Managing Member	By:	William C. Wortman
		Its:	C.E.O.

By:	/s/ Ronald Beck
Name:	Ronald Beck	MGIM, LLC
Title:	Managing Director
/s/ William C. Wortman
By:	/s/ Stephen Kaplan	By:	William C. Wortman
Name:	Stephen Kaplan	Its:	Managing Member
Title:	Principal
WCW Landco, LLC

OCM AcquisitionCo, LLC
/s/ William C. Wortman
By:	OCM InvestCo, LLC	By:	William C. Wortman
		Its:	Managing Member
By:	OCM Principal Opportunities Fund III, L.P.
	OCM Principal Opportunities Fund IIIA, L.P.	NP Land, LLC
Its:	Managing Members
/s/ William C. Wortman
By:	OCM Principal Opportunities Fund III GP, LLC	By:	/s/ William C. Wortman
Their:	General Partner	Its:	Managing Member

By:	Oaktree Capital Management, LLC
Its:	Managing Member	/s/ William J. Paulos
William J. Paulos
By:	/s/ Ronald Beck
Name:	Ronald Beck
Title:	Managing Director

By:	/s/ Stephen Kaplan	/s/ William C. Wortman
Name:	Stephen Kaplan	William C. Wortman
Title:	Principal

OCM LandCo, LLC

By:	OCM InvestCo, LLC

By:	OCM Principal Opportunities Fund III, L.P.
OCM Principal Opportunities Fund IIIA, L.P.
Its:	Managing Members

By:	OCM Principal Opportunities Fund III GP, LLC
Their:	General Partner

By:	Oaktree Capital Management, LLC
Its:	Managing Member

By:	/s/ Ronald Beck
Name:	Ronald Beck
Title:	Managing Director

By:	/s/ Stephen Kaplan
Name:	Stephen Kaplan
Title:	Principal